UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CITIGROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Citigroup Inc.

399 Park Avenue

New York, NY 10043

March 13, 2008

Dear Stockholder:

We cordially invite you to attend Citi’s annual stockholders’ meeting. The meeting will be held on Tuesday, April 22, 2008, at 10AM at the Hilton New York, 1335 Avenue of the Americas in New York City. The entrance to the Hilton is on Avenue of the Americas (6th Ave.) between West 53rd and West 54th Streets.

At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

Thank you for your support of Citi.

Sincerely,

Sir Winfried Bischoff

Chairman of the Board

This proxy statement and the accompanying proxy card are being mailed to

Citi’s stockholders beginning about March 13, 2008.

Citigroup Inc.

399 Park Avenue

New York, NY 10043

Notice of Annual Meeting of Stockholders

Dear Stockholder:

Citi’s annual stockholders’ meeting will be held on Tuesday, April 22, 2008, at 10AM at the Hilton New York, 1335 Avenue of the Americas in New York City. The entrance to the Hilton is on Avenue of the Americas (6th Ave.) between West 53rd and West 54th Streets. You will need an admission ticket or proof of ownership of Citi stock to enter the meeting.

At the meeting, stockholders will be asked to

➢	act on certain stockholder proposals,

➢	ratify the selection of Citi’s independent registered public accounting firm for 2008,

➢	elect directors, and

➢	consider any other business properly brought before the meeting.

The close of business on February 25, 2008 is the record date for determining stockholders entitled to vote at the annual meeting. A list of these stockholders will be available at Citi’s headquarters, 399 Park Avenue, New York City, before the annual meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By order of the board of directors

Michael S. Helfer

Corporate Secretary

March 13, 2008

About the Annual Meeting

Who is soliciting my vote?

The board of directors of Citi is soliciting your vote at the 2008 annual meeting of Citi’s stockholders.

Where and when will the Annual Meeting take place?

The meeting is scheduled to begin at 10 AM on April 22, 2008 at the Hilton New York at 1335 Avenue of the Americas in New York City. The entrance to the Hilton is on Avenue of the Americas (6th Ave.) between West 53rd and West 54th Streets.

What will I be voting on?

•	Ten stockholder proposals (see page 77).
•	Ratification of KPMG LLP (KPMG) as Citi’s independent registered public accounting firm for 2008 (see page 75).
•	Election of directors (see page 18).

An agenda will be distributed at the meeting.

How many votes do I have?

You will have one vote for every share of Citi common stock you owned on February 25, 2008 (the record date).

How many votes can be cast by all stockholders?

5,245,099,569, consisting of one vote for each of Citi’s shares of common stock that were outstanding on the record date. There is no cumulative voting.

How many votes must be present to hold the meeting?

A majority of the votes that can be cast, or 2,622,549,786. We urge you to vote by proxy even if you plan to attend the annual meeting, so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

Does any single stockholder control as much as 5% of any class of Citi’s voting stock?

No.

How do I vote?

You can vote either in person at the annual meeting or by proxy whether or not you attend the annual meeting.

To vote by proxy, you must either

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,
•	vote by telephone (instructions are on the proxy card), or
•	vote by Internet (instructions are on the proxy card).

To ensure that your vote is counted, please remember to submit your vote by April 21, 2008.

Citi employees who participate in equity programs may receive their proxy cards separately.

If you want to vote in person at the annual meeting, and you hold your Citi stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to Citi’s Corporate Secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

What if I don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, in accordance with the board’s recommendation, your shares will be voted for the nominees listed on the card, for KPMG as independent registered public accounting firm for 2008, and against the other proposals.

How are my votes counted?

You may vote for or against each director nominee, or abstain from voting on a director nominee. Each nominee for director will be elected if the votes for the director exceed the votes against the director. Abstentions will not be counted either for or against the director but will be counted for purposes of establishing a quorum.

You may vote for or against the ratification of KPMG, or abstain from voting on this proposal. If you abstain from voting on the ratification of KPMG, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

You may vote for or against or you may abstain on the other proposals. If you abstain from voting on any stockholder proposal, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

How many votes are required to elect directors and to adopt the other proposals?

Last year, the board adopted a by-law containing a majority vote standard for director elections, replacing the majority vote corporate governance standard. The by-law amendment provides that if a nominee receives, in an uncontested election, a number of votes cast against his or her election that is greater than the number of votes cast for the election of the director, such director shall offer to resign from his or her position as a director. Unless the board decides to reject the offer or to postpone the effective date of the offer, the resignation shall become effective 60 days after the date of the election.

The ratification of KPMG’s appointment and the stockholder proposals each require the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon in order to be approved.

Is my vote confidential?

In 2006, the board adopted a confidential voting policy as a part of its Corporate Governance Guidelines. Under the policy, all proxies, ballots, and vote tabulations are kept confidential for registered stockholders who request confidential treatment. If you are a registered stockholder and would like your vote kept confidential, please check the appropriate box on the proxy card or follow the instructions when submitting your vote by telephone or by the Internet. If you hold your shares in “street name” or through an employee benefit plan, your vote already receives confidential treatment and you do not need to request confidential treatment in order to maintain the confidentiality of your vote.

The confidential voting policy will not apply in the event of a proxy contest or other solicitation based on an opposition proxy statement. For further details regarding this policy, please see the Corporate Governance Guidelines attached as Annex A to this proxy statement.

Can my shares be voted if I don’t return my proxy card and don’t attend the annual meeting?

If you don’t vote your shares held in street name, your broker can vote your shares on matters that the New York Stock Exchange (NYSE) has ruled discretionary. The election of directors and the ratification of KPMG’s appointment are discretionary items. NYSE member brokers that do not receive instructions from beneficial owners may vote on these proposals in the following manner: (1) a Citi affiliated member is permitted to vote your shares in the same proportion as all other shares are voted with respect to each such proposal; and (2) all other NYSE member brokers are permitted to vote your shares in their discretion.

If you don’t vote your shares registered directly in your name, not in the name of a bank or broker, your shares will not be voted.

Could other matters be decided at the annual meeting?

We don’t know of any other matters that will be considered at the annual meeting. If a stockholder proposal that was excluded from this proxy statement is brought before the meeting, we will vote the proxies against the proposal. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I need a ticket to attend the annual meeting?

Yes, you will need an admission ticket or proof of ownership of Citi stock to enter the meeting. When you arrive at the annual meeting, you may be asked to present photo identification, such as a driver’s license. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting, please so indicate when you vote and bring the ticket with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket will be included in your proxy materials. If you don’t bring your admission ticket, or opted to receive your proxy materials electronically, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Citi stockholder.

How can I access Citi’s proxy materials and annual report electronically?

This proxy statement and the 2007 annual report are available on Citi’s website at www.citigroup.com. Click on “Corporate Governance,” then “Financial Disclosure,” and then “Annual Reports & Proxy Statements.” Most stockholders can elect not to receive paper copies of future proxy statements and annual reports and can instead view those documents on the Internet.

If you are a stockholder of record, you can choose this option and save Citi the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Citi stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy statements and annual reports.

If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an e-mail message next year containing the Internet address to use to access Citi’s proxy statement and annual report. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year. To view, cancel or change your enrollment profile, please go to www.InvestorDelivery.com.

How We Have Done

Annual Report

If you received these materials by mail, you should have also received Citi’s annual report to stockholders for 2007 with them. The 2007 annual report is also available on Citi’s website at

www.citigroup.com. We urge you to read these documents carefully. In accordance with the Securities and Exchange Commission’s (SEC) rules, the Five-Year Performance Graph appears in the 2007 Annual Report on Form 10-K.

Corporate Governance

Citi continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern Citi’s businesses. Citi continues to set the standard in corporate governance among our peers.

Citi is proactive in ensuring its governance practices are at the leading edge of best practices. Among the initiatives that Citi has recently adopted are:

➢	eliminated super-majority vote provisions contained in its charter;

➢	amended our by-laws to give holders of at least 25% of the outstanding common stock the right to call a special meeting;

➢	amended our by-laws to include a majority vote standard for director elections;

➢	adopted Senior Executive Compensation Guidelines—describing for shareholders Citi’s approach to determining the compensation of our most senior executives;

➢	adopted a policy to recoup unearned compensation; and

➢

adopted a Political Contributions Policy under which Citi will annually compile and publish a list of its political contributions. The policy and a list of our 2007 political contributions are available in the “Corporate Governance” section of Citi’s website: www.citigroup.com.

The current charters of the audit and risk management, nomination and governance, and personnel and compensation committees, as well

as Citi’s Corporate Governance Guidelines, Code of Conduct and Code of Ethics, are available in the “Corporate Governance” section of Citi’s website: www.citigroup.com. Citi stockholders may obtain printed copies of these documents by writing to Citigroup Inc., Corporate Governance, 425 Park Avenue, 2nd floor, New York, NY 10022.

Nomination and Governance Committee

The nomination and governance committee’s mandate is to review and shape corporate governance policies and identify qualified individuals for nomination to the board of directors. All of the members of the committee meet the independence standards contained in the NYSE corporate governance rules and Citi’s Corporate Governance Guidelines, which are attached to this proxy statement as Annex A. A copy of the committee’s charter is attached to this proxy statement as Annex C.

In April 2004, Citi designated the chair of the board’s nomination and governance committee, currently Alain J.P. Belda, as lead director. The lead director: (i) presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors; (ii) serves as liaison between the chairman and the independent directors; (iii) approves information sent to the board; (iv) approves meeting agendas for the board; (v) approves meeting schedules to ensure that there is sufficient time for discussion of all agenda items; (vi) has the authority to call meetings of the independent directors; and (vii) if requested, will be available for consultation and direct communication with major shareholders.

Citi’s board has determined that the current structure, with both an executive Chairman and a Lead Director, is the most appropriate structure at this time. The Chairman, Sir Winfried Bischoff, has years of experience in the senior management ranks of Citi and, as Chairman, can assist the board and the CEO. The Lead Director, Alain Belda, is Chairman of the nomination and governance committee and serves the important role of assuring that there is an independent outside voice in the leadership of the board. They have some overlapping duties, such as review of proposed board agendas and materials, though they do so from different perspectives, which is a benefit to the board. In other ways their duties differ. For example, Sir Winfried presides at board meetings but Mr. Belda presides at executive sessions of the non-management directors. In addition, Mr. Belda provides a way for the non-management directors to raise issues and concerns for board consideration without immediately involving management, and serves as a liaison from the board to senior management.

The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by senior management and by security holders. In 2007, the committee engaged Heidrick & Struggles and Spencer Stuart to assist in identifying and evaluating potential nominees. Stockholders who would like to propose a director candidate for consideration by the committee may do so by submitting the candidate’s name, résumé and biographical information to the attention of the Corporate Secretary, Citigroup Inc., 399 Park Avenue, New York, NY 10043. All proposals for nominations received by the Corporate Secretary will be presented to the committee for its consideration.

The committee reviews each candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria, which have been developed by the committee and approved by the board:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards and our Shared Responsibilities contained in Citi’s annual report.

•

Whether the candidate has had business, governmental, non-profit or professional experience at the Chairman, Chief Executive Officer or Chief Operating Officer or equivalent policy-making and operational level of a large organization with significant international activities that indicates that the candidate will be able to make a meaningful and immediate contribution to the board’s discussion of and decision-making on the array of complex issues facing a large and diversified financial services business that operates on a global scale.

•

Whether the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which Citi operates.

•	Whether the candidate has the financial expertise required to provide effective oversight of a large and diversified financial services business that operates on a global scale.

•

Whether the candidate has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the board is called upon to make.

•

Whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of Citi’s stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency.

•	Whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors involves the exercise of judgment by the committee and the board.

Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the committee will make recommendations regarding potential director candidates to the board.

The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the board of directors and members of senior management.

For the 2008 annual meeting, we received timely notice of a director nomination from one stockholder who nominated one person to stand for election at the annual meeting. The qualifications of this individual were discussed at a meeting of the nomination and governance committee in connection with the annual evaluation of all director candidates. After deliberation, the committee decided not to include this individual on the slate of candidates it proposed to the full board for consideration. The committee used the above-mentioned criteria to evaluate the candidate.

Corporate Governance Guidelines

Citi’s Corporate Governance Guidelines embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices. The Guidelines are reviewed at least annually, and revised as necessary, to continue to reflect best practices. The full text of the Guidelines, as approved by the board, is set forth in Annex A to this proxy statement. The Guidelines outline the responsibilities, operations, qualifications and composition of the board.

Our goal is that at least two-thirds of the members of the board be independent. A description of our independence criteria and the results of the board’s independence determinations are set forth below.

The number of other public company boards on which a director may serve is subject to a case-by-case review by the nomination and governance committee, in order to ensure that each director is able to devote sufficient time to performing his or her duties as a director. Interlocking directorates are prohibited (inside directors and executive officers of Citi may not sit on boards of companies where a Citi outside director is an executive officer).

The Guidelines require that all members of the committees of the board, other than the public affairs committee and the executive committee, be independent. Committee members are appointed by the board upon recommendation of the nomination and governance committee. Committee membership and chairs are rotated periodically. The board and each committee have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of senior management.

Meetings of the non-management directors are held as part of every regularly scheduled board meeting and are presided over by the lead director.

If a director has a substantial change in professional responsibilities, occupation or business association, he or she is required to notify the nomination and governance committee and to offer his or her resignation from the board. The nomination and governance committee will evaluate the facts and circumstances and make a recommendation to the board whether to accept the resignation or request that the director continue to serve on the board. If a director assumes a significant role in a not-for-profit entity, he or she is asked to notify the nomination and governance committee.

Directors are expected to attend board meetings, meetings of the committees and subcommittees on which they serve and the annual meeting of stockholders. All of the directors then in office attended Citi’s 2007 annual meeting.

The nomination and governance committee nominates one of the members of the board to serve as chairman of the board on an annual basis. The nomination and governance committee also conducts an annual review of board performance, and each committee conducts its own self-evaluation. The board and committees may engage an outside consultant to assist in conducting the self-evaluations. The results of these evaluations are reported to the board.

Directors have full and free access to senior management and other employees of Citi. New directors are provided with an orientation program to familiarize them with Citi’s businesses and its legal, compliance, regulatory and risk profile. Citi provides educational sessions on a variety of topics, which all members of the board are invited to attend. These sessions are designed to allow directors to, for example, develop a deeper understanding of a business issue or to learn about a complex financial product.

The board reviews the personnel and compensation committee’s report on the performance of senior executives in order to ensure that they are providing the best leadership for Citi. The board also works with the nomination and governance committee to evaluate potential successors to the CEO.

If a director, or an immediate family member who shares the director’s household, serves as a director, trustee or executive officer of a foundation, university, or other not-for-profit organization and such entity receives contributions from Citi and/or the Citi Foundation, such contributions will be reported to the nomination and governance committee at least annually.

The Guidelines affirm Citi’s stock ownership commitment, which is described in greater detail in this proxy statement. In 2005, Citi introduced an expanded version of the stock ownership commitment, with a 25% holding requirement that generally covers those employees who report directly to a member of the management committee and those employees one level below them. After the expansion of the stock ownership commitment, which became effective prospectively in January 2007, approximately 2,500 employees are subject to a stock ownership commitment. Citi also prohibits the repricing of stock options and requires that new equity compensation plans and material revisions to such plans be submitted to stockholders for approval.

The Guidelines restrict certain financial transactions between Citi and its subsidiaries on the one hand and directors, senior management and their immediate family members on the other.

Personal loans to executive officers and directors of Citi and its public issuer subsidiaries and members of the operating committee, or immediate family members who share any such person’s household, are prohibited, except for mortgage loans, home equity loans, consumer loans, credit cards, charge cards, overdraft checking privileges and margin loans to employees of a broker-dealer subsidiary of Citi made on market terms in the ordinary course of business. See Certain Transactions and Relationships, Compensation Committee Interlocks and Insider Participation on page 10 of this proxy statement.

The Guidelines prohibit investments or transactions by Citi or its executive officers and those immediate family members who share an executive officer’s household in a partnership or other privately-held entity in which an outside director is a principal or in a publicly-traded company in which an outside director owns or controls more than a 10% interest. Directors and those immediate family members who share the director’s household are not permitted to receive initial public offering allocations. Directors and their immediate family members may participate in Citi-sponsored investment activities, provided they are offered on the same terms as those offered to similarly situated non-affiliated persons. Under certain circumstances, or with the approval of the appropriate committee, members of senior management may participate in certain Citi-sponsored investment opportunities. Finally, there is a prohibition on certain investments by directors and executive officers in third-party entities when the opportunity comes solely as a result of their position with Citi.

Director Independence

The board has adopted categorical standards to assist the board in evaluating the independence of each of its directors. The categorical standards, which are set forth below describe various types of relationships that could potentially exist between a director or an immediate family member of a director and Citi and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a director under the categorical standards and no other relationships or transactions exist of a type not specifically mentioned in the categorical standards that, in the board’s opinion, taking into account all facts and circumstances, would impair a director’s ability to exercise his or her independent judgment, the board will deem such person to be independent.

In 2008, the board and nomination and governance committee reviewed directors’ responses to a questionnaire asking about their relationships with Citi, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, as well as data collected by Citi’s businesses related to transactions, relationships or arrangements between Citi on the one hand and a director, immediate family member of a director, or a primary business or charitable affiliation of a director, on the other. The board reviewed the relationships or transactions between the directors or immediate family members of the directors or their primary business or charitable affiliations on the one hand and Citi on the other and determined that the relationships or transactions complied with the Corporate Governance Guidelines and the related categorical standards. The board also determined that, applying the guidelines and standards, which are intended to comply with the NYSE corporate governance rules, and all other applicable laws, rules and regulations, each of the following directors standing for re-election is independent: C. Michael Armstrong, Alain J.P. Belda, Kenneth T. Derr, John M. Deutch, Andrew N. Liveris, Anne M. Mulcahy, Richard D. Parsons, Judith Rodin, Robert L. Ryan and Franklin A. Thomas.

Categorical Standards

•	Advisory, Consulting and Employment Arrangements
➢

During any twelve month period within the last three years, neither a director nor any immediate family member of a director have received, directly or indirectly, from Citi any compensation, fees or benefits in an amount greater than $100,000, other than amounts paid

(a) pursuant to the Company’s Amended and Restated Compensation Plan for Non-Employee Directors; or (b) as compensation to an immediate family member of a director who is a non-executive employee of Citi or another entity.

In addition, no member of the audit and risk management committee, nor any immediate family member who shares such individual’s household, nor any entity in which an audit and risk management committee member is a partner, member or executive officer shall, within the last three years, have received any payment for accounting, consulting, legal, investment banking or financial advisory services provided to Citi.

•	Business Relationships
➢

All business relationships, lending relationships, deposits and other banking relationships between Citi and a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

➢

In addition, the aggregate amount of payments in any of the last three fiscal years by Citi to, and to Citi from, any company of which a director is an executive officer or employee or where an immediate family member of a director is an executive officer must not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues in any single fiscal year.

➢

Loans may be made or maintained by Citi to a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director, only if: (a) the loan is made in the ordinary course of business of Citi or one of its subsidiaries, is of a type that is generally made available to other customers, and is on market terms, or terms that are no more favorable than those offered to other customers; (b) the loan complies with applicable law, including SARBANES-OXLEY, Regulation O of the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation Guidelines; (c) the loan when made does not involve more than the normal risk of collectibility or present other unfavorable features; and (d) the lending relationship is not classified by Citi as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency in its “Rating Credit Risk” Comptroller’s Handbook.

•	Charitable Contributions

Annual contributions in any of the last three calendar years from Citi and/or the Citi Foundation to a foundation, university, or other non-profit organization of which a director, or an immediate family member who shares the director’s household, serves as a director, trustee or executive officer may not exceed the greater of $250,000 or 10% of the annual consolidated gross revenue of the entity.

•	Employment/Affiliations
➢	An outside director shall not:

(i)	be or have been an employee of Citi within the last three years;

(ii)	be part of, or within the past three years have been part of, an interlocking directorate in which an executive officer of Citi serves or has served on the compensation committee of a company that concurrently employs or employed the director as an executive officer; or

(iii)	be or have been affiliated with or employed by a present or former outside auditor of Citi within the five-year period following the auditing relationship.

➢	An outside director may not have an immediate family member who:

(i)	is an executive officer of Citi or has been within the last three years;

(ii)	is, or within the past three years has been, part of an interlocking directorate in which an executive officer of Citi serves or has served on the compensation committee of a company that concurrently employs or employed such immediate family member as an executive officer; or

(iii)	(A) is a current partner of Citi’s outside auditor, or a current employee of Citi’s outside auditor who participates in the auditor’s audit, assurance or tax compliance practice, or (B) was within the last three years (but is no longer) a partner of or employed by Citi’s outside auditor and personally worked on Citi’s audit within that time.

•	Immaterial Relationships and Transactions

The board may determine that a director is independent notwithstanding the existence of an immaterial relationship or transaction between the director or an immediate family member of the director as well as their primary business or charitable affiliations and Citi, provided Citi’s proxy statement includes a specific description of such relationship as well as the basis for the board’s determination that such relationship does not preclude a determination that the director is independent. Relationships or transactions between a director or an immediate family member of the director as well as their primary business or charitable affiliations and Citi that comply with the Corporate Governance Guidelines, including but not limited to the sections titled Financial Services, Personal Loans and Investments/Transactions, are deemed to be categorically immaterial and do not require disclosure in the proxy statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

•	Definitions

For purposes of these independence standards, (i) the term “immediate family member” means a director’s or executive officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934) spouse, parents, step- parents, children, step-children, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or domestic employee) who shares the director’s household; (ii) the term “primary business affiliation” means an entity of which the director or executive officer, or an immediate family member of such a person, is an officer, partner or employee or in which the director, executive officer or immediate family member owns directly or indirectly at least a 5% equity interest; and (iii) the term “related party transaction” means any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) Citi is a participant, and (c) any related person (any director, any executive officer of Citi, any nominee for director, any shareholder owning in excess of 5% of the total equity of Citi, and any “immediate family member” of any such person) has or will have a direct or indirect material interest.

Certain Transactions and Relationships, Compensation Committee Interlocks and Insider Participation

The board has adopted a policy setting forth procedures for the review, approval and monitoring of transactions involving Citi and related persons (directors and executive officers or their immediate family members). A copy of Citi’s Policy on Related Party Transactions is available in the “Corporate Governance” section of Citi’s website: www.citigroup.com. Under the policy, the nomination and governance committee is responsible for reviewing and approving all related party transactions involving directors or an immediate family member of a director. Directors may not participate in any discussion or approval of a related party transaction in which he or she or any member of his or her immediate family is a related person, except that the director shall provide all material information concerning the related party transaction to the nomination and governance committee. The nomination and governance committee is also responsible for reviewing and approving all related party transactions valued at more than $50 million involving an executive officer or an immediate family member of an executive officer. The transaction review committee, comprised of the chief financial officer, chief risk officer, general counsel, chief compliance officer, and head of corporate affairs, is responsible for reviewing and approving all related party transactions valued at less than $50 million involving an executive officer or an immediate family member of an executive officer. The policy also contains a list of categories of transactions involving directors or executive officers, or their immediate family members, that are pre-approved under the policy, and therefore need not be brought to the nomination and governance committee or transaction review committee for approval.

The nomination and governance committee and the transaction review committee will review the following information when assessing a related party transaction:

•	the terms of such transaction;

•	the related person’s interest in the transaction;

•	the purpose and timing of the transaction;

•	whether Citi is a party to the transaction, and if not, the nature of Citi’s participation in the transaction;

•	if the transaction involves the sale of an asset, a description of the asset, including date acquired and cost basis;

•	information concerning potential counterparties in the transaction;

•	the approximate dollar value of the transaction and the approximate dollar value of the related person’s interest in the transaction;

•	a description of any provisions or limitations imposed as a result of entering into the proposed transaction;

•	whether the proposed transaction includes any potential reputational risk issues that may arise as a result of or in connection with the proposed transaction; and

•	any other relevant information regarding the transaction.

Robert Rubin entered into an Aircraft Time Sharing Agreement with Citiflight, Inc. (a subsidiary of Citigroup Inc.) on August 10, 2006 that allows him to reimburse Citi for the cost of his personal use of corporate aircraft. Mr. Rubin reimbursed Citi $578,889 related to his personal use of corporate aircraft during 2007. Sir Winfried Bischoff and Vikram Pandit entered into Aircraft Time Sharing Agreements with Citiflight on November 7, 2007 and December 12, 2007, respectively, that allow them to reimburse Citi for any personal use of Citi’s aircraft.

In April 2007, Citi entered into an agreement with Old Lane Partners, L.P. (Old Lane), a hedge fund firm co-founded by Vikram Pandit, to purchase 100% of the outstanding partnership interests in Old Lane. Upon the closing of the transaction in July 2007, Vikram Pandit received $165,242,244 on a pre-tax basis in payment for the sale of his partnership interest in Old Lane. Pursuant to the agreement, he invested $100,273,630 without fees in an Old Lane fund where it will remain invested until the fourth anniversary of the closing of the transaction, unless Mr. Pandit dies or his employment with Citi terminates by reason of his disability or without cause or for good reason. A substantial portion of Mr. Pandit’s investment in the fund is subject to forfeiture if he voluntarily terminates his employment or Citi terminates his employment for cause before the fourth anniversary of the closing. In December 2007, Mr. Pandit was named Citi’s CEO.

Officers and employees of Citi and members of their immediate families who share their household or are financially dependent upon them who wish to purchase or sell securities in brokerage transactions are generally required by Citi’s policies to do so through a Citi broker-dealer affiliate. Certain of our directors and members of their immediate families have brokerage accounts at our broker-dealer affiliates. Transactions in such accounts are offered on substantially the same terms as those offered to other similarly-situated customers. Citi’s affiliates also may, from time to time, enter into transactions on a principal basis involving the purchase or sale of securities, derivative products and other similar transactions in which our directors, officers and employees, or members of their immediate families have an interest. All of these transactions are entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral provisions, as those prevailing at the time for comparable transactions with our other similarly situated customers. For certain transactions with officers and employees, these affiliates may offer discounts on their services.

Citi has established funds in which employees have invested. In addition, certain of our directors and executive officers have from time to time invested their personal funds directly or directed that funds for which they act in a fiduciary capacity be invested in funds arranged by Citi’s subsidiaries on the same terms and conditions as the other outside investors in these funds, who are not our directors, executive officers, or employees. Other than certain “grandfathered” investments, in accordance with SARBANES-OXLEY and the Citi Corporate Governance Guidelines, executive officers may invest in certain Citi-sponsored investment opportunities only under certain circumstances and with the approval of the appropriate committee.

In 2007, Citi performed investment banking, financial advisory and other services in the ordinary course of our business for certain organizations in which some of our directors are officers or directors. Citi may also, in the ordinary course of business, have sponsored investment opportunities in which such organizations participated. In addition, in the ordinary course of business, Citi may use the products or services of organizations in which some of our directors are officers or directors.

The persons listed on page 35 were the only members of the personnel and compensation committee during 2007. No member of the personnel and compensation committee was a part of a “compensation committee interlock” during fiscal year 2007 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” No member of the committee had any material interest in a transaction with Citi or is a current or former employee of Citi or any of its subsidiaries.

Certain directors and executive officers have immediate family members who are employed by

Citi or a subsidiary. The compensation of each such family member was established by Citi in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. None of the directors or executive officers has a material interest in the employment relationships nor do any of them share a household with these employees. These employees are five of the approximately 300,000 employees of Citi. With one exception, none of them is, or reports directly to, any executive officer of Citi. With respect to this one individual, and in any other instance where a relative may report to an executive officer, that individual’s compensation is reviewed by an independent compensation consultant.

An adult child of Robert Druskin, a former executive officer, is employed in Citi’s Markets and Banking business and received 2007 compensation of $4,442,499. An adult spouse of another adult child of Mr. Druskin is employed in Citi’s Markets and Banking business and received 2007 compensation of $640,500. A sibling of Charles Prince, the former Chairman and Chief Executive Officer, is employed in Citi’s Markets and Banking business and received 2007 compensation of $265,000. A sibling of Manuel Medina-Mora, an executive officer, is employed by Banamex, a subsidiary of Citi, and received 2007 compensation of $1,302,412. An adult spouse of an adult child of Lewis Kaden is employed by Citi’s Global Consumer Group and received 2007 compensation of $229,999.

Indebtedness

Other than certain “grandfathered” margin loans, in accordance with SARBANES-OXLEY and the Citi Corporate Governance Guidelines, no margin loans may be made to any executive officer unless such person is an employee of a broker-dealer subsidiary of Citi and such loan is made in the ordinary course of business. Before and during 2007, certain executive officers have incurred indebtedness to Smith Barney, a division of Citi and a registered broker-dealer, and/or other broker-dealer subsidiaries of Citi, on margin loans against securities accounts. The margin loans were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions for other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Certain transactions involving loans, deposits, credit cards, and sales of commercial paper, certificates of deposit, and other money market instruments and certain other banking transactions occurred during 2007 between Citibank and other Citi banking subsidiaries on the one hand and certain directors or executive officers of Citi, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the directors, the executive officers or their family members on the other. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons not related to the lender and did not involve more than the normal risk of collectibility or present other unfavorable features. Personal loans made to any director, executive officer or member of the management committee must comply with SARBANES-OXLEY, Regulation O and the Corporate Governance Guidelines, and must be made in the ordinary course of business.

SSB Capital Partners I, LP and Citigroup Employee Fund of Funds I, LP are funds that were formed in 2000. Each invests either directly or via a master fund in private equity investments. Citi matches each dollar invested by an employee with an additional two dollar commitment to each fund in which an employee has invested, up to a maximum of $1 million in the aggregate for all funds in which the employee has invested. Citi’s match is made by a loan to the fund or funds in which the employee has invested. Each employee, subject to vesting, receives the benefit of any increase in the value of each fund in which he or she invested attributable to the loan made by Citi, less the interest paid by the fund on the loan, as well as any increase in the value of the fund attributable to the employee’s own investment. One-half of the loan is full recourse to the employee and the other half is non-recourse to the employee. Before any distributions (other than tax distributions) are made to an employee, distributions are paid to Citi to pay interest on and to repay the loan. Interest on the loans accrues quarterly at a rate determined from time to time by Citi as of the first business day of each quarter equal to the greater of (i) the three-month London Inter-Bank Offered Rate plus 75 basis points (as determined by Citi), and (ii) the short-term applicable federal rate calculated in accordance with Section 1274(d) of the Internal Revenue Code (IRC) (as determined by Citi).

During 2007, no loans were made under either fund to any current or former executive officer that exceeded $120,000. At the end of 2007, no such loans were outstanding. The following distributions were made to current and former executive officers in 2007:

Executive Officer	Citigroup Employee Fund of Funds I, LP Cash Distributions	SSB Capital Partners I, LP Cash Distributions
Sir Winfried Bischoff	$343,390	$142,123
David Bushnell(A)	238,508	472,927
Robert Druskin(B)	313,868	235,238
Michael Klein	194,225	612,600
Thomas Maheras(C)	388,450	*
Charles Prince(D)	125,081	*
Todd Thomson(E)	*	169,078

(A)	As of December 17, 2007, Mr. Bushnell was no longer an executive officer of Citi.
(B)	As of December 13, 2007, Mr. Druskin was no longer an executive officer of Citi.
(C)	As of October 11, 2007, Mr. Maheras was no longer an executive officer of Citi.
(D)	As of November 5, 2007, Mr. Prince was no longer an executive officer of Citi.
(E)	As of January 17, 2007, Mr. Thomson was no longer an executive officer of Citi.
*	Amount does not exceed $120,000.

Business Practices

Citi’s business practices committees, at the corporate level and in each of its business units, review business activities, policies, products, potential conflicts of interest, complex transactions, suitability and other concerns providing guidance to reflect the best interests of our customers. These committees, comprised of our most senior executives, focus on reputational and franchise risk while our businesses work to ensure that our policies are being adhered to and that our shared responsibilities are emphasized throughout the organization.

Business practices concerns may be surfaced by a variety of sources, including business practices working groups, other in-business committees or the control functions. The business practices committees guide the development of business practices and may change them when necessary or appropriate. These issues are reported on a regular basis to the Citi business practices committee and the board.

Code of Ethics

The board has adopted a Code of Ethics for Financial Professionals governing the principal executive officers of Citi and its reporting subsidiaries and all Citi professionals worldwide serving in a finance, accounting, treasury, tax or investor relations role. A copy of the Code of Ethics is available on our website at www.citigroup.com. Click on “Corporate Governance” and then “Code of Ethics for Financial Professionals.” It has also been filed as an exhibit to our 2002 Annual Report on Form 10-K. We intend to disclose amendments to, or waivers from, the Code of Ethics, if any, on our website.

Ethics Hotline

Citi strongly encourages employees to raise possible ethical issues. Citi offers several channels by which employees and others may report ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. We provide an Ethics Hotline that is available 24 hours a day, seven days a week with live operators who can connect to translators in multiple languages, a dedicated e-mail address, fax line, a web-link and conventional mailing address. Individuals may choose to remain anonymous. We prohibit retaliatory actions against anyone who, in good faith, raises concerns or questions regarding ethics, discrimination or harassment matters, or reports suspected violations of other applicable laws, regulations or policies. Calls to the Ethics Hotline are received by a vendor, which reports the calls to Citi’s Ethics Office of Global Compliance for review and investigation.

Code of Conduct

The board has adopted a Code of Conduct, which outlines the laws, rules, regulations and Citi policies that govern the activities of Citi and sets the standards of business behavior and ethics that apply across Citi. The Code of Conduct applies to every director, officer and employee of Citi and each of its subsidiaries. All employees, directors and officers are required to read and follow the Code of Conduct. In addition, other persons performing services for Citi may be subject to the Code of Conduct by contract or agreement. A copy of the Code of Conduct is available on our website at www.citigroup.com. Click on “Corporate Governance” and then “Code of Conduct.”

Communications with the Board

Stockholders or other interested parties who wish to communicate with a member or members of the board of directors, including the lead director or the non-management directors as a group, may do so by addressing their correspondence to the board member or members, c/o the Corporate Secretary, Citigroup Inc., 399 Park Avenue, New York, NY 10043. The board of directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

Stock Ownership

Citi has long encouraged stock ownership by its directors, officers and employees to align their interests with the long-term interests of stockholders.

As part of our commitment to aligning employee and stockholder interests, our management committee and all members of the board of directors, approximately 133 persons, have agreed to hold 75% of the Citi stock they acquire from Citi while they remain directors or members of senior management. A summary of the stock ownership commitment appears in Citi’s Corporate Governance Guidelines, which are attached to this proxy statement as Annex A.

In addition to the stock ownership commitment for senior management, described above, in 2005, Citi introduced a significantly expanded version of the stock ownership commitment, which generally applies to those employees who report directly to a member of the Citi management committee and those employees one level below them. Expanding the stock ownership commitment to a broader group of employees underscores Citi’s belief that the stock ownership commitment has played, and will continue to play, a significant role in aligning the interests of management with the interests of stockholders and driving Citi’s success in creating long-term value. With the expansion of the stock ownership commitment, the senior managers of Citi, approximately 2,500 employees are prospectively subject to the commitment. The precise number of senior managers fluctuates but generally covers the top 1% of Citi employees.

Exceptions to the stock ownership commitment include gifts to charity, certain estate planning transactions, and certain other limited circumstances. In addition, the commitment relates to the net number of shares received in connection with the exercise of employee stock options or paying withholding taxes under other equity compensation programs.

Citi also seeks to encourage stock ownership in the following ways:

•

each director receives a deferred stock award representing two-thirds of his or her total annual director compensation. Directors may also elect to receive up to 100% of their director fees, but not chair fees, in Citi stock or stock options, and

•

approximately 36,400 employees around the world, including all members of senior management, are granted incentive and retention awards of restricted or deferred stock under our Capital Accumulation Program (CAP).

The following table shows the beneficial ownership of Citi common stock by our directors and certain executive officers at February 29, 2008.

		Amount and Nature of Beneficial Ownership
Name	Position	Common Stock Beneficially Owned Excluding Options	Stock Options Exercisable Within 60 Days of Record Date (A)	Total Common Stock Beneficially Owned (A)
C. Michael Armstrong	Director	129,723	32,738	162,461
Alain J.P. Belda	Director	41,718	49,075	90,793
Sir Winfried Bischoff	Chairman	423,542	432,301	855,843
Gary Crittenden	Chief Financial Officer	655,153	0	655,153
George David	Director	16,751	73,046	89,797
Kenneth T. Derr	Director	80,640	35,655	116,295
John M. Deutch	Director	79,577	31,639	111,216
Roberto Hernández	Director	14,596,144	0	14,596,144
Lewis B. Kaden	Vice Chairman	297,108	0	297,108
Michael Klein	CEO, Global Banking	1,295,731	425,334	1,721,065
Sallie L. Krawcheck	CEO, Global Wealth Management	584,028	983,333	1,567,361
Andrew N. Liveris	Director	3,549	11,516	15,065
Anne M. Mulcahy	Director	18,374	0	18,374
Vikram S. Pandit	Chief Executive Officer	1,094,948	0	1,094,948
Richard D. Parsons	Director	56,202	55,747	111,949
Judith Rodin	Director	16,567	9,198	25,765
Robert E. Rubin	Director and Chairman of the Executive Committee	682,929	4,641,283	5,324,212
Robert L. Ryan	Director	8,311	0	8,311
Franklin A. Thomas	Director	130,860	42,546	173,406
Stephen R. Volk	Vice Chairman	574,615	0	574,615
All directors and executive officers as a group (27 persons)		23,698,890	8,997,620	32,696,510

    (A) The share numbers in these columns have been restated to reflect equitable adjustments made to all Citi options outstanding on August 20, 2002 in respect of the distribution to all stockholders of shares of Travelers Property Casualty Corp. For each option grant, the number of options was increased by a factor of 1.0721990 and the exercise price was decreased by a factor of .9326627. The expiration and vesting dates of each option did not change.

At February 29, 2008, no director, nominee or executive officer owned

•	any shares of Citi’s preferred stock, or

•	as much as 1% of Citi’s common stock;

however, all of the directors and executive officers as a group beneficially owned approximately .62% of Citi’s common stock.

Of the shares shown on the preceding page, all of which are deemed to be beneficially owned under SEC rules, some portion may not be held directly by the director or executive officer. The following table details the various forms in which directors or executive officers indirectly hold shares. Such indirectly-held shares may be shares:

•	for which receipt has been deferred under certain deferred compensation plans,

•	held as a tenant-in-common with a family member or trust, owned by a family member,

•	held by a trust for which the director or executive officer is a trustee but not a beneficiary or held by a mutual fund which invests substantially all of its assets in Citi stock,

•	for which the director or executive officer has direct or indirect voting power but not dispositive power, or

•	for which the director or executive officer has direct or indirect voting power but that are subject to restrictions on disposition, as shown in the following table:

Director/Officer	Receipt Deferred	Owned by or Tenant-in- Common with Family Member, Trust or Mutual Fund		Voting Power, but Not Dispositive Power	Restricted or Deferred Shares Subject to Restrictions on Disposition
C. Michael Armstrong	123,978	15,150	[1]	0	0
Alain J.P. Belda	36,718	0		0	0
Sir Winfried Bischoff	0	0		0	253,292
Gary Crittenden	0	0		0	655,153
George David	6,751	0		0	0
Kenneth T. Derr	54,904	0		0	0
John M. Deutch	17,720	0		0	0
Roberto Hernández	0	14,596,144		0	0
Lewis B. Kaden	0	3,342		0	255,566
Michael Klein	213,913	100,127		0	737,262
Sallie Krawcheck	0	0		0	471,865
Andrew N. Liveris	3,549	0		0	0
Anne M. Mulcahy	18,315	58		0	0
Vikram S. Pandit	0	0		0	1,094,948
Richard D. Parsons	49,219	0		0	0
Judith Rodin	14,405	2,162		0	0
Robert E. Rubin	0	240,553		0	197,840
Robert L. Ryan	7,306	0		0	0
Franklin A. Thomas	116,326	0		0	0
Stephen R. Volk	0	1,100	[1]	0	456,336
All directors and executive officers as a group (27 persons)	663,104	15,027,716	[2]	7,207	5,558,601

1	disclaims beneficial ownership
2	disclaims beneficial ownership of an aggregate of 69,126 shares

Proposal 1: Election of Directors

The board of directors has nominated all of the current directors for re-election at the 2008 annual meeting except for George David, who is retiring from the board effective at the annual meeting.

Directors are not eligible to stand for re-election after reaching the age of 72. The board waived this requirement for Franklin Thomas, who has been asked by the board to serve another term.

The Nominees

The following tables give information — provided by the nominees — about their principal occupation, business experience, and other matters.

The board of directors recommends that you vote for each of

the following nominees.

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
C. Michael Armstrong 69

Chairman, Board of Trustees

Johns Hopkins Medicine, Health Systems & Hospital

•   Chairman, Johns Hopkins Medicine, Health Systems and Hospital —July 2005 to present

•   Chairman, Comcast Corporation — 2002 to 2004

•   Chairman and Chief Executive Officer, AT&T Corp. — 1997 to 2002

•   Chairman and Chief Executive Officer, Hughes Electronic Corporation — 1992 to 1997

•   International Business Machines Corporation — 1961 to 1992

Member, IBM Management Committee

Chairman, IBM World Trade Corporation

•   Director of Citigroup (or predecessor) since 1989

•   Other Directorships: IHS Inc. (Lead Independent Director), and The Parsons Corporation

•   Other Activities: Johns Hopkins University (Vice Chairman), President’s Export Council (Chairman, Retired), Council on Foreign Relations (member), MIT Sloan School of Management (Visiting Professor), Telluride Foundation (Director), and Miami University, Corporate Campaign (Chairman)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Alain J.P. Belda 64

Chairman and Chief Executive Officer

Alcoa Inc.

•   Chairman, Alcoa Inc. — 2001 to present

•   Chief Executive Officer — 1999 to present

•   Director — 1999 to present

•   President — 1997 to 2001

•   Chief Operating Officer — 1997 to 1999

•   Vice Chairman — 1995 to 1997

•   Executive Vice President — 1994 to 1995

•   President, Alcoa (Latin America) — 1991 to 1994

•   Vice President — 1982 to 1991

•   President, Alcoa Aluminio SA (Brazil) — 1979 to 1994

•   Joined Alcoa — 1969

•   Director of Citigroup (or predecessor) since 1997

•   Other Activities: The Conference Board (Trustee), Brazil Project Advisory Board (Co-Chair) at The Woodrow Wilson International Center for Scholars, The Business Council (member), Business Roundtable (member), World Business Council for Sustainable Development (member), and World Economic Forum — International Business Council (member)

Sir Winfried Bischoff 66

Chairman of the Board

Citigroup Inc.

•   Chairman, Citigroup Inc. — December 2007 to present

•   Acting Chief Executive Officer, Citigroup Inc. — November 2007 to December 2007

•   Chairman, Citi Europe — 2000 to present

•   Chairman, Citi European Advisory Board — 2000 to present

•   Chairman, Schroders plc — 1995 to 2000

•   Group Chief Executive — 1984 to 1995

•   Chairman — 1983 to 1994

•   Joined J. Henry Schroder & Co. Limited — 1966

•   Director of Citigroup since 2007

•   Other Directorships: Eli Lilly and Company, The McGraw-Hill Companies, and Prudential plc

•   Other Activities: UK Career Academy Foundation (Chairman)

•   Knighted in 2000 for services to the Banking Industry.

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Kenneth T. Derr 71

Chairman, Retired

Chevron Corporation

•   Chairman and Chief Executive Officer, Chevron Corporation — 1989 to 1999

•   Vice Chairman — 1985 to 1988

•   Director — 1981 to 1999

•   President and Chief Executive Officer, Chevron USA Inc. — 1979 to 1984

•   Vice President — 1972 to 1979

•   Assistant to the President — 1969 to 1972

•   Joined Chevron Corporation — 1960

•   Director of Citigroup (or predecessor) since 1987

•   Other Directorships: Calpine Corporation and Halliburton Company

•   Other Activities: American Petroleum Institute (member), The Business Council (member), Council on Foreign Relations (member), Cornell University (Trustee Emeritus), University of California at San Francisco Foundation (Director), The Basic Fund (Director), Committee to Encourage Corporate Philanthropy (Director), and National Petroleum Council (member)

John M. Deutch 69

Institute Professor

Massachusetts Institute of Technology

•   Institute Professor, M.I.T. — 1990 to present

•   Director of Central Intelligence — 1995 to 1996

•   Deputy Secretary, U.S. Department of Defense — 1994

•   Under Secretary, U.S. Department of Defense — 1993

•   Provost and Karl T. Compton Professor of Chemistry, M.I.T. —1985 to 1990

•   Dean of Science, M.I.T. — 1982 to 1985

•   Under Secretary, U.S. Department of Energy — 1979 to 1980

•   Director, Energy Research of the U.S. Department of Energy — 1978

•   Director of Citigroup (or predecessor) since 1996 (and 1987 to 1993)

•   Citibank, N.A. director — 1987 to 1993 and 1996 to 1998

•   Other Directorships: Cummins Inc., Cheniere Energy, and Raytheon Company

•   Other Activities: Urban Institute (Life Trustee), Resources for the Future (Trustee), Museum of Fine Arts, Boston (Trustee), and Center for American Progress (Trustee)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Roberto Hernández Ramirez 65

Chairman

Banco Nacional de México

•   Chairman of the Board, Banco Nacional de México, S.A. — 1991 to present

•   Chief Executive Officer, Banco Nacional de México, S.A. — 1997 to 2001

•   Director, Grupo Financiero Banamex, S.A. de C.V. — 1991 to present

•   Co-founder, Acciones y Valores Banamex, S.A. de C.V., Chairman — 1971 to 2003

•   Chairman of the Board, Bolsa Mexicana de Valores, S.A. de C.V. (Mexican Stock Exchange) — 1974 to 1979

•   Director — 1972 to 2003

•   Member of the International Advisory Committee of the Federal Reserve Bank of New York — 2002 to present

•   Chairman, Asociación Mexicana de Bancos (Mexican Bankers Association) — 1993 to 1994

•   Member, Bolsa Mexicana de Valores, S.A. de C.V. — 1967 to 1986

•   Director of Citigroup since 2001

•   Other Directorships: GRUMA, S.A. de C.V., and Grupo Televisa, S.A.

•   Other Activities: Consejo Mexicano de Hombres de Negocios (Mexican Businessmen Council) (member), Museo Nacional de Arte (Vice-Chairman), Patronato Pro-Universidad Veracruzana (Chairman), Club de Banqueros de México (Chairman), Patronato Museo de Arte del Estado de Veracruz (Vice-Chairman), Patronato Pro-Rescate y Preservación del Patrimonio Arquitectónico de San Luis Potosí (Chairman), Fomento Cultural Banamex and Fomento Ecológico y Social Banamex, A. C. (Co-Chairman), Patronato del Museo Dolores Olmedo Patiño (member), Universidad Iberoamericana, A. C. (Director), Universidad de Las Américas — Puebla (Director) , The Nature Conservancy Board (Director), World Monuments Fund (Director), David Rockefeller Center for Latin American Studies at Harvard (Director), and University of Cambridge — Advisory Board of the Judge Institute of Management (Director)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Andrew N. Liveris 53

Chairman and Chief Executive Officer

The Dow Chemical Company

•   Chairman, Chief Executive Officer and President, The Dow Chemical Company — 2006 to present

•   President and Chief Executive Officer — 2004 to 2006

•   President and Chief Operating Officer — 2003 to 2004

•   Director — 2004 to present

•   Joined The Dow Chemical Company — 1976

•   Director of Citigroup since 2005

•   Other Activities: Herbert H. and Grace A. Dow Foundation (Trustee), Tufts University (Trustee), United States Climate Action Partnership (member of CEO Board), The American Australian Association (patron), American Chemistry Council (officer), The Business Council (member), Business Roundtable (member), The Institute of Chemical Engineers (Fellow), The International Council of Chemical Associations (Chairman), The Detroit Economic Club (member), Economic Club of New York (member), The G100 (member), The National Petroleum Council (member), The Société de Chimie Industrielle (member), The U.S.-China Business Council (Vice Chairman), The World Business Council for Sustainable Development (member), and World Economic Forum — International Business Council (member)

Anne M. Mulcahy 55

Chairman and Chief Executive Officer

Xerox Corporation

•   Chairman, Xerox Corporation — 2002 to present

•   Chief Executive Officer — 2001 to present

•   President and Chief Operating Officer — 2000 to 2001

•   President, General Markets Operations — 1999 to 2000

•   Joined Xerox — 1976

•   Director of Citigroup since 2004

•   Other Directorships: Target Corporation and The Washington Post Company

•   Other Activities: Business Roundtable (member) and Catalyst (Director)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Vikram S. Pandit 51

Chief Executive Officer

Citigroup Inc.

•   Chief Executive Officer, Citigroup Inc. — December 2007 to present

•   Chairman and Chief Executive Officer, Institutional Clients Group — October 2007 to December 2007

•   Chairman and Chief Executive Officer, Citi Alternative Investments — April 2007 to October 2007

•   Founding member and Chairman of members committee, Old Lane Partners, LP — 2005 to April 2007

•   President and Chief Operating Officer, Institutional Securities and Investment Banking, Morgan Stanley — 2000 to 2005

•   Director of Citigroup since 2007

•   Other Activities: Columbia University (Trustee), Columbia University Graduate School of Business (member of Board of Overseers), Indian School of Business (member of Governing Board), and Trinity School (Trustee)

Richard D. Parsons 59

Chairman

Time Warner Inc.

•   Chairman, Time Warner Inc. — 2003 to present

•   Chief Executive Officer — 2002 to 2007

•   Co-Chief Operating Officer — 2001 to 2002

•   President — 1995 to 2000

•   Director, Time Warner Inc. (or predecessor) — 1991 to present

•   Chairman and Chief Executive Officer, Dime Savings Bank of New York — 1991 to 1995

•   President and Chief Operating Officer — 1988 to 1990

•   Associate, Partner and Managing Partner, Patterson, Belknap, Webb & Tyler — 1977 to 1988

•   General Counsel and Associate Director, Domestic Council, White House — 1975 to 1977

•   Deputy Counsel to the Vice President, Office of the Vice President of the United States — 1975

•   Assistant and First Assistant Counsel to the Governor, State of New York — 1971 to 1974

•   Director of Citigroup (or predecessor) since 1996

•   Citibank, N.A. director — 1996 to 1998

•   Other Directorships: The Estee Lauder Companies Inc.

•   Other Activities: Apollo Theatre Foundation (Chairman), Museum of Modern Art (Trustee), Howard University (Trustee), American Museum of Natural History (Trustee), New York City Partnership (member), Smithsonian Institute of African American History and Culture (Co-Chairman of the Advisory Board), and New York City Commission for Economic Opportunity (member)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Dr. Judith Rodin 63

President

Rockefeller Foundation

•   President, Rockefeller Foundation — 2005 to present

•   President Emerita, University of Pennsylvania — 2004 to present

•   President, University of Pennsylvania — 1994 to 2004

•   Provost, Yale University — 1992 to 1994

•   Director of Citigroup since 2004

•   Other Directorships: Comcast Corporation and AMR Corporation

•   Other Activities: World Trade Memorial Foundation (Director), Carnegie Hall (Director), Brookings Institution (Honorary Director), Schuylkill River Development Corp. (Director), White House Project (member), Council on Foreign Relations (member), Institute of Medicine (member), New York City Commission for Economic Opportunity (member), and Philadelphia Chamber of Commerce (member of the Executive Committee)

Robert E. Rubin 69

Chairman of the Executive Committee

Citigroup Inc.

•   Chairman of the Executive Committee, Citigroup Inc. — 1999 to present

•   Chairman of the Board, Citigroup Inc. — November 2007 to December 2007

•   Secretary of the Treasury of the United States — 1995 to 1999

•   Assistant to the President for Economic Policy — 1993 to 1995

•   Co-Senior Partner and Co-Chairman, Goldman, Sachs & Co. — 1990 to 1992

•   Vice-Chairman and Co-Chief Operating Officer — 1987 to 1990

•   Management Committee — 1980

•   General Partner — 1971

•   Joined Goldman, Sachs & Co. — 1966

•   Director of Citigroup since 1999

•   Other Activities: Local Initiatives Support Corporation (Chairman), Mount Sinai Medical Center (Trustee), The Harvard Corporation (member), The Council on Foreign Relations (Co-Chairman), Insight Capital Partners (Advisory Board), Tinicum Capital Partners, L.P. (Special Advisor), Taconic Capital Advisors LLC (member of Advisory Board), and General Atlantic LLC (member of Executive Advisory Board)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Robert L. Ryan 64

Chief Financial Officer, Retired

Medtronic Inc.

•   Senior Vice President and Chief Financial Officer, Medtronic Inc. — 1993 to 2005

•   Vice President, Finance and Chief Financial Officer, Union Texas Petroleum Corporation — 1984 to 1993

•   Controller — 1983 to 1984

•   Treasurer — 1982 to 1983

•   Joined Union Texas Petroleum Corporation — 1982

•   Vice President, Citibank, N.A. — 1975 to 1982

•   Management Consultant, McKinsey & Co. — 1970 to 1975

•   Director of Citigroup since 2007

•   Other Directorships: Black & Decker, General Mills, Hewlett-Packard, and UnitedHealth Group*

•   Other Activities: Cornell University (Trustee) and Harvard Business School (member of Visiting Committee)

*Mr. Ryan will retire from UnitedHealth Group’s Board of Directors effective June 5, 2008.

Franklin A. Thomas 73

Consultant

The Study Group

•   Consultant, The Study Group — 2005 to present

•   Consultant, TFF Study Group — 1996 to 2005

•   President, The Ford Foundation — 1979 to 1996

•   Private practice of law — 1977 to 1979

•   President, Bedford-Stuyvesant Restoration Corporation — 1967 to 1977

•   Director of Citigroup (or predecessor) since 1970

•   Citibank, N.A. director — 1970 to 1998

•   Other Directorships: Alcoa Inc. (Lead Director)

•   Other Activities: September 11th Fund (Chairman 12/31/05), Friends of the Nelson Mandela Children’s Fund (USA) (Trustee), Friends of the Constitutional Court of South Africa (USA) (member), Greentree Foundation (Trustee), and United Nations Fund for International Partnerships (member)

The one-year terms of all of Citi’s directors expire at the annual meeting.

Meetings of the Board of Directors and Committees

The board of directors met 13 times in 2007. During 2007, the audit and risk management committee met 12 times, the personnel and compensation committee met 8 times and the nomination and governance committee met 5 times.

Each director attended at least 75 percent of the total number of meetings of the board of directors and board committees of which he or she was a member in 2007.

Meetings of Non-Management Directors

Citi’s non-management directors meet in executive session without any management directors in attendance each time the full board convenes for a regularly scheduled meeting, which is usually 7 times each year, and, if the board convenes a special meeting, the non-management directors may meet in executive session if the circumstances warrant. The lead director presides at each executive session of the non-management directors.

Committees of the Board of Directors

The standing committees of the board of directors are:

The executive committee, which acts on behalf of the board if a matter requires board action before a meeting of the full board can be held.

The audit and risk management committee, which assists the board in fulfilling its oversight responsibility relating to (i) the integrity of Citi’s financial statements and financial reporting process and Citi’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function — Audit and Risk Review; (iii) the annual independent integrated audit of Citi’s consolidated financial statements and internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; (iv) policy standards and guidelines for risk assessment and risk management; (v) the compliance by Citi with legal and regulatory requirements, including Citi’s disclosure controls and procedures; and (vi) the fulfillment of the other responsibilities set out in its charter, as adopted by the board. The report of the committee required by the rules of the SEC is included in this proxy statement. Subcommittees of the audit and risk management committee cover Citi’s corporate and consumer businesses.

The board has determined that each of Mrs. Mulcahy, Dr. Rodin, and Messrs. Armstrong, David, Deutch, Liveris and Ryan qualifies as an “audit committee financial expert” as defined by the SEC and, in addition to being independent according to the board’s independence standards as set out in its Corporate Governance Guidelines, is independent within the meaning of applicable SEC rules, the corporate governance rules of the NYSE, and the Federal Deposit Insurance Corporation guidelines.

The audit and risk management committee charter, as adopted by the board, is attached to this proxy statement as Annex B. A copy of the charter is also available in the “Corporate Governance” section of Citi’s website: www.citigroup.com.

The nomination and governance committee, which is responsible for identifying individuals qualified to become board members and recommending to the board the director nominees for the next annual meeting of stockholders. It leads the board in its annual review of the board’s performance and recommends to the board director candidates for each committee for appointment by the board. The committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the board the Corporate Governance Guidelines and monitoring Citi’s compliance with these policies and the Guidelines. The committee is responsible for reviewing and approving all related party transactions involving directors or an immediate family member of a director and any related party transaction involving an executive officer or immediate family member of an executive officer, if the transaction is valued at $50 million or more. See Certain Transactions and Relationships, Compensation Committee Interlocks and Insider Participation on page 10 of this proxy statement for a complete description of the Policy on Related Party Transactions. The committee, as part of its executive succession planning process, evaluates and nominates potential successors to the CEO and provides an annual report to the board on CEO succession. The committee also reviews director compensation and benefits, Citi’s Code of Conduct, the Code of Ethics for Financial Professionals and other internal policies to monitor that the principles contained in the Codes are being incorporated into Citi’s culture and business practices.

The board has determined that, in addition to being independent according to the board’s independence standards as set out in its Corporate

Governance Guidelines, each of the members of the nomination and governance committee is independent according to the corporate governance rules of the NYSE. Each of such directors is a “non-employee director,” as defined in Section 16 of the Securities Exchange Act of 1934, and is an “outside director,” as defined by Section 162(m) of the IRC.

The nomination and governance committee charter, as adopted by the board, is attached to this proxy statement as Annex C. A copy of the charter is also available in the “Corporate Governance” section of Citi’s website: www.citigroup.com.

The personnel and compensation committee, which is responsible for determining the compensation for the Chairman and CEO, and approving the compensation structure for senior management, including the operating committee, members of the business planning groups, the most senior managers of corporate staff, and other highly paid professionals in accordance with guidelines established by the committee from time to time. The committee annually reviews and discusses the Compensation Discussion and Analysis (CD&A) with management, and, if appropriate, recommends to the board that the Compensation Discussion and Analysis be included in Citi’s filings with the SEC. The committee has also produced an annual report on executive compensation that is included in this proxy statement (on page 35 below). Further, the committee approves broad-based and special compensation plans for all of Citi’s businesses.

The committee regularly reviews Citi’s management resources, succession planning and development activities, as well as the performance of senior management. The committee is also charged, in conjunction with the public affairs committee, with monitoring Citi’s performance toward meeting its goals on employee diversity.

The committee is responsible for evaluating the performance of and determining the compensation for the CEO and approving the compensation for the operating committee. The committee also approves the compensation structure for senior management, including members of the business planning groups, the most senior managers of corporate staff and other highly paid professionals, in accordance with guidelines established by the committee from time to time. The committee regularly reviews the design and structure of Citi’s compensation programs to ensure that management’s interests are aligned with stockholders and that the compensation programs are aligned with Citi’s strategic priorities. See the CD&A on page 36 of this proxy statement.

The committee also has the authority to retain and/or engage special consultants or experts to advise the committee, as the committee may deem appropriate or necessary in its sole discretion, and receives funding from Citi to engage such advisors. The committee has retained Independent Compensation Committee Adviser, LLC to provide the committee with comparative data on executive compensation and advice on Citi’s compensation programs for senior management. Independent Compensation Committee Adviser, LLC does no other work for Citi. Citi has retained Mercer Human Resource Consulting for benchmarking and analyses with respect to executive compensation and benefit practices, and other compensation matters for all employees, including the named executive officers. The committee relies on information and analysis received from both compensation consultants.

The board has determined that in addition to being independent according to the board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the personnel and compensation committee is independent according to the corporate governance rules of the NYSE. Each of such directors is a “non-employee director,” as defined in Section 16 of the Securities Exchange Act of 1934, and is an “outside director,” as defined by Section 162(m) of the IRC.

The personnel and compensation committee charter is attached to this proxy statement as Annex D. A copy of the charter, as adopted by the board, is also available in the “Corporate Governance” section of Citi’s website: www.citigroup.com.

The public affairs committee, which is responsible for reviewing Citi’s policies and programs that relate to public issues of significance to Citi and the public at large and reviewing relationships with external constituencies and issues that impact Citi’s reputation. The committee also has responsibility for reviewing public policy and reputation issues facing Citi, reviewing political and charitable contributions made by Citi and the Citi Foundation, reviewing Citi’s policies and practices regarding supplier diversity, and reviewing Citi’s sustainability policies and programs, including environmental and human rights.

The public affairs committee charter, as adopted by the board, is attached to this proxy statement as Annex E. A copy of the charter is also available in the “Corporate Governance” section of Citi’s website: www.citigroup.com.

The following table shows the current membership of each of the foregoing committees.

Director	Executive	Audit and Risk Management	Personnel and Compensation	Nomination and Governance	Public Affairs
C. Michael Armstrong	X	Chair		X
Alain J.P. Belda	X		X	Chair
Sir Winfried Bischoff	X
George David		X		X
Kenneth T. Derr			X	X
John M. Deutch		X		X
Roberto Hernández Ramirez					X
Andrew N. Liveris		X
Anne M. Mulcahy		X
Vikram S. Pandit	X
Richard D. Parsons	X		Chair	X
Judith Rodin	X	X			Chair
Robert E. Rubin	Chair
Robert L. Ryan		X			X
Franklin A. Thomas					X

Involvement in Certain Legal Proceedings

Calpine Corporation, in connection with the departure of its Chairman, President and Chief Executive Officer, named Mr. Derr Chairman of the Board and Acting Chief Executive Officer in November 2005. Mr. Derr, who had previously held the position of Lead Director of Calpine, was Acting Chief Executive Officer for approximately two weeks. Mr. Derr continues to serve on Calpine’s Board. On December 20, 2005, Calpine Corporation filed for federal bankruptcy protection under Chapter 11.

There are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party adverse to Citi or has a material interest adverse to Citi.

Directors’ Compensation

Directors’ compensation is determined by the board. The nomination and governance committee makes recommendations to the board with respect to compensation of directors. The committee periodically reviews benchmarking assessments in order to determine the level of compensation to attract qualified candidates for board service and to reinforce our practice of encouraging stock ownership by our directors. In 2007, the committee reviewed the current compensation program and determined that no changes were required. Since its initial public offering in 1986, Citi has paid outside directors all or a portion of their compensation in common stock, to ensure that the directors have an ownership interest in common with other stockholders. Effective January 1, 2005, non-employee directors, other than Mr. Hernández, who, except as described below, has waived receipt of compensation for his services as a director, receive an annual cash retainer of $75,000 and a deferred stock award valued at $150,000. The deferred stock award is granted on the same date that annual incentives are granted to the senior executives. The deferred stock award vests on the second anniversary of the date of the grant, and directors may elect to defer receipt of the award beyond that date. Directors may elect to receive all or a portion their deferred stock award and cash retainer in the form of common stock, and directors may elect to defer receipt of this common stock. Directors also may elect to receive their cash retainer in the form of an option to purchase shares of Citi common stock. Stock options are also granted on the same date that stock options are granted to the senior executives. The options vest and become exercisable on the second anniversary of the grant date and expire six years after the grant date.

Directors who are employees of Citi or its subsidiaries do not receive any compensation for their services as directors.

Except as described below, directors receive no additional compensation for participation on board committees or subcommittees. Committee and subcommittee chairs receive additional compensation of $15,000 per year, except for the chairs of the audit and risk management committee and each subcommittee thereof, who receive additional compensation of $35,000 per year.

This additional compensation is paid in the same manner as the annual cash retainer, but directors may not elect stock options for this portion of their fee. Additional compensation for special assignments may be determined on a case by case basis, but no such additional compensation was paid to any director in 2007.

Citi reimburses its board members for expenses incurred in attending board and committee meetings or performing other services for Citi in their capacities as directors. Such expenses include food, lodging and transportation.

The following table provides information on 2007 compensation for non-employee directors.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(a)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
C. Michael Armstrong(d)	110,000	112,500	17,134	0	0	2,726	242,022
Alain J.P. Belda	0	130,625	39,556	0	0	0	170,181
George David	0	35,000	81,885	0	0	0	116,885
Kenneth T. Derr	0	241,667	0	0	0	0	241,667
John M. Deutch	110,000	150,000	0	0	0	0	260,000
Roberto Hernández Ramirez(e)	0	0	0	0	0	2,610,000	2,610,000
Ann Dibble Jordan(f)	22,500	43,750	0	0	0	0	66,250
Klaus Kleinfeld(f)	56,250	175,000	0	0	0	0	231,250
Andrew N. Liveris	37,500	81,250	44,724	0	0	0	163,474
Dudley C. Mecum(f)	18,750	43,750	0	0	0	0	62,500
Anne M. Mulcahy	75,000	165,000	0	0	0	0	240,000
Richard D. Parsons	0	158,750	41,844	0	0	0	200,594
Judith Rodin	0	130,625	39,556	0	0	0	170,181
Robert L. Ryan	37,500	6,250	0	0	0	0	43,750
Franklin A. Thomas	75,000	156,250	0	0	0	0	231,250

(a) Directors may elect to receive all or a portion of the cash retainer in the form of common stock and may elect to defer receipt of common stock. Directors also may elect to receive their cash retainer in the form of an option to purchase shares of Citi common stock. Directors may elect to receive a portion of their deferred stock awards in the form of an option to purchase shares of Citi common stock.

The following directors elected to receive all or a portion of their 2007 retainer and deferred stock award in stock options:

	Percentage	Dollar Value ($)
Mr. Armstrong	17%	$37,500
Mr. Belda	50%	112,500
Mr. David	100%	225,000
Mr. Liveris	50%	112,500
Dr. Rodin	50%	112,500

(b) The fair value of the stock awards and stock options appearing in the Non-Employee Director Compensation Table were calculated in accordance with the December 2006 SEC regulations. In determining the compensation expense for all equity awards required to be disclosed in the table under the December 2006 SEC regulations, it was assumed that SFAS 123(R) was in effect on the grant date of each such equity award. The number of shares of deferred stock granted in 2007 and the grant date fair value of those awards, determined in accordance with SFAS 123(R), are set forth below:

	Deferred Stock Granted in 2007 (#)	Grant Date Fair Value ($)
Mr. Armstrong	2,065	$112,500
Mr. Belda	1,377	75,000
Mr. David	0	0
Mr. Derr	2,754	150,000
Mr. Deutch	2,754	150,000
Ms. Jordan(f)	688	37,500
Dr. Kleinfeld(f)	2,754	150,000
Mr. Liveris	1,377	75,000
Mr. Mecum(f)	688	37,500
Mrs. Mulcahy	2,754	150,000
Mr. Parsons	2,754	150,000
Dr. Rodin	1,377	75,000
Mr. Ryan*	1,609	75,000
Mr. Thomas	2,754	150,000

*Mr. Ryan, who joined the Board on July 18, 2007, received an award of deferred stock with a grant price of $46.60.

The Stock Awards column in the Non-Employee Director Compensation Table also includes shares of common stock that directors elected to receive in exchange for all or a portion of their cash retainer and chair fees, as applicable. These directors also elected to defer receipt of the shares.

The aggregate number of stock awards outstanding at the end of 2007 was:

Mr. Armstrong	118,280
Mr. Belda	28,921
Mr. David	6,752
Mr. Derr	35,451
Mr. Deutch	14,808
Mr. Liveris	3,549
Mr. Mecum	232,389
Mrs. Mulcahy	12,619
Mr. Parsons	30,961
Dr. Rodin	11,557
Mr. Ryan	1,609
Mr. Thomas	19,082

(c) The amount reported in this column was calculated in accordance with the December 2006 SEC regulations which are based on income statement expense under SFAS 123(R), and which, depending on the circumstances of each director, may differ from the grant-date fair value formula applied uniformly for compensation purposes. The assumptions made when calculating the amounts in this column are found in footnotes 8 and 23 to the Consolidated Financial Statements of Citigroup Inc. and its Subsidiaries, as filed with the SEC on Form 10-K for 2007. Aggregate total numbers of stock option awards outstanding are shown in the Director Stock Option Grant Table below. The grant date fair value of the options they received in 2007 was:

Grant Date Fair Value ($)
Mr. Armstrong	$17,554
Mr. Belda	52,661
Mr. David	105,322
Mr. Liveris	52,661
Dr. Rodin	52,661

For the awards granted to all directors who elected to receive options as part of their compensation for 2007, the exercise price was $54.38. The number of shares in the option grant is calculated by dividing the dollar amount elected by the fair market value of Citi common stock on the grant date and multiplying that amount by four.

(d) Travelers Property Casualty Corp., formerly a subsidiary of Citi, sponsored a Director’s Charitable Award Program originally adopted by the Travelers Corporation, a Citi predecessor, under which all members of its board of directors were eligible, subject to certain vesting requirements, to have the program make charitable contributions to eligible tax-exempt organizations recommended by the directors up to an aggregate of $1,000,000. In connection with Citi’s distribution of shares of Travelers to its stockholders, at which time Travelers became a separate public company, Citi assumed responsibility under the program with respect to the vested interests of all participants in the program. Travelers initially funded the program through the purchase of life insurance policies on the lives of the directors. Generally, eligible directors were paired for purposes of buying second-to-die life insurance policies. The proceeds of these policies are used to fund the contributions to the organizations selected by the directors immediately upon the death of both vested directors in five equal, annual installments. Mr. Armstrong, a current member of Citi’s board, was a director of Travelers and a participant in the Director’s Charitable Award Program. The annual costs Citi incurs in connection with the administration of this program which are attributable to Mr. Armstrong amount to $2,726.

(e) In consideration of his service as non-executive chairman of Banco Nacional de México, an indirect wholly owned subsidiary of Citi, and other duties and services performed for such entity and its affiliates during 2007, including governmental and client relations and strategic development, Citi, or certain of its Mexican affiliates, provided certain security services to Roberto Hernández and members of his immediate family as well as office, secretarial and related services, and airplane and helicopter usage. The aggregate amount of such expenses for Mr. Hernández for 2007 is estimated to be approximately $2,610,000.

(f) Mrs. Jordan and Mr. Mecum retired from Citi’s Board of Directors, effective April 17, 2007.

On August 15, 2007, Klaus Kleinfeld resigned from Citi’s Board of Directors.

The following chart shows the amount of dividend equivalents and interest paid to the non-employee directors in 2007 with respect to shares of Citi common stock held in their deferred stock accounts.

Director	Dividend Equivalents and Interest Paid on Deferred Stock Account (A)
C. Michael Armstrong	$256,751
Alain J.P. Belda	59,058
George David	13,053
Kenneth T. Derr	72,048
John M. Deutch	31,105
Roberto Hernández Ramirez	0
Ann Dibble Jordan	21,087
Klaus Kleinfeld	12,189
Andrew N. Liveris	7,456
Dudley C. Mecum	534,514
Anne M. Mulcahy	26,022
Richard D. Parsons	62,133
Judith Rodin	22,583
Robert L. Ryan	873
Franklin A. Thomas	41,419

(A) Dividend equivalents are paid quarterly, in the same amount per share and at the same time as dividends are paid to stockholders. Interest accrues on the amount of the dividend equivalent from the payment date until the end of the quarter, at which time the dividend equivalent is either distributed to the director in cash or reinvested in additional shares of deferred stock. Differences in the amounts paid to directors can be attributed to a variety of factors including length of service and elections made by individual board members with respect to the form in which they receive their cash retainers or deferred stock awards. Generally, directors who have served on the board for longer periods of time have accumulated more shares in their deferred stock accounts than directors with a shorter tenure and as a result receive higher dividend equivalent payments. The number of shares owned by each director is reported on page 16.

Director Stock Option Grant Table

Director	Date of Grant	Number of Shares Outstanding	Expiration Date	Shares Exercisable as of 12/31/07
C. Michael Armstrong	7/18/2000	2,680	7/18/2010	2,680
	1/16/2001	5,361	1/16/2011	5,361
	2/13/2002	5,361	2/13/2012	5,361
	2/12/2003	5,000	2/12/2009	5,000
	1/20/2004	5,000	1/20/2010	5,000
	1/18/2005	4,736	1/18/2011	4,736
	1/17/2006	4,599	1/17/2012	0
	1/16/2007	2,758	1/16/2013	0
Alain J.P. Belda	7/18/2000	2,680	7/18/2010	2,680
	1/16/2001	12,929	1/16/2011	12,929
	2/13/2002	14,266	2/13/2012	14,266
	2/12/2003	5,000	2/12/2009	5,000
	1/20/2004	5,000	1/20/2010	5,000
	1/17/2006	9,198	1/17/2012	0
	1/16/2007	8,275	1/16/2013	0
George David	2/12/2003	20,600	2/12/2009	20,600
	1/20/2004	15,101	1/20/2010	15,101
	1/18/2005	18,947	1/18/2011	18,947
	1/17/2006	18,397	1/17/2012	0
	1/16/2007	16,550	1/16/2013	0
Kenneth T. Derr	7/18/2000	2,680	7/18/2010	2,680
	1/16/2001	5,361	1/16/2011	5,361
	2/13/2002	9,813	2/13/2012	9,813
	2/12/2003	12,800	2/12/2009	12,800
	1/20/2004	5,000	1/20/2010	5,000
John M. Deutch	7/18/2000	2,680	7/18/2010	2,680
	1/16/2001	9,144	1/16/2011	9,144
	2/13/2002	9,813	2/13/2012	9,813
	2/12/2003	5,000	2/12/2009	5,000
	1/20/2004	5,000	1/20/2010	5,000
Andrew N. Liveris	1/1/2006	2,318	1/1/2012	0
	1/17/2006	9,198	1/17/2012	0
	1/16/2007	8,275	1/16/2013	0
Richard D. Parsons	7/18/2000	2,680	7/18/2010	2,680
	1/16/2001	5,361	1/16/2011	5,361
	2/13/2002	5,361	2/13/2012	5,361
	1/20/2004	5,000	1/20/2010	5,000
	1/18/2005	18,947	1/18/2011	18,947
	1/17/2006	18,397	1/17/2012	0
Judith Rodin	1/17/2006	9,198	1/17/2012	0
	1/16/2007	8,275	1/16/2013	0
Franklin A. Thomas	7/18/2000	2,680	7/18/2010	2,680
	1/16/2001	11,718	1/16/2011	11,718
	2/13/2002	10,347	2/13/2012	10,347
	2/12/2003	12,800	2/12/2009	12,800
	1/20/2004	5,000	1/20/2010	5,000

Audit and Risk Management Committee Report

The Audit and Risk Management Committee (“Committee”) operates under a charter that specifies the scope of the Committee’s responsibilities and how it carries out those responsibilities. A copy of the Committee charter is attached to Citigroup’s proxy statement as Annex B.

The Board of Directors has determined that all seven members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG LLP, Citigroup’s independent registered public accounting firm (“independent auditors”) is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Committee’s responsibility is to monitor and oversee these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in these fields. The Committee relies, without independent verification, on the information provided to us and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Committee’s meetings facilitate communication among the members of the Committee, management, the internal auditors, and Citigroup’s independent auditors. The Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding Citigroup’s internal controls. The Committee also discussed with Citigroup’s independent auditors all communications required by generally accepted auditing standards.

The Committee reviewed and discussed the audited consolidated financial statements of Citigroup as of and for the year ended December 31, 2007 with management, the internal auditors, and Citigroup’s independent auditors.

The Committee has received the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related and tax compliance services. The Committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.

Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee recommended to the Board that Citigroup’s audited consolidated financial statements be included in Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

THE AUDIT AND RISK MANAGEMENT COMMITTEE:

C. Michael Armstrong (Chair)

George David

John M. Deutch

Andrew N. Liveris

Anne M. Mulcahy

Judith Rodin

Robert L. Ryan

Dated: February 21, 2008

Executive Compensation

The Personnel and Compensation Committee Report

In accordance with its written charter, the Personnel and Compensation Committee (the committee) evaluated the performance of and determined the compensation for the Chief Executive Officer and approved the compensation structure for senior management, including the operating committee, members of the business planning groups, the most senior managers of corporate staff and other highly paid professionals.

The committee reviewed and discussed the Compensation Discussion and Analysis with members of senior management and, based on this review, the committee recommended to the Board of Directors of Citigroup Inc. that the Compensation Discussion and Analysis be included in Citi’s annual report on Form 10-K and proxy statement on Schedule 14A filed with the Securities and Exchange Commission.

THE PERSONNEL AND COMPENSATION COMMITTEE:

Richard D. Parsons (Chair)

Alain J.P. Belda

Kenneth T. Derr

February 27, 2008

Compensation Discussion and Analysis

Overview

The personnel and compensation committee structured the compensation awarded to the named executive officers in January 2008 to reflect the extraordinary market conditions in 2007 and the decline in financial performance of Citi. As a result of these developments, Citi’s compensation framework is more varied than it has been historically. The committee reduced the value of the incentive awards payable to some senior executives from the awards paid for 2006 (in some cases, awarding zero bonus amounts for 2007). The committee also decreased the percentage of incentive awards payable in cash and increased the percentage payable in stock, to link future executive compensation even more heavily to returns delivered to stockholders and to reduce current compensation. The committee also made retention equity awards to key executives, to provide incentives for the executives expected to play important roles in the future of Citi, recognizing that difficult economic conditions make rewarding and retaining key talent especially important. In some cases where the committee determined that cash awards were appropriate, the cash payments are subject to vesting conditions and the value of the cash awards is linked to the future performance of Citi stock.

In past years, the direct annual compensation of Citi’s named executive officers consisted of two components: salary and annual bonus paid partially in cash and partially in equity. The equity portion of the annual bonus is paid under Citi’s Capital Accumulation Plan (CAP), which applies to a large number of Citi’s employees. In most years, 40 percent of the annual bonus is paid in restricted or deferred stock under CAP and 60 percent in cash. This year, the general formula for senior executives was that 40 percent of the incentive award was payable under CAP, 30 percent was payable in cash, and 30 percent was payable in retention equity awards. These retention equity awards have vesting conditions and are intended to align the interests of executives with those of stockholders.

The general formula could not apply to Citi’s CEO and three highest-paid executive officers. In prior years, the annual cash and CAP awards made to these executives were made under the Executive Performance Plan, pursuant to which Citi pays tax-deductible compensation. Because Citi’s performance did not meet the minimum hurdles in the plan, no annual bonuses were paid to these executives. However, in determining their compensation, the committee considered Citi’s ability to retain essential executives going forward and the need to provide them with appropriate incentives. Accordingly, the committee granted these executives two types of forward-looking awards: the retention equity awards described above and deferred cash retention awards. The deferred cash retention awards have vesting conditions and will increase or decrease in value according to the future return on Citi stock. The committee awarded the executives a mix of cash and equity compensation to balance the significant restrictions imposed on sales of Citi stock by senior executives. Also, the committee awarded compensation to a new CEO and a new CFO to reflect their new roles. The awards to the new CEO consisted primarily of stock and options that are scheduled to vest over time provided that certain service conditions are met.

Finally, Citi’s new long-term incentive plan, the Management Committee Long-Term Incentive Program described in more detail below, did not deliver value to participants for 2007 because performance requirements were not met.

Objectives of Citi’s executive compensation programs

Citi pays its senior executives according to its longstanding philosophy of compensating senior executives for objectively demonstrable performance, and senior executive incentive awards were reduced for 2007 as a reflection of Citi’s disappointing financial performance. Senior management compensation programs at Citi are intended to align the interests of management with those of stockholders in the creation of long-term stockholder value by providing pay for performance. The programs are designed to attract and retain the best talent, and to motivate executives to perform by linking incentive compensation to demonstrable performance-based criteria.

Citi seeks to attract and retain a highly qualified global workforce to deliver superior short-term and long-term performance to stockholders. Compensation for management is based on pay for performance, so that individual compensation awards reflect the performance of Citi overall, the particular business unit and individual performance. Performance goals for management are designed to balance short-term and long-term financial and strategic objectives that build stockholder value.

Senior management compensation programs are also designed to deliver compensation at levels that are consistent with the competitive marketplace. In order to attract and retain the best talent, Citi must compensate at a level that reflects the demand for talented executives, especially in a challenging economic environment. In view of these exceptional circumstances, the committee must balance pay for performance with the compelling need to attract and retain senior executives. Human capital is a critical asset and Citi believes that compensation practices should be designed with this truth in mind.

Citi compensates its executives based not only on how well its businesses perform from a financial standpoint, but on how Citi does business. Superior performance encompasses achievement of financial goals, as well as objective excellence in other key areas, such as exemplifying Citi’s Shared Responsibilities, including the maintenance of sound regulatory relationships around the world.

When an executive achieves superior results, the executive is rewarded. Conversely, inferior performance by an executive leads to a reduction in, or elimination of, incentive compensation for the subject period, as occurred in 2007. Inferior performance is also evaluated to determine the underlying causes and the executive, as well as his or her staff, will be incentivized to address the issues and will be rewarded for improved performance, or, where appropriate, replaced.

Elements of compensation

Set forth below is a discussion of each element of compensation, the reason Citi pays each element, how each amount is determined, and how that element fits into Citi’s compensation philosophy.

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Base pay. Annual base salary is capped at $1,000,000 for the named executive officers. Base salary, while not specifically linked to Citi performance, is necessary to compete for talent and is a relatively small component of total compensation for the named executive officers.

•	Bonus and equity compensation awards. Set forth below are the key elements of the cash and equity awards made by the committee in January 2008.

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Reduced percentage of cash awards. The executive officers of Citi who were eligible to receive awards under CAP received only 30 percent of the nominal amount of their annual incentive award in cash, as compared to prior years in which the named executive officers received 60 percent in cash and 40 percent in shares of Citi stock. The allocation between cash and stock was adjusted for 2007 to reduce the current cash compensation payable to the executives in light of overall Citi performance and to provide incentives for future performance.

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No Executive Performance Plan bonus pool for 2007. Citi failed to meet the minimum performance targets under its Executive Performance Plan, which is the stockholder-approved plan providing for tax deductible performance-based compensation under section 162(m) of the IRC of 1986, as amended. Under the terms of the plan, a bonus pool is not generated if Citi’s return on equity is less than 10 percent. As Citi’s return on equity for 2007 as defined for purposes of the plan was 3.02 percent, no bonus pool was generated for 2007 for eligible senior executives, and no bonuses or other awards, including CAP awards, were made under that plan.

•	Limited eligibility for CAP awards. In past years, 40 percent of the nominal amount of the annual incentive and retention awards payable to all named executive officers was made in shares of restricted or deferred stock of Citi under the terms of CAP, with the remainder paid in cash. The stock awards under CAP vest over a four-year period, thereby aligning the executives’ interests with the long-term interests of stockholders. The terms of CAP are discussed in detail in the General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table. For 2007, four of the named executive officers (Mr. Pandit, Mr. Kaden, Mr. Klein and Mr. Volk) were ineligible for CAP as they did not receive incentive compensation in respect of 2007, due to the absence of a bonus pool under the Executive Performance Plan.

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Retention equity awards. All of the named executive officers were eligible to receive retention equity awards. These awards were made in January 2008 to the named executive officers and other members of senior management who the committee considered to have skills essential to managing Citi towards short-term and long-term recovery and performance. The awards were made to balance the need to retain key executives, who received significantly reduced cash and total awards, at market levels while linking their compensation to Citi’s future performance. In determining the size of the awards, the committee took into account the executives’ past compensation history, past individual performance, expected roles in the future of Citi, and Citi’s need to retain executives with skills needed to assist in the future performance of Citi. These awards vest ratably over a two- or four-year period. The executive must be employed on the date the award vests; however, the awards will also vest if the executive terminates employment prior to the scheduled vesting date due to death, disability, or involuntary termination other than for gross misconduct, or if there is a change in control of Citi. Unlike CAP, these awards do not continue to vest after termination of employment for executives whose combined years of age and service total at least 60 or 75. These retention equity awards, along with CAP, link total compensation for Citi’s senior executives to the performance of Citi and its stock.

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Deferred cash retention awards. To retain certain named executive officers who had performed well over a period of years and were expected to have key roles in the future of Citi, the committee made deferred cash retention awards. The committee took a number of factors into account in determining the size of the awards, including compensation history, past performance, and expectations for the executive’s future at Citi. These awards are payable in cash in 50 percent increments on January 20, 2009 and January 20, 2010, and will increase or decrease in value according to the cumulative total return on Citi stock through the vesting date. The executive must be employed on the date the award vests; however, the awards will also vest if the executive terminates employment prior to the vesting date due to death, disability, or involuntary termination other than for gross misconduct, or if there is a change in control of Citi. Awards to executives whose combined years of age and service total at least 60 or 75 do not continue to vest after termination of employment. The committee elected to make retention awards using a mix of stock and cash to provide a balance between an executive’s need for liquidity and the fact that Citi executives have a significant stock ownership commitment.

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No LTIP awards earned. In July 2007, the committee adopted the Management Committee Long-Term Incentive Program (LTIP) to provide pay for performance for Citi’s senior executives in a manner that was consistent with the plans of competitors and provides for a formulaic payout. The objectives and purpose of the LTIP are to (a) raise the level of performance of Citi and deliver value to the stockholders, (b) provide for a direct link between compensation and outperformance of peers, (c) retain key members of management by providing for a multi-year, long-term incentive plan like those existing at competitors, (d) provide clarity through an award that is based on clearly measurable reported data, (e) provide common focus for senior executives across Citi, and (f) satisfy stockholder demand for performance-based equity programs. During the first performance period (the last half of 2007), the LTIP did not deliver any value to program participants because performance measures were not met. The program may deliver value for 2008 and/or 2009 if performance metrics are met for those years, as explained in more detail in the discussion of the Grants of Plan-Based Awards Table. For a detailed discussion of the metrics of the program, see the discussion of the LTIP in the General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table.

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Stock ownership. While stock ownership commitments are now considered to be in the vanguard of good corporate governance, Citi has had some form of a stock ownership commitment for well over a decade. As part of Citi’s stock ownership commitment, the named executive officers are generally required to retain at least 75 percent of the equity awarded to them as long as they are members of senior management. This policy is intended to align the interests of the named executive officers even further with the interests of stockholders. Accordingly, as shown on the Outstanding Equity Awards at Fiscal Year-End Table, the named executive officers held significant amounts of stock throughout 2007 and experienced a diminution in wealth along with other stockholders. In addition, due to their significant stock holdings, the executive officers, like other stockholders, received an income reduction when the Board of Directors reduced the dividend to stockholders as announced in 2008.

•	Retirement and other deferred compensation plans. With the exceptions noted below, the named executive officers are eligible to participate in the Citigroup Pension Plan and the Citigroup 401(k) Plan, which are tax-qualified retirement plans available to all eligible U.S. Citi employees. The purpose of these programs is to provide employees with tax-advantaged savings opportunities and income after retirement or other termination from Citi. Basic broad-based, tax-qualified retirement benefits are provided to assist employees in saving and accumulating assets for their retirement. Eligible pay under these plans is limited to IRC annual limits ($225,000 for 2007). More information on the terms of Citi’s retirement plans is provided in the narrative following the Pension Benefits Table.

The Citigroup Pension Plan was closed to new entrants after December 31, 2006, and accordingly, Mr. Pandit and Mr. Crittenden (who were hired in 2007) are not eligible to participate in that plan. The Citigroup Pension Plan ceased cash balance accruals for all eligible participants, including the eligible named executive officers, effective December 31, 2007. Eligible Citi employees, including the named executive officers, may receive an enhanced matching contribution for 2008 under the Citigroup 401(k) Plan. In 2007, Sir Winfried Bischoff was eligible to participate in the broad-based retirement programs generally available to similarly situated employees in the U.K. and was not eligible for the U.S. broad-based retirement programs.

Historically, Citi has not relied on nonqualified retirement or deferred compensation arrangements to provide substantial compensation to its executives.

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Mr. Prince, Citi’s former CEO, is the only named executive officer who has accrued benefits under legacy nonqualified retirement plans, as described in detail in the narrative following the Pension Benefits Table. Accruals for Mr. Prince under these supplemental plans ceased in 1993 for one supplemental plan and in 2001 for another plan. After 2001, the only retirement benefits accrued by the named executive officers were those available generally to all salaried employees.

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Mr. Klein has entered into a deferral agreement applicable to his equity awards that would have vested in January 2007 and later years, but for the deferral agreement. The deferral agreement was entered into at the request of Citi primarily due to the tax effect on Citi of Mr. Klein’s compensation. The arrangement does not result in an increase to Mr. Klein’s total compensation from Citi, as explained in more detail in connection with the Nonqualified Deferred Compensation Table.

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Health and insurance plans. With the exception noted below, the named executive officers are eligible to participate in the company-sponsored U.S. benefit programs on the same terms and conditions as those made available to U.S. salaried employees generally. Basic health benefits, life insurance, disability benefits and similar programs are provided to ensure that employees have access to healthcare and income protection for themselves and their family members. Under Citi’s U.S. medical plans, higher-paid employees are required to pay a significantly higher amount of the total premiums, while the premiums paid by lower paid employees receive a higher subsidy from Citi. In 2007, Sir Winfried was eligible to participate in the broad-based health and insurance programs generally available to similarly situated employees in the U.K. and was not eligible for the U.S. broad-based programs.

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Other compensation. Citi pays additional compensation to its named executive officers in the form of personal benefits to the extent set forth in the Summary Compensation Table. A discussion of personal benefits is provided in the footnotes to the Summary Compensation Table.

As authorized by its stockholder-approved stock incentive plans, Citi pays dividend equivalents on nonvested restricted or deferred stock awards on the same basis to all employees receiving such awards, which includes a significant percentage of all employees worldwide. The dividend rate is the same for the named executive officers as for other stockholders. This practice is consistent with and furthers the goal of aligning the interests of employees with those of stockholders.

Accordingly, the named executive officers and other employees will receive a direct decrease in income, in proportion to their share holdings, as a result of the recent reduction of the dividend.

Process for determining executive officer compensation

The role of the Personnel and Compensation Committee.    The committee is responsible for evaluating the performance of and determining the compensation for the CEO, and approves the compensation for the operating committee. The committee also approves the compensation structure for senior management groups, including the members of the business planning groups and the most senior managers of corporate staff and other highly paid professionals, in accordance with guidelines established by the committee from time to time. The committee regularly reviews the design and structure of Citi’s compensation programs to ensure that management’s interests are aligned with stockholders and that the compensation programs are aligned with Citi’s strategic priorities.

In furtherance of these goals, the committee has retained Independent Compensation Committee Adviser, LLC (ICCA) to provide independent evaluations and advice regarding executive compensation. ICCA does no other work for Citi, reports directly to the chair of the committee and meets with the committee in executive session, without the presence of Citi management. ICCA was asked to review the committee’s process, its decisions regarding current CEO compensation and the compensation of other members of senior management, and the reasons for reaching those decisions. The committee also relies on Mercer Human Resource Consulting to provide data, evaluations and advice regarding executive compensation. The committee instructed the consultants to meet with senior management to review Citi’s process, financial performance, and market data. The consultants were asked to evaluate the compensation recommendations for senior management in light of these factors and management’s description of the performance assessment.

Benchmarking.    Near and after the end of 2007, benchmarking information on performance of peer companies and compensation at peer companies was obtained from publicly available sources and third-party proprietary databases, and reviewed by management with the compensation consultants. Compensation paid to the named executive officers is intended to be competitive with pay at peer companies, recognizing that the combination of lines of business at Citi is not replicated at any other company. The companies considered to be peers for compensation benchmarking purposes were American Express, Bank of America, Bank of New York Mellon, Capital One, Credit Suisse Group, Deutsche Bank, General Electric, Goldman Sachs, HSBC, JP Morgan Chase, Lehman Brothers, Merrill Lynch, Morgan Stanley, UBS, Wachovia and Wells Fargo. The financial criteria benchmarked were earnings, net income after cost of capital, earnings per share growth, revenue growth, return on common equity, and criteria relating to stock price (five-year and one-year total returns, price to book value ratio, and 2007 price/earnings ratio). The benchmarking results provided background and context for committee decisions; the information regarding peer companies and pay practices of the peer group informed but did not govern the committee’s award determination for any particular named executive officer.

ICCA concluded that in light of the extraordinary financial upheavals that occurred at the end of 2007, there was limited meaningful guidance regarding contemporary compensation practices, as compensation data from 2006 and 2007 compensation surveys became an unreliable predictor of actual competitor compensation practices for 2007.

Performance evaluations and determination of the nominal amount of the awards.    In January 2008, senior management presented a general review and evaluation of the executive officers to the committee. The evaluation was based on a review of the performance of each of the executive officers by their managers against the criteria set forth in the Senior Executive Compensation

Guidelines, including (a) Citi’s financial performance (such as revenue growth, expenses, net income, return on equity, and total return to stockholders), (b) the business practices, including the overall control ratings, of the business for which the executive was responsible, (c) talent development, including development of diverse talent and improvements in objective surveys on employee-focused matters, and (d) the ability of the applicable business to execute on Citi’s strategic plan, including through successful acquisitions. Executives whose businesses performed well in the current economic environment were rewarded for strong performance in challenging times.

In executive session, the committee then determined the nominal amount of each executive’s compensation. The committee received an evaluation of CEO compensation from ICCA in executive session, and then determined compensation for the new CEO based on this input, the CEO’s performance and benchmarking data. Each of the factors comprising the performance results was considered by the committee in determining the nominal amount of each executive’s compensation. Formulaic approaches were not used to weight these factors, consistent with the committee’s and Citi’s belief that the adoption of any given formula could inadvertently encourage undesirable behavior (e.g., favoring one financial measure to the exclusion of other important values).

The committee decided to make retention awards in either stock or cash to senior executives in varying amounts on a case-by-case basis. The awards were focused on the need to retain the applicable executive to provide for the future performance of Citi while also taking into account the executive’s past performance and compensation history. In deciding to make retention awards, the committee considered each executive’s demonstrated influence with clients, employees, and shareholders at a time when Citi took measures to change senior management and improve its capital position. This non-formulaic approach led to significant differences in the compensation paid to the named executive officers, as in making individual awards, the committee must take into account the competitive marketplace for individuals with widely differing job responsibilities at Citi, length of service with Citi, size of the business for which they are responsible, and tenure in the financial services industry.

Citi’s CEO and three other highest-paid executive officers are subject to the Executive Performance Plan. For these executives (Mr. Pandit, Mr. Kaden, Mr. Klein and Mr. Volk), no bonus amounts were paid in respect of 2007 in accordance with the terms of that plan. The executives received retention equity awards that vest over a two- or four-year period. Mr. Kaden, Mr. Klein and Mr. Volk also received deferred cash retention awards, as described in more detail above. Mr. Pandit did not receive a deferred cash retention award. The deferred cash retention awards are in a form that aligns the ultimate value of these awards with Citi’s future performance, as the awards will increase or decrease in value according to the total return on Citi stock through the vesting date. The allocation between deferred cash and retention equity awards was made on a case-by-case basis, taking into account the relative mix of cash and stock awards received by the executives in past years and by other executives in the applicable business as well as the impact of the committee’s decisions on the composition of the Summary Compensation Table. The committee made additional awards to Mr. Pandit as described below, in recognition of his new role as CEO.

For the named executive officers who were not subject to the Executive Performance Plan (Sir Winfried, Mr. Crittenden and Ms. Krawcheck), the committee determined the nominal amount of the incentive and retention awards using the non-formulaic process described above, subjecting 40 percent of the award to CAP in accordance with the guidelines applicable to all employees. In contrast to previous years when 60 percent of the annual incentive and retention award was payable to senior executives in cash, the committee capped current cash compensation at 30 percent of the award, and awarded the remaining 30 percent of the nominal amount as retention equity awards (which are explained in more detail above in this Compensation Discussion and Analysis). The committee also made additional retention equity awards of $2.5 million to Mr. Crittenden and $1.5 million to Ms. Krawcheck, to reflect their outstanding individual contributions in 2007, demand for their exceptional skills in the marketplace, and their expected contributions to the future success of Citi.

CAP awards are long-term incentives designed to increase retention and their value relates directly to the enhancement of stockholder value. The terms and conditions of CAP awards, including the vesting periods and provisions regarding termination of employment, are the same for the named executive officers as for all other CAP participants, and are described in more detail in the General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table and the discussion of Potential Payments upon Termination or Change in Control below.

Independent consultant review.    After the committee determined each named executive officer’s incentive and retention compensation ICCA reviewed the committee’s decisions to determine whether the compensation paid to each executive was reasonable, based on the criteria described above that were used by the committee and related results. Based on its review of these factors, the independent consultant determined that the compensation awarded to each named executive officer in 2008 was reasonable.

Mr. Pandit.    In connection with his appointment as CEO, the committee made equity awards to Mr. Pandit in January 2008 that are designed to incentivize and reward him based on the future performance of Citi. These awards consisted of (a) 1 million shares of restricted stock vesting ratably over a four-year period (the sign-on stock award) and (b) options for 3 million shares of stock vesting ratably over a four-year period (the sign-on options). The sign-on options have a ten-year term. The exercise price of one-third of the sign-on options is equal to the grant date price ($24.40), another third have an exercise price that is 25 percent above the grant date price ($30.50) and one-third have an exercise price that is 50 percent above the grant date price ($36.60). The grant date price of $24.40 is the closing price of Citi stock on the NYSE on the date of grant (January 22, 2008). The options will only have value to the extent that the Citi stock price exceeds each exercise price after the vesting of such options.

Awards made by the committee

Based on the foregoing, in January 2008 the committee approved the following incentive and retention awards to the following named executive officers (excluding the special equity awards approved for Mr. Pandit in January 2008 in connection with his new CEO role):

Name	Cash Bonus	Deferred Cash Retention Awards	Stock Awards Under CAP	Retention Equity Awards	Options	Total
Sir Winfried Bischoff	$1,950,000	$0	$3,092,039	$1,950,000	$0	$6,992,039
Vikram Pandit	$0	$0	$0	$2,500,000	$0	$2,500,000
Gary Crittenden	$2,850,000	$0	$4,591,667	$5,350,000	$0	$12,791,667
Sallie Krawcheck	$2,910,000	$0	$4,688,333	$4,410,000	$0	$12,008,333
Lewis Kaden	$0	$4,000,000	$0	$4,312,500	$0	$8,312,500
Michael Klein	$0	$5,500,000	$0	$13,800,000	$0	$19,300,000
Stephen Volk	$0	$1,300,000	$0	$8,950,000	$0	$10,250,000

The committee made equity awards in 2008 and in prior years based on the grant date fair value of the awards and not on the accounting treatment of those or prior awards in Citi’s financial statements under the Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)) or other applicable accounting standards. Under SEC rules, the treatment in the Summary Compensation Table of equity awards is based on those accounting principles. As a result of this requirement, equity awards with the same terms may differ in value as presented in the Summary Compensation Table depending on an executive’s age and length of service with Citi, and therefore, it may be difficult to discern the committee’s judgments about executive performance for 2007.

The table set forth below summarizes the difference between the actions taken by the committee in January 2008 regarding equity awards and the equity award values appearing in this year’s Summary Compensation Table. The first two columns (after the executives’ names) below show the equity awards that were made by the committee in January 2008 (excluding the special equity awards approved for Mr. Pandit in January

2008 in connection with his new CEO role). The third column is the values for equity awards required to be shown in the Summary Compensation Table in accordance with SEC rules. The last column shows the difference between the sum of the first two columns (the committee action) and the third column (values required by SEC rules).

Name	Stock Awarded in January 2008 under CAP	Stock Awarded in January 2008 (Retention Equity Awards)	Value of Stock Awards Shown in 2007 Summary Compensation Table (including LTIP)	Difference Between Stock Awarded and Summary Compensation Table Values
Sir Winfried Bischoff	$3,092,039	$1,950,000	$3,305,848	$1,736,191
Vikram Pandit	$0	$2,500,000	$323,813	$2,176,187
Gary Crittenden	$4,591,667	$5,350,000	$4,850,872	$5,090,795
Sallie Krawcheck	$4,688,333	$4,410,000	$3,421,762	$5,676,571
Lewis Kaden	$0	$4,312,500	$2,239,862	$2,072,638
Michael Klein	$0	$13,800,0000	$1,151,707	$12,648,293
Stephen Volk	$0	$8,950,000	$6,061,786	$2,888,214

The table shows that the committee awarded more equity in January 2008 than is reflected in the Summary Compensation Table; as discussed previously in this Compensation Discussion and Analysis, the committee awarded more equity and less cash than in prior years. The differences shown in the table between committee action and the Summary Compensation Table are largely attributable to the fact that the Summary Compensation Table, prepared in accordance with SEC regulations, values equity awards based principally on the treatment of compensation expense in the income statement of the employer under SFAS 123(R). In general, under that rule, an equity award is expensed over the vesting period of the equity award, unless the employee is eligible to retire. If the employee is eligible to retire, then the award must be expensed on the grant date or accrued over a service period prior to the grant date. Although Citi’s equity programs do not expressly contain retirement provisions, they do have terms that result in retirement treatment under the applicable accounting standards.

At Citi, if an employee’s age and years of service total at least 75, all of his or her equity awards will continue to vest on schedule after termination of employment under most circumstances (the Rule of 75). Accordingly, under SFAS 123(R), awards made to individuals who meet the Rule of 75 must be expensed on or prior to the grant date. If an employee’s age and service total at least 60 and certain other service requirements are satisfied, a portion of his or her equity awards will continue to vest on schedule after termination of employment under most circumstances (the Rule of 60). Accordingly, under SFAS 123(R), that portion of the awards made to an individual who meets the Rule of 60 must be expensed on or prior to the grant date.

In addition, many of the equity awards made by the committee were retention equity awards that vest over future periods. No SFAS 123(R) expense was incurred for retention equity awards during 2007, so they are not reflected in the 2007 Summary Compensation Table. These awards will be expensed under SFAS 123(R) over their vesting periods and therefore will be disclosed in future Summary Compensation Tables. All retention equity awards are expensed over their vesting periods as they do not contain retirement or Rule of 75/Rule of 60 provisions.

Furthermore, under SFAS 123(R), charges are made for LTIP awards even in years, such as 2007, for which the executives forfeit the awards because performance targets were not met. The LTIP awards are expensed over their vesting periods as they do not contain retirement or Rule of 75/Rule of 60 provisions.

The differences between the stock awards made by the committee and the values in the Summary Compensation Table are explained as follows:

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Sir Winfried Bischoff: Sir Winfried meets the Rule of 75. Accordingly, under SFAS 123(R), his CAP awards must be expensed on or prior to the grant date. In 2007, Citi accrued in full an expense in respect of the CAP awards made to him in January 2008. In accordance with the accounting rules as described above, the values of his retention awards are not shown in the Summary Compensation Table and the amount shown in the Summary Compensation Table for Sir Winfried includes the charges for his January 2008 CAP awards and the 2007 amortization charge for the LTIP. No executive earned any awards under the LTIP for 2007.

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Mr. Pandit: Mr. Pandit does not meet the Rule of 60 or the Rule of 75, which means that under SFAS 123(R), his equity awards are expensed over their vesting periods. In accordance with the applicable accounting rules, the values of his retention equity awards and his CEO awards are not shown in the Summary Compensation Table and the amount shown for Mr. Pandit is the 2007 amortization charge for the LTIP. No executive earned any awards under the LTIP for 2007.

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Mr. Crittenden: Mr. Crittenden does not meet the Rule of 60 or the Rule of 75, which means that under SFAS 123(R), his equity awards are expensed over their vesting periods. In accordance with the applicable accounting rules, the amount shown in the Summary Compensation Table for Mr. Crittenden includes the 2007 amortization charges for certain sign-on awards made pursuant to his employment agreement and the LTIP, and does not reflect CAP or any other equity awards made in January

2008. No executive earned any awards under the LTIP for 2007.

•

Ms. Krawcheck: Ms. Krawcheck does not meet the Rule of 60 or the Rule of 75, which means that under SFAS 123(R), her CAP and other equity awards are expensed over their vesting periods. Accordingly, the amount shown in the Summary Compensation Table for Ms. Krawcheck includes the 2007 amortization charges for the awards made in prior years that are still vesting and the LTIP, and does not reflect any equity awards made in January 2008. No executive earned any awards under the LTIP for 2007.

•

Mr. Kaden: Mr. Kaden does not meet the Rule of 60 or the Rule of 75, which means that under SFAS 123(R), his CAP and other equity awards are expensed over their vesting periods. Accordingly, the amount shown in the Summary Compensation Table for Mr. Kaden includes the amortization charges for the awards made in prior years that are still vesting and the LTIP, and does not reflect any equity awards made in January 2008. No executive earned any awards under the LTIP for 2007.

•

Mr. Klein: Mr. Klein meets the Rule of 60. Accordingly, some of Mr. Klein’s CAP awards from prior years are still vesting, and under SFAS 123(R), the amount shown in the Summary Compensation Table for Mr. Klein includes the amortization charges for awards made in prior years that are still vesting and the LTIP, and does not reflect any equity awards made in January 2008. No executive earned any awards under the LTIP for 2007.

•

Mr. Volk: Mr. Volk does not meet the Rule of 60 or the Rule of 75, which means that under SFAS 123(R), his CAP and other equity awards are expensed over their vesting periods. Accordingly, the amount shown in the Summary Compensation Table for Mr. Volk includes the amortization charges for the awards made in prior years that are still vesting and the LTIP, and does not reflect any equity awards made in January 2008. No executive earned any awards under the LTIP for 2007.

Mr. Prince is not included in the foregoing tables because the committee took no action in respect of Mr. Prince in January 2008. The full board took action with respect to Mr. Prince in November 2007, as explained in more detail below under “Potential Payments upon Termination or Change in Control.”

The values for the stock option awards disclosed in the Summary Compensation Table (appearing later in this section) also differ from committee action in January 2008 in respect of 2007 performance, as shown in the table below (excluding the special equity awards approved for Mr. Pandit in January 2008 in connection with his new CEO role).

Name	Value of Stock Options Awarded in January 2008 for 2007 Performance	Value of Stock Options Shown in 2007 Summary Compensation Table
Sir Winfried Bischoff	$0	$0
Vikram Pandit	$0	$0
Gary Crittenden	$0	$0
Sallie Krawcheck	$0	$266,888
Lewis Kaden	$0	$0
Michael Klein	$0	$976,885
Stephen Volk	$0	$0

In accordance with SEC rules, the value of stock options shown in the 2007 Summary Compensation Table includes certain SFAS 123(R) charges for options granted in prior years plus the SFAS 123(R) value of 2007 reload options.

In accordance with SFAS 123(R), reload options granted to Mr. Klein were expensed in 2007, and to the extent required by SFAS 123(R), these values are included in the Summary Compensation Table. The fair values of stock options granted to Ms. Krawcheck and Mr. Klein in prior years were expensed in Citi’s income statement in 2007 over the applicable vesting periods, and accordingly, the amounts disclosed in the Summary Compensation Table for Ms. Krawcheck and Mr. Klein include some expense recorded in 2007 in respect of their prior years’ awards.

Mr. Rubin.    During 2007, Mr. Robert Rubin served as a director and Chairman of the executive committee. He served as Chairman of the board from November 5 through December 11, 2007. In its review, the committee noted Mr. Rubin’s ongoing important advisory and representational roles for Citi and the value provided to Citi and its stockholders. Additionally, the committee noted Mr. Rubin’s critical leadership roles in 2007 during the period around Mr. Prince’s departure, including as Chairman of the board and including his key roles with Citi’s clients and other external stakeholders, and in strengthening Citi’s leadership ranks, capital base, and balance sheet. Mr. Rubin expressed his view to the committee that at this stage in his career and in his circumstances, retention compensation was not necessary for him in this cycle and that such grants were better awarded to others at different stages in their careers at Citi. The committee considered Mr. Rubin’s request and did not award Mr. Rubin retention compensation in January 2008.

Other important compensation policies affecting named executive officers

•

Timing of awards. Equity incentive and retention awards are made at the regularly scheduled committee meeting in January, which is the grant date for annual incentive and retention awards made to all employees. Citi sets the date of the committee meeting well in advance of the actual meeting, and Citi’s practice for several years has been to hold the meeting at which awards are made on the third or fourth Tuesday of the month. In January 2006 and January 2007, fourth quarter earnings were released a few days later; in 2006 the closing share price declined between the date the awards were priced and the date of the earnings release, and in 2007, the closing share price increased in this time frame. In 2008, earnings were released before the award date and during the pricing period for the awards of restricted or deferred stock, which is the five business days before the award date. Citi does not coordinate awards with the release of earnings for any purpose, including the purpose of affecting executive compensation.

•

Grants of stock options. None of the named executive officers received a discretionary grant of stock options as part of his or her incentive and retention awards for 2007. Two named executive officers (Mr. Klein and Mr. Prince) received reload options whose issuance resulted from rights that were granted to them as part of an earlier option grant and were made under Citi’s stockholder-approved equity compensation plans. Mr. Pandit received a unique forward-looking stock option grant in recognition of his new role as CEO. Since 2003, Citi has not granted reload options except to the extent required by the terms of previously granted options.

•

Pricing of stock options. Citi’s equity plans generally provide that the exercise price of options is no less than the closing price of a share of Citi common stock on the NYSE on the trading date immediately preceding the date on which the option was granted. However, the exercise price of a reload or extraordinary option is the closing price of a share of Citi common stock on the NYSE on the date on which the option is granted. Consistent with the latter approach, the exercise prices of Mr. Pandit’s extraordinary stock options are based on the closing price of a share of Citi common stock on the NYSE on the date on which the options were granted. Citi believes that both pricing approaches are appropriate measures of fair market value.

•

Tax deductibility of the named executive officers’ incentive and retention compensation. The Executive Performance Plan was approved by stockholders in 1999 and establishes criteria for determining the maximum amount of tax-deductible bonus compensation available for executives covered by the plan. In 2007, the Executive Performance Plan did not provide for a bonus pool as financial performance targets were not achieved, and eligible executives did not receive incentive compensation in respect of 2007 under the plan. While Citi currently seeks to preserve deductibility of compensation paid to the named executive officers under section 162(m) of the IRC, Citi has retained the flexibility to provide compensation arrangements necessary to recruit and retain outstanding executives. Non-deductible compensation was paid to some named executive officers in 2007, to the extent determined by the committee to be necessary to compensate the executives considered to be critical to improving Citi’s performance in the future.

•

Change in control agreements. In 2002, Citi’s board adopted a resolution specifically prohibiting cash payments to a departing executive officer in the event of a change in control that would equal or exceed three times the executive officer’s annual income. Citi generally does not provide for change in control protection as part of individual employment arrangements. None of the named executive officers has change in control arrangements in addition to those applicable to their equity awards under Citi’s stockholder-approved equity plans, as described in detail below under Potential Payments upon Termination or Change in Control.

•

Recoupment of unearned compensation. As part of Citi’s Corporate Governance Guidelines, the board has adopted a policy requiring reimbursement, in all appropriate cases, of any bonus or incentive compensation awarded to an executive officer or effecting the cancellation of nonvested restricted or deferred stock awards previously granted to the executive officer if: (a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.

•

Policy on employment agreements. Citi will enter into a new employment agreement with an executive officer or a candidate only when necessary to attract or retain exceptional personnel. Any employment agreement with an executive officer (a) must be approved by the committee; (b) should have as short a term as possible and provide as few terms and conditions as are necessary to accomplish its purpose; and (c) if required by law to be available for public review, must be filed promptly with the appropriate regulatory authority. Employment agreements with executive officers may not provide for post-retirement personal benefits of a kind not generally available to employees or retirees, except with the express prior approval of the board.

•

Use of compensation consultants. The committee charter provides that its compensation determinations regarding the CEO and other members of senior management should reflect the advice of an independent compensation consultant. The committee retained ICCA starting in 2006 as part of its effort to ensure the independence of the advice it receives. ICCA performs no work for Citi other than its assignments from the committee. ICCA meets separately with the committee and its chair outside the presence of management at meetings at which compensation decisions are made.

The committee also receives data, evaluations and advice regarding executive compensation from Mercer. Mercer provides substantial other services to Citi, including consulting on broad-based medical plans offered to U.S. active and retired employees (e.g., healthcare vendor management, health plan design strategy and development of offerings for annual enrollment, and development of wellness programs and health savings accounts), administration of HMO networks, compliance assistance, COBRA administration, administration of Citi’s flexible spending accounts, and administration of the Citi intranet site that provides information on employees’ total compensation.

Compensation Tables

The following tables show Citi’s compensation for any person serving as Chief Executive Officer or Chief Financial Officer during 2007 and Citi’s three other most highly compensated executive officers. The form of the tables is set by SEC regulations.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)			Stock Awards ($)(1)			Stock Options ($)(2)			Non- Equity Incentive Plan Compen- sation ($)		Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)			All Other Compen- sation ($)(3)		Total ($)
Sir Winfried Bischoff Chairman(4)	2007		$373,734		$1,950,000	(5)		$3,305,848	(6)		$0			$0		$500,808	(7)		$0		$6,130,390
Vikram Pandit CEO(8)	2007		$250,000		$0			$323,813	(9)		$0			$0		$0			$0		$573,813
Gary Crittenden Chief Financial Officer(10)	2007		$403,410		$14,030,000	(11)		$4,850,872	(12)		$0			$0		$0			$85,224		$19,369,506
Sallie Krawcheck Chair and CEO—GWM (13)	2007 2006	$ $	500,000 500,000	$ $	2,910,000 5,820,000	(5)	$ $	3,421,762 2,946,251	(14) (17)	$ $	266,888 645,701	(15) (18)	$ $	0 0	$ $	6,740 6,315	(16) (19)	$ $	34,402 0	$ $	7,139,792 9,918,267
Lewis Kaden Vice Chairman	2007		$500,000		$4,000,000	(20)		$2,239,862	(21)		$0			$0		$10,643	(22)		$20,802		$6,771,307
Michael Klein CEO— Global Banking	2007		$212,500		$5,500,000	(20)		$1,151,707	(23)		$976,885	(24)		$0		$14,596	(25)		$5,750		$7,861,438
Stephen Volk Vice Chairman	2007 2006	$ $	212,500 200,000	$ $	1,300,000 5,670,000	(20)	$ $	6,061,786 3,915,520	(26) (28)	$ $	0 0		$ $	0 0	$ $	11,114 10,928	(27) (29)	$ $	12,447 29,488	$ $	7,597,847 9,825,936
Charles Prince Former Chairman and CEO(30)	2007 2006	$ $	1,000,000 1,000,000	$ $	10,400,958 13,200,000	(31)	$ $	3,132,408 13,765,741	(32) (35)	$ $	337,367 746,607	(33) (36)	$ $	0 0	$ $	55,367 137,441	(34) (37)	$ $	179,276 258,338	$ $	15,105,376 29,108,127

(1)

The values in this column represent the applicable portions of the fair values on the grant dates of the shares awarded to the named executive officers, as described in more detail in the applicable footnotes below.

(2)

The assumptions made when calculating the amounts in this column for 2007, 2006 and 2005 awards are found in footnote 8 to the Consolidated Financial Statements of Citigroup Inc. and its Subsidiaries, as filed with the SEC on Form 10-K for 2007. The assumptions made when calculating the amounts in this column for 2004 awards are found in footnote 8 to the Consolidated Financial Statements of Citigroup Inc. and its Subsidiaries, as filed with the SEC on Form 10-K for 2006. The assumptions made when calculating the amounts in this column for 2003 and 2002 awards are found in footnote 23 to the Consolidated Financial Statements of Citigroup Inc. and its Subsidiaries, as filed with the SEC on Form 10-K for 2003.

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(3)	Set forth below is a breakdown of All Other Compensation (i.e., personal benefits):

Name	Security Services/ Systems ($)	Aircraft ($)	Ground Transportation ($)	Financial and Tax Planning ($)	Medical and Dental Benefits ($)	Hart-Scott- Rodino Filing Fees ($)	Other Income ($)	Tax Gross-Up ($)	Total ($)
Sir Winfried Bischoff	$0	$0	$0	$0	$0	$0	$0	$0	$0
Vikram Pandit	$0	$0	$0	$0	$0	$0	$0	$0	$0
Gary Crittenden	$0	$0	$85,224	$0	$0	$0	$0	$0	$85,224
Sallie Krawcheck	$0	$2,479	$31,923	$0	$0	$0	$0	$0	$34,402
Lewis Kaden	$0	$0	$20,802	$0	$0	$0	$0	$0	$20,802
Michael Klein	$0	$0	$5,750	$0	$0	$0	$0	$0	$5,750
Stephen Volk	$0	$0	$12,447	$0	$0	$0	$0	$0	$12,447
Charles Prince	$1,844	$170,972	$6,460	$0	$0	$0	$0	$0	$179,276

Each named executive officer’s personal use of corporate aircraft is calculated based on the aggregate incremental cost of the flight to Citi. Aggregate incremental cost is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service. The flight-hour charge reflects the direct operating cost of the aircraft, including fuel, lubricants and the like, aircraft hangaring, insurance, airport fees and assessments, customs and permit fees, in-flight food and flight planning and weather services. In addition, the flight-hour charge also reflects an allocable allowance for the indirect costs of operating the aircraft including a reserve for periodic maintenance, a reserve for engine maintenance and a reserve for general maintenance. Sir Winfried and Mr. Pandit have entered into Aircraft Time Sharing Agreements with Citiflight, Inc. (a subsidiary of Citigroup Inc.) that allow them to reimburse Citi for the cost of their personal use of corporate aircraft. During 2007 as CEO, Mr. Prince was required under Citi’s security policy to use corporate aircraft for all of his flights.

(4)	Sir Winfried became Chairman of the Board effective December 11, 2007 and served as acting CEO of Citi from November 9, 2007 through December 11, 2007.
(5)	This amount is a discretionary cash bonus paid in January 2008 for performance in 2007.
(6)

This amount is the sum of (a) the fair value of the CAP shares granted to Sir Winfried in January 2008 in respect of 2007 performance ($3,092,039), plus (b) the portion of the SFAS 123(R) accounting cost attributable to Sir Winfried’s participation in the LTIP ($213,809). No awards were earned by any executive under the LTIP for 2007.

(7)

The change in pension value for Sir Winfried’s benefit under the Citigroup Global Markets Limited Pension and Life Assurance Scheme RBS Section for 2007 was $500,808. Sir Winfried’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.

(8)	Mr. Pandit became CEO of Citi effective December 11, 2007.
(9)	The amount represents the portion of the SFAS 123(R) accounting cost attributable to Mr. Pandit’s participation in the LTIP. No awards were earned by any executive under the LTIP for 2007.
(10)	Mr. Crittenden became CFO on March 12, 2007, when he commenced employment with Citi.
(11)

The amount is the sum of (a) $11,180,000, which is Mr. Crittenden’s award paid in cash on March 30, 2007 pursuant to his employment agreement with Citi dated February 23, 2007 in respect of forfeited options on stock of his former employer, and (b) $2,850,000, which is the cash component of the $9,500,000 annual incentive and retention award in respect of 2007 paid in January 2008 pursuant to the terms of Mr. Crittenden’s employment. The remainder of the guaranteed amount was awarded in Citi stock, all of which is expensed under SFAS 123(R) in 2008 and later years.

(12)

This amount includes $4,527,059 in respect of the SFAS 123(R) fair value of Mr. Crittenden’s sign-on awards described in more detail under the discussion below of his employment agreement, plus $323,813 in SFAS 123(R) accounting cost attributable to the LTIP. No awards were earned by any executive under the LTIP for

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2007. The amount does not include the fair value of the CAP shares awarded to Mr. Crittenden in January 2008 in respect of 2007 performance. That amount is disclosed in the Awards made by the Committee section of the Compensation Discussion and Analysis.

(13)	Ms. Krawcheck was CFO of Citi through March 12, 2007, when she became the Chairman and Chief Executive Officer of Global Wealth Management.
(14)

This amount represents the SFAS 123(R) accounting cost that Citi recorded in its income statement in 2007 for the CAP shares granted to Ms. Krawcheck in January 2007 in respect of 2006 performance ($1,074,410), in January 2006 in respect of 2005 performance ($1,063,333), in January 2005 in respect of 2004 performance ($870,000), and in January 2004 in respect of 2003 performance ($90,206). It also includes $323,813 in SFAS 123(R) accounting cost attributable to Ms. Krawcheck’s participation in the LTIP. No awards were earned by any executive under the LTIP for 2007. The amount does not include the fair value of the CAP shares awarded to Ms. Krawcheck in January 2008 in respect of 2007 performance. That amount is disclosed in the Awards made by the Committee section of the Compensation Discussion and Analysis.

(15)

This amount represents the SFAS 123(R) accounting cost that Citi recorded in its income statement in 2007 in respect of the stock options Ms. Krawcheck was granted in 2004 ($18,166), 2003 ($38,416), and 2002 ($210,306). None of Ms. Krawcheck’s options have a reload feature.

(16)

The change in pension value for Ms. Krawcheck’s benefit under the Citigroup Pension Plan for 2007 was $6,740. Ms. Krawcheck’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.

(17)

This amount represents the SFAS 123(R) accounting cost that Citi recorded in its income statement in 2006 for the CAP shares granted to Ms. Krawcheck in January 2006 in respect of 2005 performance ($974,722), in January 2005 in respect of 2004 performance ($870,000), in January 2004 in respect of 2003 performance ($1,082,472), and in January 2003 in respect of 2002 performance ($19,057).

(18)

This amount represents the SFAS 123(R) accounting cost that Citi recorded in its income statement in 2006 in respect of the stock options Ms. Krawcheck was granted in 2004 ($58,596), 2003 ($83,082), and 2002 ($504,023). None of Ms. Krawcheck’s options have a reload feature.

(19)

The change in pension value for Ms. Krawcheck’s benefit under the Citigroup Pension Plan for 2006 was $6,315. Ms. Krawcheck’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.

(20)	This amount is a deferred cash retention award, as described in the Compensation Discussion and Analysis.
(21)

This amount includes the SFAS 123(R) accounting cost that Citi recorded in its income statement in 2007 in respect of the CAP shares awarded to Mr. Kaden in January 2007 in respect of 2006 performance ($803,906) and in January 2006 in respect of 2005 performance ($1,142,500). It also includes $293,456 in SFAS 123(R) accounting cost attributable to the LTIP. No awards were earned by any executive under the LTIP for 2007.

(22)

The change in pension value for Mr. Kaden’s benefit under the Citigroup Pension Plan for 2007 was $10,643. Mr. Kaden’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.

(23)

This amount includes the SFAS 123(R) accounting cost that Citi recorded in its income statement in 2007 in respect of the CAP premium shares that Citi granted to Mr. Klein in January 2007 in respect of 2006 performance ($339,931), in January 2006 in respect of 2005 performance ($266,666), in January 2005 in respect of 2004 performance ($204,167), and in January 2004 in respect of 2003 performance ($17,130). It also includes $323,813 in SFAS 123(R) accounting cost attributable to the LTIP. No awards were earned by any executive under the LTIP for 2007.

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(24)

This amount represents the SFAS 123(R) accounting cost that Citi recorded in its income statement in 2007 in respect of the options Mr. Klein received in 2007 ($101,252), 2006 ($837,123), 2004 ($11,808), and 2002 ($26,702). The 2007 and 2006 amounts are the full SFAS 123(R) fair value of the reload options granted to Mr. Klein in such years pursuant to the terms of options previously granted to him.

(25)

The change in pension value for Mr. Klein’s benefit under the Citigroup Pension Plan was $14,596. Mr. Klein’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.

(26)

This amount includes the SFAS 123(R) accounting cost that Citi recorded in its income statement in 2007 in respect of the CAP shares awarded to Mr. Volk in January 2007 in respect of 2006 performance ($3,349,500), in January 2006 in respect of 2005 performance ($1,675,556), and in January 2005 in respect of 2004 performance ($712,917). It also includes $323,813 in SFAS 123(R) accounting cost attributable to the LTIP. No awards were earned by any executive under the LTIP for 2007.

(27)

The change in pension value for Mr. Volk’s benefit under the Citigroup Pension Plan was $11,114. Mr. Volk’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.

(28)

This amount includes the SFAS 123(R) accounting cost that Citi recorded in its income statement in 2006 in respect of the CAP shares awarded to Mr. Volk in January 2006 in respect of 2005 performance ($1,535,926) and in January 2005 in respect of 2004 performance ($712,917). It also includes a portion of the fair value of the sign-on stock award Mr. Volk received in 2004 ($1,666,677).

(29)

The change in pension value for Mr. Volk’s benefit under the Citigroup Pension Plan was $10,928. Mr. Volk’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.

(30)	Effective November 5, 2007, Mr. Prince resigned from the roles of Chairman and CEO. He retired from employment with Citi effective December 31, 2007.
(31)

Mr. Prince was awarded this amount pursuant to a separation agreement dated November 4, 2007, that is described in more detail in the discussion of Potential Payments upon Termination or Change in Control.

(32)

This amount represents the SFAS 123(R) accounting cost that Citi recorded in its income statement in 2007 in respect of the special equity award made to Mr. Prince in July 2003. Mr. Prince did not receive any new equity awards in 2007 or as part of his separation agreement.

(33)

This amount represents the full SFAS 123(R) fair value of the reload options granted to Mr. Prince in 2007 pursuant to the terms of options previously granted to him. Mr. Prince did not receive any new stock options in 2007 or as part of his separation agreement.

(34)

The change in pension value for Mr. Prince’s benefit under the Citigroup Pension Plan for 2007 was $24,069. The change in pension value for Mr. Prince’s benefit under the Travelers Retirement Benefit Equalization Plan (the Travelers RBEP) for 2007 was $14,577. The change in pension value for Mr. Prince’s benefit under the Travelers Supplemental Retirement Plan for 2007 was $16,721. Mr. Prince’s above-market or preferential earnings for 2007 on compensation that was deferred on a basis that was not tax-qualified was $0.

(35)

This amount includes the SFAS 123(R) accounting cost that Citi recorded in its income statement in 2006 in respect of the retention equity award made to Mr. Prince in July 2003 ($3,132,408) and the fair value of the CAP shares granted to Mr. Prince in January 2007 in respect of 2006 performance ($10,633,333).

(36)	This amount represents the full SFAS 123(R) fair value of the reload options granted to Mr. Prince in 2006 pursuant to the terms of options previously granted to him.
(37)

The change in pension value for Mr. Prince’s benefit under the Citigroup Pension Plan for 2006 was $32,353. The change in pension value for Mr. Prince’s benefit under the Travelers RBEP for 2006 was $27,400. The change in pension value for Mr. Prince’s benefit under the Travelers Supplemental Retirement Plan for 2006 was $77,688. Mr. Prince’s above-market or preferential earnings for 2006 on compensation that was deferred on a basis that was not tax-qualified was $0.

Discussion of Equity Award Values

The fair value of the stock awards and stock options appearing in the Summary Compensation Table were calculated in accordance with SEC regulations. The regulations require disclosure of the cost of equity awards if compensation expense was recorded in the income statement of the employer for each such award in 2007, as required by the applicable accounting rule (SFAS 123(R)). The amounts disclosed in the Summary Compensation Table are not the same as the amounts reported in

Citi’s financial statements, because SEC regulations do not permit estimates of forfeitures related to service-based vesting conditions to be used in determining the amount of equity-based compensation required to be disclosed. In addition, in determining the compensation expense for all equity awards required to be disclosed in the Summary Compensation Table under SEC regulations, it was assumed that SFAS 123(R) was in effect on the grant date of each such equity award.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Under- lying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6)
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)(2)	Maxi- mum (#)(3)
Sir Winfried Bischoff	1/16/2007	—	—	—	—	—	—	43,625	—	—	$2,375,819
	7/17/2007	—	—	—	0	101,212	189,773	—	—	—	$1,924,277
Vikram Pandit	7/17/2007	—	—	—	0	153,286	287,412	—	—	—	$2,914,320
Gary Crittenden	7/17/2007	—	—	—	—	—	—	277,574	—	—	$14,486,587
	7/17/2007	—	—	—	0	153,286	287,412	—	—	—	$2,914,320
Sallie Krawcheck	1/16/2007	—	—	—	—	—	—	86,087	—	—	$4,688,333
	7/17/2007	—	—	—	0	153,286	287,412	—	—	—	$2,914,320
Lewis Kaden	1/16/2007	—	—	—	—	—	—	59,906	—	—	$3,262,500
	7/17/2007	—	—	—	0	138,916	260,467	—	—	—	$2,641,103
Michael Klein	1/16/2007	—	—	—	—	—	—	157,975	—	—	$8,603,333
	7/17/2007	—	—	—	—	—	—	—	19,282	$52.46	$121,503
	7/17/2007	—	—	—	0	153,286	287,412	—	—	—	$2,914,320
Stephen Volk	1/16/2007	—	—	—	—	—	—	83,868	—	—	$4,567,500
	7/17/2007	—	—	—	0	153,286	287,412	—	—	—	$2,914,320
Charles Prince	1/16/2007	—	—	—	—	—	—	195,250	—	—	$10,633,333
	4/17/2007	—	—	—	—	—	—	—	13,419	$52.53	$47,701
	5/17/2007	—	—	—	—	—	—	—	13,395	$54.78	$47,545
	7/13/2007	—	—	—	—	—	—	—	38,342	$52.52	$242,121
	7/17/2007	—	—	—	0	153,286	287,412	—	—	—	$2,914,320	(7)

(1)	These columns show awards under the LTIP.
(2)

This column shows, at the grant date, the target amount of shares that could have been earned by the named executive officer if the program’s target performance levels had been achieved in 2007, 2008 and 2009. The target would be achieved if 100 percent of the Total Stockholder Return (TSR) Score and 100 percent of the publicly stated return on equity (ROE) Score had been achieved in each of the three years of the program. No shares were in fact earned by any named executive officer in respect of 2007. As performance targets were not met for 2007, the target for 2008 and 2009 is two-thirds of the amount shown in this column.

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(3)

This column shows, at the grant date, the maximum amount of shares that could have been earned by the named executive officer if the maximum performance levels had been achieved in 2007, 2008 and 2009. No shares were in fact earned by any named executive officer in respect of 2007. As performance targets were not met for 2007, the maximum number of shares for 2008 and 2009 is two-thirds of the amount shown in this column.

(4)

In accordance with SEC regulations, the stock awards granted in January 2007 in respect of the executives’ performance during 2006 are required to be reported in this table, even though this proxy statement generally describes awards made in respect of performance in 2007. Barring a change in the SEC regulations, the stock awards granted in January 2008 in respect of an executive’s 2007 performance will be reported in the Grants of Plan-Based Awards Table in next year’s proxy statement if the executive is a named executive officer in 2008.

(5)	The stock option awards in this column are reload options resulting from option exercises in 2007.
(6)	The full fair value of the January 2008 awards granted to the named executive officers can be found in the Awards made by the committee section of the Compensation Discussion and Analysis.
(7)	None of Mr. Prince’s LTIP awards vested in connection with his retirement in 2007.

General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table

Under Citi’s senior executive compensation guidelines, total compensation of senior executives consists of, to a very large degree, incentive compensation. The current structure of compensation includes the following guidelines for the allocation of total compensation to salary and bonus:

•	Annual base salary is capped at $1,000,000 for the named executive officers.

•	Senior executives receive at least 40 percent of their nominal incentive and retention awards in shares of restricted or deferred stock, which vest over a four-year period.

Employment Agreements

To the extent that Citi has entered into employment agreements with senior executives, they have generally been limited in duration and scope. Accordingly, the compensation described in the Summary Compensation Table was not generally paid pursuant to employment agreements, except as noted below.

Mr. Crittenden’s compensation reflected in the Summary Compensation Table was awarded pursuant to the terms of his employment agreement dated February 23, 2007, which has been publicly filed. As CFO of Citi, he is paid a base salary at an annual rate of $500,000 and is generally entitled to receive incentive awards with a pre-tax nominal value of $9,500,000 in respect of 2007 and 2008 (the 2007 Award and the 2008 Award, respectively). Thereafter, he will be eligible to be considered for discretionary incentive awards on the same basis as other similarly situated executives. The committee awarded Mr. Crittenden 30 percent of the 2007 Award in cash ($2,850,000) and 70 percent in Citi stock ($6,650,000) under the same allocation of cash and equity awarded to other members of senior management for 2007.

Also pursuant to the employment agreement, Mr. Crittenden (a) was paid in cash $11,180,000 on March 30, 2007 and (b) received 277,574 restricted shares of Citi stock effective July 17, 2007, as make-whole awards to offset forfeitures of compensation from his former employer. The cash award was determined with reference to the value of forfeited vested stock options and the restricted stock award was determined with reference to the value of other forfeited awards as well as interest on deferred compensation. The committee agreed to the make-whole awards as a necessary condition to hiring Mr. Crittenden to fill a critical executive role. The make-whole awards made in the form of Citi restricted stock vest 50 percent on each of the first two anniversaries of his employment commencement date at Citi, subject to acceleration if his employment is terminated without cause or he resigns with good cause, as explained in more detail below under Potential Payments upon Termination of Employment or Change in Control. If Mr. Crittenden terminates his employment without good cause or is terminated for cause before the second anniversary of his employment commencement date, the cash and equity make-whole awards must be forfeited and/or repaid.

Pursuant to the agreement, Citi provides a car and driver for his business and personal use, and he is eligible to receive personal security protection to the extent that other senior executives receive such protection. Pursuant to the employment agreement, in the event that Mr. Crittenden’s employment with Citi terminates for any reason, he has agreed to not directly or indirectly solicit, induce or otherwise encourage any person to leave the employment of, or terminate any customer relationship with, Citi. Covenants protecting Citi’s confidential and proprietary information also apply during employment and thereafter.

The Capital Accumulation Plan

The restricted and deferred stock awards described in the Grants of Plan-Based Awards Table granted under CAP in January 2007 were awarded in respect of performance for 2006. For the January 2008 performance awards in respect of 2007, three of the named executive officers received awards of either restricted or deferred stock under CAP, depending on the named executive officer’s age and years of service. The January 2008 awards to Sir Winfried were made in the form of deferred stock because he met an age and years of service rule (the Rule of 75) and because he was a resident of the U.K. The January 2008 awards to Mr. Crittenden and Ms. Krawcheck are awards of restricted stock because they have not met an age and years of service rule. While CAP awards are generally intended to be made in the form of restricted stock, awards to participants who meet certain age and years of service rules or who are residents of certain countries are made in the form of deferred stock.

The incentive and retention awards made to the named executive officers under CAP consist generally of a core CAP award and a supplemental CAP award. Core CAP awards are discounted 25 percent from market value and typically represent 25 percent of the executive’s total incentive compensation. The additional shares that are awarded as a result of the discount are referred to as premium CAP shares. Supplemental CAP awards are not discounted and represent 15 percent of the executive’s total incentive compensation. CAP is available to all Citi employees whose incentive awards exceed a certain threshold ($20,000 for U.S. employees and approximately $40,000 to $45,000 for non-U.S. employees). CAP awards vest 25 percent per year over a four-year period, and are cancelled upon a voluntary termination of employment unless the recipient has met certain age and years of service requirements described in detail under Potential Payments upon Termination or Change in Control below. Following the vesting of each portion of a CAP award, the freely transferable shares (subject only to the Citi Stock Ownership Commitment) are delivered to the CAP participants.

CAP awards are granted to a significant percentage of Citi’s global workforce. Approximately 98,100,000 shares were awarded to approximately 36,400 employees in 83 countries around the world under CAP in January 2008 in respect of 2007 performance. Of the total number of CAP shares granted in January 2008, 469,883 shares were granted to the named executive officers, representing approximately 0.5 percent of the total number of shares granted.

With respect to awards of restricted stock, as of the date of award, the recipient may direct the vote and receives dividend equivalents on the underlying shares. With respect to awards of deferred stock, the recipient receives dividend equivalents but does not have voting rights with respect to the shares until the shares are delivered.

The dividend equivalent payment is the same amount as the dividend paid on shares of Citi common stock. In 2007 the named executive officers received the following amounts as dividend equivalents on restricted or deferred stock:

Name	Amount Paid as Dividend Equivalents in 2007 on Restricted and/or Deferred Stock Awards
Sir Winfried Bischoff	$198,115
Vikram Pandit	0
Gary Crittenden	299,780
Sallie Krawcheck	405,615
Lewis Kaden	281,194
Michael Klein	922,446
Stephen Volk	370,615
Charles Prince	1,606,264

Employees who received CAP awards in January 2008 may have elected to receive all or a portion of the award in nonqualified stock options, in 25 percent increments, rather than restricted or deferred stock. The options vest on the same schedule as the restricted or deferred stock award, have a six-year term, and, under the stockholder-approved 1999 Stock Incentive Plan, have an exercise price no less than 100 percent of the closing price of a share of Citi common stock on the NYSE on the trading date immediately preceding the date on which the option was granted. If options are elected, an option for four shares would be granted for each share by which the restricted or deferred stock award is correspondingly reduced. None of the named executive officers received an option grant as part of his or her incentive awards granted in January 2007 or 2008, although Mr. Pandit was awarded special performance-based options in January 2008 in connection with his new role as CEO. The committee has eliminated the stock option election for future CAP awards, due to low utilization by employees and the relatively high cost and complexity of administration.

The terms and conditions of the restricted and deferred stock awards made to the named executive officers under CAP in January 2008 (in respect of 2007 performance) are generally the same as the terms and conditions of the CAP stock awards made in January 2007. Barring a change in the SEC regulations, the terms and conditions of the January 2008 CAP awards will be reported in the 2009 proxy statement. The committee made incentive awards for 2007 and in prior years based on the fair value of the awards and not on the accounting treatment of those or prior awards in Citi’s financial statements under SFAS 123(R) or other applicable accounting standards. The table in the Awards made by the Committee section of the Compensation Discussion and Analysis contains the full fair value of the CAP shares granted to each named executive officer in respect of 2007 performance.

The Grant of Plan-Based Awards Table shows 2007 stock option grants received by some of the named executive officers. None of the options were discretionary awards granted by the committee during 2007 (or in 2008). Rather they were reload options whose issuance resulted from rights that were granted as part of an earlier option grant. Under the reload program, if an option holder uses Citi common stock that the option holder has owned for at least six months to pay the exercise price of his or her option and income taxes due on exercise, the option holder receives a new reload option to make up for the shares he or she used to pay the exercise price and taxes. The reload option does not vest (i.e., become exercisable) for six months and expires on the expiration date of the initial grant. A reload option will not be granted upon the exercise of an option with a reload feature unless the market price on the date of exercise is at least 20 percent greater than the option exercise price. Since 2003, Citi has ceased granting reload options except to the extent required by the terms of previously granted options.

The Long-Term Incentive Program

On July 17, 2007, the committee approved the LTIP, under the terms of the 1999 Stock Incentive Plan. The LTIP provides members of the Citi management committee, including the named executive officers, an opportunity to earn deferred stock awards based on Citi financial performance.

Each participant in the LTIP is eligible to receive an equity award that will be earned based on Citi’s financial performance for the period from July 1, 2007 to December 31, 2009. Three periods will be measured for financial performance (July 1, 2007 to December 31, 2007, full year 2008 and full year 2009). The ultimate value of the award will be based on Citi’s performance in each of these periods with respect to (a) TSR versus Citi’s current key competitors and (b) ROE targets measured at the end of each performance period. If, in any of the three performance periods, Citi’s total stockholder return does not exceed the median performance of the peer group, the participants, including the named executive officers, will not earn award shares for that period.

The maximum number of shares that a named executive officer may receive under the LTIP is based on the fair market value of Citi common stock on the July 17, 2007 award date ($52.19) and the executive’s “basis” in his or her award. A named executive officer’s “basis” in his or her award is equal to the lesser of (a) his or her base salary as of July 17, 2007 plus the nominal amount of his or her annual incentive award granted in January 2007 or (b) $8 million.

As stated above, the award of deferred stock under the LTIP is conditioned on Citi’s meeting certain performance criteria during three performance periods. In addition, a participant must remain continuously employed by Citi through January 5, 2010, the vesting date of the award, in order to receive any of the shares earned during the performance periods. A participant will be entitled to receive a pro-rata award if the participant’s employment is terminated on account of death, disability, or involuntary termination other than for gross misconduct, or there is a change in control, and Citi met the performance conditions during one or more of the performance periods in which the participant was employed. Dividend equivalents are not paid on nonvested LTIP shares.

The performance metrics for each of the three performance periods is (a) TSR Score, which ranges between 0 percent and 125 percent and is based on

Citi’s total stockholder return versus Citi’s current key competitors, and (b) ROE Score, which ranges between 150 percent and 50 percent and is based on publicly stated ROE targets measured at the end of each calendar year.

The key competitor companies that are used to determine Citi’s TSR Score for each performance period are the same companies used for compensation benchmarking purposes and are listed in the Benchmarking section of the Compensation Discussion and Analysis. As indicated above, if, in any of the three performance periods, Citi’s total stockholder return does not exceed the median performance of the key competitor companies, the TSR Score will be 0 percent, and the participants, including the named executive officers, will not earn award shares for that period. If Citi’s publicly stated ROE for the performance period is 20 percent or greater, the ROE Score will be 150 percent, if it is between 18 percent and 20 percent, the ROE Score will be 100 percent, and if it is below 18 percent, the ROE Score will be 50 percent.

If the maximum performance level is met for each performance period, a participant’s maximum award will be equal to 187.5 percent of the participant’s “basis” (e.g., 187.5 percent = participant’s “basis” x 125 percent (the maximum TSR Score) x 150 percent (the maximum ROE Score)). Thus, the maximum number of shares that a participant can receive is 187.5 percent of his or her basis divided by $52.19, the award date fair market value of Citi common stock.

For each performance period, the potential number of shares that may be earned is equal to the product of (a)  1/3 of a participant’s basis, (b) the TSR Score for the performance period, and (c) the ROE Score for the performance period. Assuming a participant is continuously employed through the January 5, 2010 vesting date, any shares earned during the three performance periods will be distributed to the participant in 2010.

For the performance period ending on December 31, 2007, the TSR Score was 0 percent and the ROE Score was 50 percent, meaning that the awards formula for each participant yielded zero (i.e., basis x 0 x 50 percent = 0). Thus, none of the participants in the LTIP, including the named executive officers, earned any shares for the performance period ending on December 31, 2007. However, as discussed above, Citi is required to include amounts accrued for LTIP awards under SFAS 123(R) in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards							Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)			Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Name	Grant Date	Initial		Reloads	Initial	Reloads
Sir Winfried Bischoff	7/18/2000	177,556	(3)	—	—	—	—	$46.4291	7/18/2010	—		—	—		—
	1/16/2001	53,609	(4)	—	—	—	—	$49.5477	1/16/2011	—		—	—		—
	2/13/2002	29,479	(5)	—	—	—	—	$41.8971	2/13/2012	—		—	—		—
	2/13/2002	107,219	(6)					$42.1097	2/13/2012	—		—	—		—
	2/12/2003	47,500	(7)	—	—	—	—	$32.0500	2/12/2009	—		—	—		—
	1/20/2004	16,666	(8)	—	—	—	—	$49.5000	1/20/2010	—		—	—		—
	1/18/2005	—		—	—	—	—	—	—	17,904	(9)	$527,094	—		—
	1/17/2006	—		—	—	—	—	—	—	30,190	(10)	$888,794	—		—
	1/16/2007	—		—	—	—	—	—	—	43,625	(11)	$1,284,320	—		—
	7/17/2007	—		—	—	—	—	—	—	—		—	126,515	(12)	$3,724,601
Vikram Pandit	7/17/2007	—		—	—	—	—	—	—	—		—	191,608	(12)	$5,640,939
Gary Crittenden	7/17/2007	—		—	—	—	—	—	—	277,574	(13)	$8,171,779	—		—
	7/17/2007	—		—	—	—	—	—	—	—		—	191,608	(12)	$5,640,939
Sallie Krawcheck	10/30/2002	750,000	(14)	—	—	—	—	$36.5000	10/30/2012	—		—	—		—
	2/12/2003	133,333	(15)	—	33,333	—	—	$32.0500	2/12/2013	—		—	—		—
	1/20/2004	66,666	(8)	—	—	—	—	$49.5000	1/20/2010	—		—	—		—
	1/18/2005	—		—	—	—	—	—	—	36,290	(9)	$1,068,378	—		—
	1/17/2006	—		—	—	—	—	—	—	65,406	(10)	$1,925,553	—		—
	1/16/2007	—		—	—	—	—	—	—	86,087	(11)	$2,534,401	—		—
	7/17/2007	—		—	—	—	—	—	—	—		—	191,608	(12)	$5,640,939

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		Option Awards								Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)			Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Initial		Reloads	Initial	Reloads
Lewis Kaden	1/17/2006	—		—	—	—	—	—	—	70,275	(10)	$2,068,896
	1/16/2007	—		—	—	—	—	—	—	59,906	(11)	$1,763,633	—		—
	7/17/2007	—		—	—	—	—	—	—	—		—	173,644	(12)	$5,112,079
Michael Klein	6/30/1998	139	(16)	—	—	—	—	$28.6513	6/30/2008	—		—	—		—
	6/30/1999	124	(17)	—	—	—	—	$32.2219	6/30/2009	—		—	—		—
	1/16/2001	53,609	(4)	—	—	—	—	$49.5477	1/16/2011	—		—	—		—
	6/19/2001	—		2,814	—	—	—	$46.4373	1/28/2008	—		—	—		—
	6/19/2001	—		11,430	—	—	—	$46.4373	11/2/2008	—		—	—		—
	12/20/2001	—		5,682	—	—	—	$46.6331	11/2/2008	—		—	—		—
	3/25/2002	—		3,248	—	—	—	$46.4839	3/25/2008	—		—	—		—
	2/12/2003	57,000	(7)	—	—	—	—	$32.0500	2/12/2009	—		—	—		—
	1/20/2004	43,333	(8)	—	—	—	—	$49.5000	1/20/2010	—		—	—		—
	1/18/2005	—		—	—	—	—	—	—	49,395	(9)	$1,454,189	—		—
	2/7/2005	—		40,692	—	—	—	$49.7800	4/18/2010	—		—	—		—
	1/17/2006	—		—	—	—	—	—	—	104,948	(10)	$3,089,680	—		—
	5/1/2006	—		10,420	—	—	—	$49.9500	4/18/2010	—		—	—		—
	10/5/2006	—		77,949	—	—	—	$51.0300	2/13/2012	—		—	—		—
	12/12/2006	—		16,429	—	—	—	$52.8800	4/20/2009	—		—	—		—
	12/19/2006	—		31,884	—	—	—	$55.4400	4/20/2009	—		—	—		—
	12/19/2006	—		2,963	—	—	—	$55.4400	3/25/2008	—		—	—		—
	12/19/2006	—		10,284	—	—	—	$55.4400	11/2/2008	—		—	—		—
	12/19/2006	—		7,727	—	—	—	$55.4400	1/28/2008	—		—	—		—
	12/19/2006	—		7,815	—	—	—	$55.4400	1/28/2008	—		—	—		—
	12/29/2006	—		31,928	—	—	—	$55.8800	4/20/2009	—		—	—		—
	12/29/2006	—		8,935	—	—	—	$55.8800	3/25/2008	—		—	—		—
	12/29/2006	—		10,802	—	—	—	$55.8800	1/28/2008	—		—	—		—
	12/29/2006	—		9,770	—	—	—	$55.8800	1/28/2008	—		—	—		—
	1/16/2007	—		—	—	—	—	—	—	157,975	(11)	$4,650,784	—		—
	7/17/2007	—			—	19,282	—	$52.4600	2/13/2012	—		—	—		—
	7/17/2007	—		—	—	—	—	—	—	—		—	191,608	(12)	$5,640,939

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		Option Awards									Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)				Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Initial		Reloads		Initial	Reloads
Stephen Volk	1/18/2005	—		—		—	—	—	—	—	29,738	(9)	$875,487	—		—
	1/17/2006	—		—		—	—	—	—	—	57,973	(10)	$1,706,725	—		—
	1/16/2007	—		—		—	—	—	—	—	83,868	(11)	$2,469,074	—		—
	7/17/2007	—		—		—	—	—	—	—	—		—	191,608	(12)	$5,640,939
Charles Prince	6/5/2000	—		54,793		—	—	—	$46.3417	11/2/2008	—		—	—		—
	7/18/2000	107,219	(3)	—		—	—	—	$46.4291	12/31/2009	—		—	—		—
	9/1/2000	—		13,269		—	—	—	$54.4442	1/28/2008	—		—	—		—
	11/2/2000	—		58,121		—	—	—	$48.2070	11/2/2008	—		—	—		—
	1/16/2001	107,219	(4)	—		—	—	—	$49.5477	12/31/2009	—		—	—		—
	1/29/2001	—		14,428		—	—	—	$51.4713	1/28/2008	—		—	—		—
	1/28/2002	—		14,947		—	—	—	$46.2787	1/28/2008	—		—	—		—
	2/12/2003	225,000	(7)	—		—	—	—	$32.0500	2/12/2009	—		—	—		—
	7/15/2003	—		56,695		—	—	—	$47.1200	11/2/2008	—		—	—		—
	11/3/2003	—		58,615		—	—	—	$47.4000	11/2/2008	—		—	—		—
	1/20/2004	133,333	(8)	—		—	—	—	$49.5000	12/31/2009	—		—	—		—
	1/23/2004	—		38,492		—	—	—	$50.6900	12/31/2009	—		—	—		—
	3/31/2004	—		54,330		—	—	—	$51.9400	11/2/2008	—		—	—		—
	1/18/2005	—		—		—	—	—	—	—	81,402	(18)	$2,396,475	—		—
	1/17/2006	—		—		—	—	—	—	—	148,650	(18)	$4,376,256	—		—
	10/5/2006	—		116,924		—	—	—	$51.0300	12/31/2009	—		—	—		—
	1/16/2007	—		—		—	—	—	—	—	195,250	(18)	$5,748,160	—		—
	4/17/2007	—		13,419		—	—	—	$52.5300	1/28/2008	—		—	—		—
	5/17/2007	—		13,395		—	—	—	$54.7800	1/28/2008	—		—	—		—
	7/13/2007	—		38,342	(19)	—	—	—	$52.5200	12/31/2009	—		—	—		—
	7/17/2007	—		—		—	—	—	—	—	—		—	0	(20)	—

(1)	The options shown in this column are vested (i.e., they have been held by the named executive officer for at least six months, except as described below in footnote 19).
(2)	The options shown in this column are nonvested as of December 31, 2007 (i.e., they have not yet been held by the named executive officer for six months).

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(3)	The option granted on July 18, 2000 vested 20 percent per year on each anniversary of the grant date and was fully vested on July 18, 2005.
(4)	The option granted on January 16, 2001 vested in five equal annual installments beginning on July 16, 2002 and was fully vested on July 16, 2006.
(5)	The option granted on February 13, 2002 vested 20 percent per year on each anniversary of the grant date and was fully vested on February 13, 2007.
(6)	The option granted on February 13, 2002 vested in five equal annual installments beginning on July 13, 2003 and was fully vested on July 13, 2007.
(7)	The option granted on February 12, 2003 vested in three equal annual installments beginning on July 12, 2004 and was fully vested on July 12, 2006.
(8)	The option granted on January 20, 2004 vested in three equal annual installments beginning on July 20, 2005 and was fully vested on July 20, 2007.
(9)	The stock award granted on January 18, 2005 vests in four equal annual installments beginning on January 20, 2006.
(10)	The stock award granted on January 17, 2006 vests in four equal annual installments beginning on January 20, 2007.
(11)	The stock award granted on January 16, 2007 vests in four equal annual installments beginning on January 20, 2008.
(12)

The LTIP award granted on July 17, 2007 vests on January 5, 2010 only if performance targets for 2008 and/or 2009 are met. Because performance targets were not met for 2007, one-third of the shares initially granted were forfeited as of December 31, 2007.

(13)	The stock award granted on July 17, 2007 vests in two equal installments on March 12, 2008 and March 12, 2009.
(14)	The option granted on October 30, 2002 vested 20 percent per year on each anniversary of the grant date and was fully vested on October 30, 2007.
(15)	The option granted on February 12, 2003 vests 20 percent per year on each anniversary of the grant date.
(16)	The option granted on June 30, 1998 vested 20 percent per year on each anniversary of the grant date and was fully vested on June 30, 2003.
(17)	The option granted on June 30, 1999 vested 20 percent per year on each anniversary of the grant date and was fully vested on June 30, 2004.
(18)	These stock awards vested in full on January 2, 2008 pursuant to a separation agreement between Mr. Prince and Citi dated November 4, 2007.
(19)	This reload option vested on December 31, 2007 pursuant to its terms when Mr. Prince retired, as his combined years of age and service exceeded 75.
(20)	Mr. Prince’s LTIP awards (up to 287,412 potential shares) were cancelled in full on December 31, 2007 and none of them vested.

The closing price of a share of Citi common stock on December 31, 2007 was $29.44.

The Outstanding Equity Awards Table describes options as either “initial” or “reload.” Initial option grants made in 2003 or later do not have a reload feature; however, options granted prior to 2003 retain that feature, as do any options granted upon exercise of an option using the reload feature. The grant of a reload option is not a discretionary award for the year in which the reload right is exercised; rather, the grants are made pursuant to the terms of previously granted options. Under the reload program, if shares of Citi common stock that have been owned for at least six months are used to pay the exercise price of an option and the income taxes due on exercise of the option, the option holder will receive a new reload option to make up for the shares the option holder used and had withheld. The reload option does not vest (i.e., become exercisable) for six months and expires on the expiration date of the initial grant. A reload option will not be granted upon the exercise of an option with a reload feature unless the market price of Citi common stock on the date of exercise is at least 20 percent greater than the option exercise price. The purpose of granting reload options was to maintain the option holder’s commitment to Citi by maintaining as closely as possible the option holder’s net equity position—the sum of shares owned and shares subject to option.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sir Winfried Bischoff	0	$0	26,546	$2,414,070
Vikram Pandit	0	$0	0	$0
Gary Crittenden	0	$0	0	$0
Sallie Krawcheck	0	$0	54,962	$5,744,173
Lewis Kaden	0	$0	12,225	$1,277,851
Michael Klein	21,648	$223,018	0	$0
Stephen Volk	0	$0	17,846	$1,865,270
Charles Prince	72,282	$726,636	242,094	$19,249,906

(1)

Shows the number of shares underlying the options exercised in 2007 by the covered executive. The actual number of shares received by these individuals from options exercised in 2007 (net of shares used to cover the exercise price and withheld to pay income tax) was:

Name	Shares (#)
Sir Winfried Bischoff	0
Vikram Pandit	0
Gary Crittenden	0
Sallie Krawcheck	0
Lewis Kaden	0
Michael Klein	2,364
Stephen Volk	0
Charles Prince	7,124

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
Sir Winfried Bischoff	CGMI Pension and Life Assurance Scheme	35.33		$8,387,104		$0
Vikram Pandit	N/A	N/A	$	N/A		$0
Gary Crittenden	N/A	N/A	$	N/A		$0
Sallie Krawcheck	The Citigroup Pension Plan	5.25		$27,434		$0
Lewis Kaden	The Citigroup Pension Plan	2.33		$20,520		$0
Michael Klein	The Citigroup Pension Plan	22.33		$84,981		$0
Stephen Volk	The Citigroup Pension Plan	3.42		$30,889		$0
Charles Prince	The Citigroup Pension Plan Travelers RBEP Travelers SERP	28.92 22.92 14.92	$ $ $	214,134 256,673 1,324,414	$ $ $	0 0 0

(1)

The material assumptions used in determining the present value of the U.S. plan benefits are (a) the RP-2000 mortality table, (b) a discount rate of 6.20 percent, and (c) an interest credit rate on cash balance plan benefits of 5.20 percent. The material assumptions used in determining the present value of the U.K. plan benefits are (a) the PM/FA92U2007MC mortality table, (b) a discount rate of 5.80 percent, and (c) a limited price inflation (LPI) assumption of 3.30 percent. The plan discount rates are the same as the year-end 2007 rates used to prepare footnote 9 to the Consolidated Financial Statement of Citigroup Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2007. The other assumptions are not required to be stated in that footnote 9.

Citi’s current general policy on pension plans is that executives should accrue retirement benefits on the same basis available to Citi employees generally under Citi’s broad-based, tax-qualified retirement plans. This approach reflects Citi’s senior executive compensation principles, which generally provide that most compensation for senior executives should be based on performance.

Citi has not granted extra years of credited service under any retirement plan to any of the named executive officers. Future accruals under the nonqualified plans ceased for the executives while they continued to earn benefits under the qualified plan on the same basis as other U.S. employees.

The following describes the pension plans listed in the Pension Benefits Table under which the named executive officers have accrued benefits:

The Citigroup Pension Plan.    The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all U.S. employees. Effective January 1, 2002, this plan adopted a single cash balance benefit formula for most of the covered population, including the applicable named executive officers. This benefit is expressed in the form of a hypothetical account balance. Benefit credits accrue annually at a rate between 1.5 percent and 6 percent of eligible compensation; the rate increases with age and service. Interest credits are applied annually to the prior year’s balance; these credits are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). Employees become eligible to participate in the Citigroup Pension Plan after one year of service, and benefits generally vest after five years of service. Effective December 31, 2006, the Citigroup Pension Plan was closed to new members, and effective December 31, 2007, future cash balance plan accruals ceased.

Sir Winfried was not eligible for this plan in 2007 because he was a U.K. employee. Mr. Pandit and Mr. Crittenden are not eligible for a benefit under this plan because they joined Citi in 2007. All other named executive officers are eligible for benefit accruals under this plan.

Eligible compensation generally includes base salary and wages, plus shift differential and overtime (including any before-tax contributions to a 401(k) plan or other benefit plans), incentive awards paid in cash during such year, including any amount payable for such year but deferred under a deferred compensation agreement, commissions paid during such year, any incentive bonus or commission granted during such year in the form of restricted stock and/or stock options under core CAP, but excluding compensation payable after termination of employment, sign-on and retention bonuses, severance pay, cash and non-cash fringe benefits, reimbursements, tuition benefits, payment for unused vacation, any amount attributable to the exercise of a stock option, or attributable to the vesting of, or an 83(b) election with respect to, an award of restricted stock, moving expenses, welfare benefits, and payouts of deferred compensation. Annual eligible compensation was limited by Internal Revenue Service rules to $225,000 for 2007.

The normal form of benefit under the Citigroup Pension Plan is a joint and survivor annuity for married participants (payable over the life of the participant and spouse) and a single life annuity for single participants (payable for the participant’s life only). Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum, at the election of the participant. The Citigroup Pension Plan’s normal retirement age is age 65. All optional forms of benefit under this formula available to the applicable named executive officers are actuarially equivalent to the normal form of benefit. Benefits are eligible for commencement under the plan upon termination of employment at any age, so there is no separate eligibility for early retirement.

Pension accruals prior to January 1, 2002 were determined under different formulas depending upon a given employee’s specific employment history with Citi. All accruals before 2002 for the applicable named executive officers were under cash balance formulas, which provided for a range of benefit credits increasing with age and years of service, and interest credit rates that were substantially the same as the current interest rate. The current interest credit rate applies to the participant’s entire account balance.

Travelers RBEP.    The purpose of the Travelers Retirement Benefits Equalization Plan (the “Travelers RBEP”), a nonqualified retirement plan, was to provide retirement benefits using the applicable Citigroup Pension Plan benefit formula, but based on the Citigroup Pension Plan’s definition of (a) compensation, in excess of the IRC qualified plan compensation limit ($170,000 for 2001), or (b) benefits, in excess of the IRC qualified plan benefit limit ($140,000 for 2001). In 1994, the Travelers RBEP was amended to limit qualifying compensation under the plan to $300,000 and was further amended in 2001 to cease benefit accruals after 2001 for most participants (including the named executive officer with an accrued benefit under this plan). Mr. Prince is the only named executive officer with an accrued benefit under this plan.

All other terms of the Travelers RBEP are the same as under the Citigroup Pension Plan, including definitions of eligible compensation and normal retirement age. The optional forms of benefit available under this plan and their equivalent values are the same as those under the Citigroup Pension Plan.

Travelers SERP.    The purpose of the Travelers SERP, a nonqualified retirement plan, was to provide additional retirement benefits to certain executives. Accruals were frozen as of December 31, 1993. Mr. Prince is the only named executive officer with accruals under this plan.

The benefit under the Travelers SERP is equal to the lesser of (a) or (b), but in either case, reduced by an offset for benefits under the Citigroup Pension Plan, Social Security benefits, and any other Citi qualified or nonqualified retirement plan benefits. For this purpose, (a) equals (i) 1.7 percent times final average pay times years of service prior to attaining age 50 plus (ii) 2.7 percent times final average pay times years of service on or after attaining age 50, and (b) equals 55 percent of final average pay.

Under the Travelers SERP, final average pay is defined as the average of the monthly salary during the 60 consecutive months that produce the highest monthly average during the last 120 months, taking into account periods before January 1, 1994. Eligible compensation includes base pay, shift differentials, commissions earned, and annual incentive bonuses (before deferrals into other plans), and excludes income attributable to stock options, reimbursements, expense allowances, cash and non-cash fringe benefits, moving expenses, severance pay, vacation pay, deferred compensation payouts, welfare benefits, and sign-on bonuses.

The normal retirement date under the Travelers SERP is age 65. The early retirement date is either (a) attainment of age 55 with 10 years of service while actively employed or (b) for participants who entered the plan on January 1, 1990, the attainment of age 60 with five years of service while actively employed. Mr. Prince is vested and eligible for early retirement under the terms of this plan.

Participants who terminate when they are eligible for early retirement may immediately commence benefits, and benefits are not reduced for commencement at age 62 or later. Benefits commencing before age 62 are reduced 0.5 percent for each month of commencement before age 62, and no offset for Social Security is applied before age 62. Participants who terminate with a vested benefit before early retirement may commence benefits immediately but their benefits will be reduced by 0.5 percent for each month of commencement before normal retirement date. The Travelers SERP offers the same optional forms as the Citigroup Pension Plan on the same actuarially equivalent basis, except that no lump sums are available under the Travelers SERP.

RBS Section of PLAS.    Sir Winfried is a participant in the Citigroup Global Markets Limited Pension and Life Assurance Scheme (PLAS), RBS section. The purpose of PLAS, a broad-based retirement plan qualified under U.K. tax law, is to provide retirement income on a tax-deferred basis to U.K. employees. PLAS, including the RBS section, is closed to new members.

The RBS section of PLAS is a defined benefit pension plan designed to provide a pension on retirement generally equal to two-thirds of a participant’s final annual base pay for those participants who retire at age 60 after 20 or more years of service. Normal retirement age under the plan is age 60. Benefits are payable in annuity form with the option to commute part of the benefit to a lump sum; all optional forms of benefit are actuarially equivalent. The plan also provides benefits for dependents upon the participant’s death either before or after retirement.

With the agreement of Citi, participants may retire early after the age of 50. Early retirement benefits are based on final annual base pay and service at the date of retirement, reduced for early commencement. The reduction factor is 1.5 percent for each year of early commencement between ages 55 and 60 and 3 percent for each year of early commencement between the ages 50 and 55.

Because he is past normal retirement age, Sir Winfried is no longer accruing pension benefits under the RBS section of PLAS, but receives actuarial increases to his benefit for late commencement.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year($)		Registrant Contributions in Last Fiscal Year($)	Aggregate Earnings in Last Fiscal Year($)		Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)
Michael Klein	$6,253,221	(1)	$0	($2,875,334	)(2)	$0	$3,377,886	(3)

On December 29, 2006, Mr. Klein agreed to defer distribution of his outstanding deferred stock awards until the earlier of (a) the year he is not reasonably expected to be a “covered employee” for purposes of section 162(m) of the IRC whose compensation is required to be reported in Citi’s proxy statement or (b) the year in which he is no longer employed by Citi. The deferral arrangement was entered into at the request of Citi primarily due to the tax effect on Citi of Mr. Klein’s compensation.

(1)

This amount is the value as of January 20, 2007 of 114,738 shares of deferred stock that were granted to Mr. Klein in prior fiscal years that vested on January 20, 2007, and that were deferred pursuant to the arrangement described above.

(2)

This amount excludes the dividend equivalents paid in 2007 on the deferred shares subject to Mr. Klein’s deferral arrangement because these amounts are paid currently and are not deferred. These dividend equivalents are included in the total amount of the dividend equivalents paid to Mr. Klein during the last fiscal year, as shown on the chart appearing in the General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table. The column includes the notional loss during the year on the vested shares deferred through this arrangement.

(3)

This amount is the value as of December 31, 2007 of the 114,738 vested shares that were then subject to the deferral arrangement and were awarded to Mr. Klein in prior fiscal years. The value of the deferred stock awards that were granted to Mr. Klein in prior fiscal years were not previously reported in the summary compensation table for those years because Mr. Klein was not a named executive officer of Citi prior to 2008.

Potential Payments upon Termination or Change in Control

General Policies.    In 2002, Citi’s board of directors adopted a resolution specifically prohibiting cash payments to a departing executive officer in the event of a change in control that would equal or exceed three times the executive officer’s annual income. As a general policy, Citi does not enter into employment agreements with executives that provide for severance payments unless the agreement meets certain conditions. Pursuant to Citi’s Senior Executive Compensation Guidelines, the agreement (a) must be approved by the committee; (b) must have as short a term as possible and provide as few terms and conditions as are necessary to accomplish its purpose; and (c) if required by law to be available for public review, must be filed promptly with the appropriate regulatory authority. In addition, employment agreements with executive officers may not provide for post-retirement personal benefits of a kind not generally available to employees or retirees, except with the express prior approval of the board.

Depending on the terms of their arrangements, the named executive officers may in certain circumstances receive equity or cash upon termination of employment. As explained in more detail below, the equity and cash payments were awarded prior to termination in connection with services performed in prior years and are not awarded as pre-negotiated severance. Citi does not routinely provide guaranteed levels of severance or change in control agreements.

Equity Awards.    All named executive officers are eligible to participate in CAP, Citi’s broad-based equity program that provides for accelerated vesting of all or a portion of a participant’s award upon certain types of termination of employment. The CAP awards described below were fully disclosed in the summary compensation tables of prior proxy statements as long-term or other equity compensation awards, except for executives who were not in prior proxy statements. No executive is entitled to a grant of any additional equity awards in connection with his or her termination of employment.

CAP awards made as annual incentive awards generally provide for accelerated vesting of all or a portion of a participant’s outstanding awards in the event of the participant’s death, disability, or involuntary termination other than for gross misconduct for participants who do not meet certain age and service rules. If a participant resigns or is involuntarily terminated other than for gross misconduct and meets certain age and years of service rules, all or a portion of the participant’s CAP awards will continue to vest on schedule. A more detailed description of CAP may be found in the General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table. These rules apply to all employees who receive CAP awards, not just named executive officers. As of December 31, 2007 and as previously discussed in the Compensation Discussion and Analysis, Sir Winfried met the Rule of 75, Mr. Klein met the Rule of 60, and Ms. Krawcheck, Mr. Kaden and Mr. Volk did not meet an age and years of service rule. In developing the estimates in this section, the closing price of Citi’s common stock on December 31, 2007 ($29.44) was used, and it was assumed that all termination events took place at December 31, 2007. Because Mr. Pandit and Mr. Crittenden did not have CAP holdings at December 31, 2007, the treatment of CAP awards for those executives are not discussed below.

The named executive officers may receive, after termination of employment, all or a portion of their CAP shares awarded based on their performance during employment. Set forth below is a discussion, under independent scenarios, of how these awards might be paid out or cancelled under the particular circumstances of an executive’s termination of employment on December 31, 2007. The provisions of CAP described below also apply to options and stock awards granted in 2004 and prior years under the Management Stock Option Program (MSOP). The discussion below also covers the treatment of awards made under employment agreements or other special equity awards that were outstanding at December 31, 2007.

The discussion below does not assign values to retention equity awards that were made in January 2008 because no such awards were outstanding as of December 31, 2007.

Voluntary Resignation

Under CAP and MSOP, if a participant meets the Rule of 75 and terminates his or her employment, the participant’s stock awards will continue to vest on schedule, provided that the participant does not compete with Citi’s business operations. In addition, if a CAP or MSOP participant meets the Rule of 75 and terminates his or her employment, the participant’s stock options will vest on the last day of employment and the participant will have up to two years to exercise his or her vested stock options, provided that he or she does not compete with Citi’s business operations. Sir Winfried meets the Rule of 75, so all of his nonvested awards disclosed in the Outstanding Equity Awards at Fiscal Year-End Table (other than the LTIP awards) would vest. His nonvested awards under the LTIP, shown in the equity incentive plan award column of that table, would be forfeited.

If a participant meets the Rule of 60 and terminates his or her employment, the participant’s basic and supplemental CAP shares vest on schedule, provided that he or she does not compete with Citi’s business operations, and nonvested premium shares are forfeited. In addition, if a CAP or MSOP participant meets the Rule of 60 and terminates his or her employment, vesting of the participant’s stock options will stop on his or her last day of employment and the participant may have up to two years to exercise his or her vested stock options. Mr. Klein meets the Rule of 60. Accordingly, if Mr. Klein had resigned on

December 31, 2007, all his nonvested stock options shown in the Outstanding Equity Awards at Fiscal Year-End Table would have been forfeited, but 260,163 shares of his nonvested stock awards, valued at $7,659,198, would continue to vest on schedule and 52,155 shares, valued at $1,535,443, would have been forfeited.

If a CAP or MSOP participant voluntarily terminates his or her employment and does not meet any of the age and years of service requirements, the participant’s nonvested stock awards and stock options will be forfeited on his or her last day of employment. Currently, Ms. Krawcheck, Mr. Kaden, and Mr. Volk do not meet any of the age and years of service rules, so if they voluntarily terminate their employment all of their nonvested awards disclosed in the Outstanding Equity Awards at Fiscal Year-End Table would be forfeited.

If any named executive officer had voluntarily terminated his or her employment on December 31, 2007, then all of his or her awards under the LTIP, shown in the equity incentive plan award column of the Outstanding Equity Awards at Fiscal Year-End Table, would have been forfeited.

An executive forfeits any nonvested retention equity awards upon voluntary resignation.

No executive is entitled to a grant of an additional equity award in connection with his or her voluntary resignation.

Involuntary Termination other than for Gross Misconduct

Under CAP and MSOP, if a participant’s employment is involuntarily terminated other than for gross misconduct and the participant meets the Rule of 75, the participant’s stock awards will continue to vest on schedule. In addition, if a CAP or MSOP participant’s employment is involuntarily terminated other than for gross misconduct and the participant meets the Rule of 75, the participant’s stock options will vest on his or her last day of employment and the participant may have up to two years to exercise his or her vested stock options. As stated above, Sir Winfried met the Rule of 75, so all of his nonvested awards disclosed in the Outstanding Equity Awards at Fiscal Year-End Table (other than the LTIP awards) would continue to vest on schedule.

If a participant does not meet the Rule of 75, but meets the Rule of 60 at the time his or her employment is terminated other than for gross misconduct, the participant’s basic and supplemental CAP shares or MSOP shares and a pro-rated portion of his or her premium CAP shares will continue to vest on schedule. In addition, if a CAP or MSOP participant meets the Rule of 60 at the time his or her employment is terminated other than for gross misconduct, the vesting of the participant’s stock options will stop on his or her last day of employment and the participant may have up to two years to exercise his or her vested stock options. As stated above, Mr. Klein met the Rule of 60. Accordingly, if Mr. Klein’s employment had terminated on December 31, 2007 on account of his involuntary termination of employment other than for gross misconduct, all of his nonvested stock options shown in the Outstanding Equity Awards at Fiscal Year-End Table would have been forfeited, but 292,463 shares of his nonvested stock awards, valued at $8,610,110, would continue to vest on schedule and 19,855 shares, valued at $584,531, would have been forfeited.

If a CAP or MSOP participant’s employment is involuntarily terminated other than for gross misconduct and he or she does not meet an age and years of service rule, the participant’s basic and supplemental CAP shares and a pro-rated portion of his or her premium CAP shares will vest and will be distributed to the participant. As stated above, Ms. Krawcheck, Mr. Kaden and Mr. Volk do not meet any of the age and years of service rules. Accordingly, if Ms. Krawcheck’s employment had terminated on December 31, 2007 on account of her involuntary termination of employment other than for gross misconduct, 176,041 of her nonvested stock awards, valued at $5,182,647, would have vested and 11,742 shares, valued at $345,684 would have forfeited. If Mr. Kaden’s employment had terminated on December 31, 2007 on account of his involuntary termination of employment other than for gross misconduct, 124,270 shares of his nonvested stock awards, valued at $3,658,509 would have vested and 5,911 shares, valued at $174,019, would have been forfeited. If Mr. Volk’s employment had terminated on December 31, 2007 on account of his involuntary termination of employment other than for gross misconduct, 160,571 shares of his nonvested stock awards, valued at $4,727,210, would have vested and 11,008 shares, valued at $324,075, would have been forfeited.

If a CAP or MSOP participant’s employment is involuntarily terminated other than for gross misconduct and he or she does not meet an age and years of service rule, the vesting of the participant’s stock options will stop on his or her last day of employment and the participant may have up to a maximum of 90 days to exercise his or her vested stock options (depending on the terms of the options, the period may be shorter). As stated above, Ms. Krawcheck does not meet an age and years of service rule, so all of her nonvested stock options shown in the Outstanding Equity Awards at Fiscal Year-End Table would have been forfeited.

A participant’s earned LTIP awards, if any, are prorated for the year in which the involuntary termination other than for gross misconduct occurs and LTIP awards in respect of future years are forfeited. All the named executive officers at December 31, 2007 have nonvested LTIP awards as disclosed in the Outstanding Equity Awards at Fiscal Year-End Table, and they would have forfeited all nonvested LTIP awards had they been involuntarily terminated other than for gross misconduct at December 31, 2007.

An executive is eligible to receive all nonvested retention equity awards in the event of involuntary termination other than for gross misconduct. Because no such awards were outstanding at December 31, 2007, these provisions had no value on that date.

No executive is entitled to a grant of an additional equity award in connection with his or her involuntary termination.

Termination for Gross Misconduct

Under CAP and MSOP, if a participant’s employment is terminated for gross misconduct, his or her equity awards will be cancelled on his or her termination date. Under the LTIP, if a participant’s employment is terminated for gross misconduct, his or her nonvested LTIP awards will be cancelled on his or her termination date. Thus, if a named executive officer’s employment had been terminated on December 31, 2007 for gross misconduct, all of his or her nonvested stock awards and vested and nonvested options as disclosed in the Outstanding Equity Awards at Fiscal Year-End Table would have been cancelled on that date. An executive forfeits all nonvested retention equity awards in the event of termination for gross misconduct.

Death or Disability

If a CAP or MSOP participant’s employment terminates on account of death or disability, the participant’s stock awards will vest immediately and will be distributed to the participant (or his or her estate). Upon a CAP or MSOP participant’s termination of employment on account of death or disability, the participant’s nonvested stock options will vest and the participant (or his or her estate) will have up to two years to exercise his or her stock options. All of the nonvested stock options and stock awards shown in the Outstanding Equity Awards at Fiscal Year-End Table for each named executive officer would vest.

A participant’s earned LTIP awards, if any, are prorated for the year in which employment termination by reason of death or disability occurs and LTIP awards in respect of future years are forfeited. All the named executive officers at December 31, 2007 have nonvested LTIP awards as disclosed in the Outstanding Equity Awards at Fiscal Year-End Table, and they would have forfeited all nonvested LTIP awards had their employment been terminated by reason of death or disability at December 31, 2007.

An executive is eligible to receive all nonvested retention equity awards in the event of termination of employment by reason of death or disability. Because no such awards were outstanding at December 31, 2007, these provisions had no value on that date.

No executive is entitled to a grant of an additional equity award in connection with his or her termination of employment on account of death or disability.

Change in Control

Equity awards are made in accordance with the terms of Citi’s equity plans. Citi’s equity plans provide that in the event of a change in control of Citigroup Inc., as defined in the equity plans, the committee may, in its discretion, accelerate, purchase, adjust, modify or terminate all awards made under the equity plans, including, but not limited to, CAP and LTIP awards. Under Citi’s equity plans, a change in control is generally defined to mean the following events:

•

any person (as defined under applicable securities laws) or persons acting together becomes a beneficial owner of securities of Citi representing 25 percent or more of the combined voting power of Citi’s then outstanding securities;

•	any transaction that occurs with respect to Citi that is subject to the prior notice requirements of the Change in Bank Control Act of 1978;

•	any transaction that occurs with respect to Citi that will require a party to the transaction to obtain prior approval of the Federal Reserve Board under Regulation Y;

•	the adoption by Citi stockholders of a plan or proposal for the dissolution or liquidation of Citi;

•

the incumbent members of Citi’s board of directors ceasing to constitute a majority of the board of directors as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board;

•	all or substantially all of the assets of Citi are sold, transferred or distributed; or

•

there occurs a transaction, such as reorganization, merger, consolidation or other corporate transaction involving Citi, in which the stockholders of Citi immediately prior to such transaction do not own more than 50 percent of the combined voting power of Citi or other corporation resulting from such transaction in substantially the same proportions as they held immediately prior to such transaction.

The committee may also, in its discretion, cause awards made under the equity plans to be assumed by the surviving corporation in a corporate transaction. Accordingly, it is possible that all of the nonvested stock options and stock awards shown in the Outstanding Equity Awards at Fiscal Year-End Table could vest in connection with a change in control of Citi.

Deferred Cash Retention Awards.    As described in the Compensation Discussion and Analysis, an executive holding a deferred cash retention award will receive such award if his or her employment is terminated due to death or disability, there is an involuntary termination other than for gross misconduct, or if there is a change in control of Citi. In all other circumstances, such as voluntary resignation, retirement, or termination for gross misconduct, the award is forfeited. As the awards were not outstanding as of December 31, 2007, they cannot be valued as of that date.

Individual Agreements.

Mr. Crittenden

Mr. Crittenden’s employment agreement dated February 23, 2007 has provisions that apply in the event of his termination of employment.

If Mr. Crittenden resigns without good cause or is terminated for cause, any outstanding but nonvested equity award will be cancelled, he will not be eligible to receive any incentive award in respect of 2008 or future years, and, if such resignation or termination occurs before March 12,

2009, all make-whole cash or equity awards will be forfeited or repaid by Mr. Crittenden.

If Mr. Crittenden had been involuntarily terminated without cause or resigned for good cause as of December 31, 2007: (a) he would have received cash payments equal to the annual base salary ($500,000 per year) he would have been paid from the date of termination through March 12, 2009, had he not been terminated (estimated value: $597,260), (b) he would have received the nominal amount of the incentive and retention awards in respect of 2007 and 2008 provided for in the agreement ($9,500,000 for each year, or a total of $19,000,000), (c) any nonvested make-whole equity awards would have been vested and distributed (estimated value at December 31, 2007: $8,171,779) , and (d) any other special performance award would have vested and become payable, when and on the same basis as such awards otherwise would have become payable (estimated value: $0); provided that he executed a settlement agreement and release. Good cause is defined as (a) a material reduction in responsibility or position, (b) removal from the business heads committee, management committee, or operating committee (or their successors), (c) a significant reduction in compensation that is either not related to his performance or not applicable to senior executives at his level, (d) a change in reporting relationship that results in his reporting to someone other than the CEO of Citi, or (e) the material interference by Citi with his authority to perform his duties in a manner consistent with applicable regulatory requirements and sound business practices.

If Mr. Crittenden is involuntarily terminated without cause or resigns for good cause before his incentive award in respect of 2008 is paid: (a) he will receive cash payments equal to the annual base salary ($500,000 per year) he would have been paid from the date of termination through March 12, 2009, had he not been terminated, (b) he will receive a cash payment equal to the nominal amount of the incentive and retention awards he would have received in respect of 2008 ($9,500,000), (c) any nonvested make-whole equity awards will vest and be distributed, (d) the basic shares, supplemental shares, and a pro-rata portion of the premium shares awarded under CAP in respect of 2007 will be distributed as soon as practicable, and (e) any other special performance award will vest and become payable, when and on the same basis as such award otherwise would have become payable; provided that he executes a settlement agreement and release.

If his termination of employment had occurred due to death or disability at December 31, 2007, then (a) he would have received a cash payment equal to $7,652,055 ($9,500,000, multiplied by a fraction, which is the number of days worked in 2007 until his death or disability divided by 365), and (b) any nonvested make-whole equity awards would have vested immediately (estimated value: $8,171,779).

If his termination of employment occurs due to death or disability before his incentive award in respect of 2008 is paid, then (a) he will receive a cash payment equal to $9,500,000, multiplied by a fraction, which is the number of days worked in 2008 until his death or disability divided by 366, and (b) any nonvested make-whole equity awards will vest immediately.

The agreement does not provide for payments in connection with a change in control, but does provide for nonsolicitation of employees and customers for one year after termination of employment as well as protection of confidential and proprietary information.

Mr. Kaden

Mr. Kaden is party to an employment agreement, dated June 14, 2005, which governs the payments and benefits he is entitled to receive upon the termination of his employment with Citi under certain circumstances. Pursuant to the agreement, Mr. Kaden is entitled to receive two additional years of service credit towards meeting the Rule of 75. In addition, if Mr. Kaden is involuntarily terminated without cause or terminates his employment with good cause before September 6, 2010, any stock options awarded to him will vest on his last day of employment and he will have up to two years to exercise his vested stock options, and all outstanding shares of restricted and deferred stock under any equity compensation plan of Citi will vest and be distributed. Any noncompetition provisions that would otherwise apply as a result of the application of the Rule of 75 will not apply. “Good cause” is defined as (a) a significant reduction in responsibilities or position, (b) removal from the business heads committee or the management committee, (c) a significant reduction in compensation that is not related to performance or not applicable to similarly situated senior executives of Citi, or (d) a change in reporting relationship that results in reporting to someone other than the CEO of Citi. The compensation is contingent upon Mr. Kaden’s execution of a settlement agreement and general release that is acceptable to Citi. The value of the provisions relating to the equity awards is estimated to be $3,832,529 at December 31, 2007. Mr. Kaden’s employment agreement does not provide for payments in connection with a change in control, but does provide for nonsolicitation of employees and customers for one year after termination of employment as well as protection of confidential and proprietary information.

Mr. Prince

Mr. Prince submitted his resignation as a director, Chairman and CEO of Citi to the board of Citi on November 4, 2007 with an effective date of November 5, 2007. On November 4, 2007, Citi’s full board of directors met to consider, among other things, Mr. Prince’s offer to resign and the proposed terms of his separation agreement.

The board discussed the proposed terms of the agreement, considering the value of each of the economic benefits individually, including the treatment of equity awards, salary, incentive award, pension benefits, perquisites and security, and the benefits to Citi, including the noncompete, nonsolicitation and nondisparagement covenants under the agreement. They discussed the negotiations that had resulted in the proposed terms of the agreement, which of the benefits were negotiable and which were established pursuant to Citi plans and agreements. They then evaluated the arrangements as a whole.

In evaluating the appropriateness of the terms of the agreement, the board considered a number of factors. They analyzed Citi’s performance under Mr. Prince’s leadership as Chairman and CEO. The board took into account both economic conditions and the regulatory environment during Mr. Prince’s tenure when evaluating his performance. The board discussed Mr. Prince’s efforts on Citi’s behalf over his almost 30-year tenure with Citi in a variety of roles, including as General Counsel, Chief Administrative Officer, Chief Operating Officer, Chairman and Chief Executive Officer of the Global Corporate and Investment Bank and as a director, Chairman and CEO of Citi. Based on the foregoing, the board determined that the terms and conditions of the agreement were appropriate.

Pursuant to the agreement, Mr. Prince resigned from his positions as a director, Chairman and CEO on November 5, 2007 and agreed to continue as an employee of Citi until December 31, 2007 (retirement date). The agreement provided for Mr. Prince to continue to receive his base salary at the annual rate for 2007 of $1,000,000 and his current level of broad-based employee benefits through his retirement date.

As prescribed under CAP for employees who meet the Rule of 75, all of the nonvested outstanding stock options previously granted to Mr. Prince vested on his retirement date and, provided Mr. Prince continues to comply with the covenants pertaining to not competing with Citi or soliciting certain employees or clients (which are described below), his options will remain exercisable for up to two years following his retirement date. Any sale restrictions on shares distributed in connection with Mr. Prince’s exercise of his options will not apply following his retirement date. Mr. Prince’s outstanding stock options as shown in the Outstanding Equity Awards at Fiscal Year-End Table had an intrinsic value of $0 at December 31, 2007.

All deferred stock awards previously granted to Mr. Prince under CAP vested pursuant to the agreement and were distributed to Mr. Prince on

January 2, 2008. Mr. Prince was entitled to receive all his CAP shares when he terminated employment because he met the Rule of 75; the agreement accelerated the distribution of CAP shares he was entitled to receive under the terms of CAP. The value of the shares he received on January 2, 2008 was $12,491,165.

The restricted stock award granted to Mr. Prince on July 15, 2003 was vested and distributed in November 2007 on a pro-rata basis reflecting the period from the July 15, 2003 grant date through Mr. Prince’s retirement date. The value of the deferred stock on the distribution date was $9,707,486.

Pursuant to the agreement, Mr. Prince also received a cash incentive award in respect of his 2007 service equal to the pre-tax nominal value of the aggregate award package he received in early 2007 for the 2006 compensation year ($22,000,000), decreased by a percentage equal to the total stockholder return percentage for 2007 (-43.3 percent), and pro-rated according to the number of months in 2007 that he was CEO (i.e., multiplied by 10/12). This amount, $10,400,958, was paid on January 31, 2008, when other incentive awards were made.

As long as Mr. Prince continues to comply with the covenants contained in the agreement, Citi will provide him with an office, an administrative assistant, and a car and driver for the lesser of 5 years or until he commences full-time employment with another employer. Citi will pay certain taxes associated with such post-termination benefits. The estimated value of this contractual provision, including the tax payments, is $1,500,000 per year. In the agreement, Citi acknowledged that Mr. Prince’s account balances under Citi’s qualified and nonqualified retirement plans were already fully vested and are unaffected by the agreement (as of December 31, 2007, the present value of such benefits was $1,795,221, as disclosed in the Pension Benefits Table). Mr. Prince was entitled under these plans to receive his retirement benefits when he terminated employment for any reason at any time.

In exchange for the benefits provided under the agreement, the agreement provides that Mr. Prince, for a period of 5 years, will not solicit certain Citi employees and clients, or engage in any business that is in material competition with any of Citi’s business operations. The agreement provides for mutual nondisparagement, protection of Citi’s proprietary information, and cooperation.

Other Termination of Employment Provisions

All members of the Citi management committee, including the named executive officers, are required to give (and are entitled to receive) at least 75 days’ notice of termination of employment in most cases, and generally cannot solicit Citi employees for one year after termination of employment.

Sir Winfried, Ms. Krawcheck and Mr. Klein are eligible to receive the retirement benefits described in the Pension Benefits Table upon termination of employment for any reason. Had Mr. Kaden or Mr. Volk terminated employment for any reason on December 31, 2007, they would have forfeited the retirement benefits described in the Pension Benefits Table because they were not vested.

Except as described herein, there are no other contracts, agreements or other arrangements with the named executive officers that provide for payments or benefits in connection with a termination of employment or a change in control of Citi that are not generally available to salaried employees.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The audit and risk management committee has selected KPMG as the independent registered public accounting firm of Citi for 2008. KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969.

Arrangements have been made for representatives of KPMG to attend the annual meeting. The representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

Disclosure of Independent Registered Public Accounting Firm Fees

The following is a description of the fees earned by KPMG, for services rendered to Citi for the year ended December 31, 2007:

Audit Fees:    This includes fees earned by KPMG in connection with the annual integrated audit of Citi’s consolidated financial statements, internal controls over financial reporting under SARBANES-OXLEY Section 404, audits of subsidiary financial statements and reviews of Citi’s interim financial statements. The aggregate fees earned by KPMG for audit services rendered to Citi and its subsidiaries for the years ended December 31, 2006 and December 31, 2007 totaled approximately $52.9 million and $63.6 million, respectively.

Audit Related Fees:    This includes fees for services performed by KPMG that are closely related to audits and in many cases could only be provided by our independent registered public accounting firm. Such services may include comfort letters and consents related to SEC registration statements and other capital raising activities and certain reports relating to Citi’s regulatory filings, reports on internal control reviews required by regulators, accounting advice on completed transactions, due diligence services related to contemplated mergers and acquisitions, accounting consultations, internal control reviews not required by regulators, securitization related services, employee benefit plan audits and certain attestation services as well as certain agreed upon procedures. The aggregate fees earned by KPMG for audit related services rendered to Citi and its subsidiaries for the years ended December 31, 2006 and December 31, 2007 totaled approximately $11.6 million and $18.1 million, respectively.

Tax Compliance Fees:    This includes corporate tax compliance services. Tax counsel and advisory services are no longer being provided by KPMG to Citi and its subsidiaries. The aggregate fees earned by KPMG for tax compliance related services for the years ended December 31, 2006 and December 31, 2007 totaled approximately $4.3 million and $6.4 million, respectively.

All Other Fees:    Citi has not engaged KPMG for any non-audit services.

Approval of Independent Registered Public Accounting Firm Services and Fees

Citi’s audit and risk management committee has reviewed and approved all fees earned by Citi’s independent registered public accounting firm, and actively monitored the relationship between audit and non-audit services provided. The committee has concluded that the fees earned by KPMG were consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions.

The audit and risk management committee must pre-approve all services provided and fees earned by Citi’s independent registered public accounting firm. The committee annually considers the provision of audit services and, if appropriate, pre-approves certain defined audit fees, audit related fees and tax compliance fees with specific dollar value limits for each category of service. The committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved (i.e., internal control engagements). On an interim basis, any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the committee for approval and to the full committee at its next regular meeting.

In August 2007 the Accounting Firm Engagement Directive replaced the External Auditor Engagement Policy of October 2004. Administration of the Directive is centralized in,

and monitored by, Citi senior corporate financial management, which reports the engagements earned by KPMG throughout the year to the audit and risk management committee. The Directive is the basis upon which Management ensures the independence of its public accountant. The Directive also includes limitations on the hiring of KPMG partners and other professionals to ensure that Citi satisfies the SEC’s auditor independence rules.

The board recommends that you vote for ratification of KPMG

as Citi’s independent registered public accounting firm for 2008.

Stockholder Proposals

Proposal 3

Evelyn Y. Davis, Editor, Highlights and Lowlights, Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, DC 20037, owner of 1,260 shares, has submitted the following proposal for consideration at the annual meeting:

RESOLVED: “That the stockholders of Citigroup assembled in Annual Meeting in person and by proxy hereby request the Board of Directors to have the Company furnish the stockholders each year with a list of people employed by the Corporation with the rank of Vice President or above, or as a consultant, or as a lobbyist, or as legal counsel or investment banker or director, who, in the previous five years have served in any governmental capacity, whether Federal, City or State, or as a staff member of any CONGRESSIONAL COMMITTEE or regulatory agency, and to disclose to the stockholders whether such person was engaged in any matter which had a bearing on the business of the Corporation and/or its subsidiaries, provided that information directly affecting the competitive position of the Corporation may be omitted.”

REASONS: “Full disclosure on these matters is essential at Citigroup because of its many dealing with Federal and State agencies, and because of pending issues forthcoming in Congress and/or State and Regulatory Agencies.”

“Last year the owners of 171,435,798 shares, representing approximately 5% of shares voting, voted FOR this resolution”

“If you AGREE, please mark your proxy FOR this resolution.”

MANAGEMENT COMMENT

Citi recruits and selects its directors, officers, employees, and outside professionals on the basis of their qualifications, expertise, and integrity. When Citi hires a former governmental worker, it is subject to numerous federal, state, and local laws that regulate the activities of officials after they leave government service. In addition, Citi’s Code of Conduct requires employees to be sensitive to activities, interests, or relationships that might interfere with, or even appear to interfere with their ability to act in the best interests of Citi and its stakeholders.

SEC rules already require Citi to describe in public filings sent to or available to all stockholders the business experience during the past 5 years of all of its directors and executive officers. Please see this proxy statement for a description of the business experience of each of our directors and Citi’s 2007 Form 10-K Report for a description of the business experience of each of our executive officers. Disclosure of prior government service of the additional people covered by the proposal would not provide any meaningful information to justify the cost or burden of preparing a special report.

This proposal confers no benefit to shareowners and would unnecessarily burden Citi.

Because the preparation of this report would require the expenditure of funds without a meaningful benefit to stockholders, the board recommends that you vote against this proposal 3.

Proposal 4

The Teamster Affiliates Pension Plan, 25 Louisiana Ave., N.W., Washington, DC 20001, beneficial owner of 22,200 shares; The Firefighters’ Pension System of the City of Kansas City, Missouri, Trust, 414 East 12th Street, 12th Floor, City Hall, Kansas City, MO 64106, beneficial owner of 100 shares; and Miami Fire fighters’ Relief & Pension Fund, 2980 N.W. South River Drive, Miami, FL 33125, beneficial owner of 12,969 shares, have submitted the following proposal for consideration at the annual meeting:

RESOLVED: That the shareholders of Citigroup, Inc., (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for indirect political contributions and expenditures made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who
participated in making the decisions to make the political contribution or expenditure; and,

c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the Board of Directors’ audit committee or other relevant oversight committee and posted on the Company’s website to reduce costs to shareholders.

SUPPORTING STATEMENT: As long-term shareholders of Citigroup Inc., we support policies that apply transparency and accountability to corporate spending on political activities. In response to strong shareholder support for political disclosure, an increasing number of companies, including Morgan Stanley, General Mills and Monsanto, have agreed to the disclosure and board oversight of political expenditures recommended by this proposal. Such disclosure is consistent with public policy and in the best interests of shareholders.

Citigroup’s executive exercise wide discretion over use of corporate resources for political activities. These decisions involve political contributions, called “soft money,” and payments to trade associations and related groups that are used for political activities. Based on available public records, the Center for Political Accountability (“CPA”) estimates Citigroup gave around $1.45 million in corporate political donations in the 2006 election cycle.

Payments to trade associations used for political activities are undisclosed and unknown. These activities include direct and indirect political contributions to candidates; political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

According to CPA, some of Citigroup’s donations have ended up at groups that were indicted for violating state campaign finance laws, were criticized for hiding the source of contributions, or that gave resources to candidates whose positions could damage our Company’s reputation.

The proposal asks the Company to disclose political contributions and payments to trade associations and other tax-exempt organizations.

Publicly available data does not provide a complete picture of the Company’s political expenditures. The Company’s Board and its shareholders need complete disclosure to be able to evaluate political use of corporate assets.

We urge your support FOR this critical governance reform.

MANAGEMENT COMMENT

In early 2007, Citi adopted a political contributions policy that renders the proposal moot. Under the policy, we disclose to our shareholders and stakeholders a list of all corporate political contributions and contributions made by Citi’s Political Action Committee. This list, which is updated and posted on our website annually, in order to promote transparency and accountability, can be found at www.citigroup.com/citigroup/corporategovernance.

In addition, Citi complies with all disclosure requirements pertaining to political contributions under federal, state and local laws and regulations. Citi’s approach to and rationale for making political contributions is stated in the Corporate Political Contributions Policy. Citi believes it has a responsibility to its clients, stockholders, and employees to be engaged in the political process to both protect and promote our shared interests.

Corporate contributions are prohibited at the federal level, and of course we make none. Political contributions to federal candidates, political party committees, and political action committees are made by Citi’s Political Action Committee, which is not funded by corporate funds, but from the personal funds of employees given voluntarily. Such contributions by the PAC are reported in filings with the Federal Election Commission and are available on our website. Although Citi is a member of trade associations, the Citi Political Contributions Policy does not cover our giving to trade associations. Because these associations operate independently of their members and take a wide variety of positions on a number of matters, not all of which Citi supports, disclosure of Citi’s contributions to these associations would not provide stockholders with a greater understanding of Citi’s strategies or philosophies about its political contributions.

By its adoption of the Citi Political Contributions Policy, the Company has complied in all material respects with this proposal, rendering the Proposal moot.

Because Citi has adopted a Political Contributions Policy, whereby we post on our website a list of all corporate political contributions and contributions made by Citi’s Political Action Committee, this proposal is moot and the board recommends that you vote against this proposal 4.

Proposal 5

Anthony J. Gilbert, P.O. Box 2376, 5360 E. Hwy 160, Pagosa Springs, CO 81147, beneficial owner of 3,745 shares, has submitted the following proposal for consideration at the annual meeting:

Resolved: That the Personnel and Compensation Committee of the Board of Directors limit the average individual compensation of senior management (those persons with whom the Committee is responsible for determining their compensation) to ONE HUNDRED TIMES the average compensation of the rest of the worldwide employees. Business and individual performance awards and discretionary awards must remain within this upper limit.

REASONS: “As a global leader in financial services, Citigroup should take the lead in eliminating the continued criticism of what is perceived across the entire client base, as well as by Congressmen, the Federal Reserve Chairman, Economists and Social Scientists, as excessive compensation for top management.”

“These excessive compensation packages fail to align the interests of Senior Management with those of its clients, its franchise, other employees, or non-employee investors. These exorbitant pay packages do little to slow the exodus of talented employees from the Corporation. These pay packages do not relate to financial or stock performance. As one prominent observer said of the current pay system ‘with its envy-driven compensation mania, (it) has developed to a place where it brings out the absolute worst in good people’.”

“The average CEO of a large public corporation makes 400 times the pay of his Company’s other employees, and that gap has quadrupled in less than 20 years. The last time in the history of our country when compensation levels between top management and all the other employees were near this level were in the late 1920’s. At that time the recipients were known as “robber barons”. That era did not come to a constructive conclusion, and many experts do not expect this time to be positive for our country either.

In 2007, over 25 percent of the shares, and substantially more of the shareholders voted FOR this proposal. If you AGREE with this proposal, please vote FOR it on your Proxy Card.

MANAGEMENT COMMENT

Citi’s executive compensation program, described in the Compensation Discussion and Analysis section of this proxy statement and in the Senior Executive Compensation Guidelines, emphasizes pay for performance in a competitive marketplace for talent. To accomplish this goal, Citi must be able to provide competitive compensation commensurate with superior performance. Performance is measured at the individual level, the business unit level and company-wide, based on a variety of factors, including financial performance, risk management, customer satisfaction, compliance and controls, leadership and adherence to company values, including our Shared Responsibilities.

When making incentive compensation decisions, the personnel and compensation committee of the board evaluates the performance and contribution of each individual executive it reviews and his or her business unit, seeks advice from an outside compensation consultant and reviews relevant market data. In October 2006, Citi’s board approved the Senior Executive Compensation Guidelines providing more detailed information about the factors considered when determining executive compensation. As disclosed in the guidelines, performance is measured by looking at the following factors: Business Practices Performance, Financial Performance and Strategic Performance. The metrics associated with each factor and their weighting may change from year to year.

The proposal would require the board to establish an arbitrary cap on the total compensation of the CEO, thereby diminishing the significance of more pertinent factors, such as corporate and individual performance and marketplace compensation, which ordinarily and logically must be taken into account when making such decisions.

Requiring Citi to limit the compensation of the CEO as proposed would place Citi at a substantial disadvantage in recruiting, motivating and retaining talented senior executives.

Because adoption of the proposal would put Citi at a competitive disadvantage and Citi’s compensation programs address the concerns raised in the proposal, the board recommends that you vote against this proposal 5.

Proposal 6

Richard A. Dee, 115 East 89th Street, New York, NY 10128, beneficial owner of 120 shares, has submitted the following proposal for consideration at the annual meeting:

“The purpose of this proposal is to enable the owners of Citigroup, its stockholders, to begin to exert a significant influence over the composition of the Board of Directors. Approval of this proposal will be a first step toward enabling corporate owners to participate in choosing and empowering those responsible for Citigroup’s future.

“This proposal was originated by me and first introduced in 1994, when it was voted upon by the stockholder-owners of six major publicly-owned companies, including Citicorp. It was last voted upon in 2000 — BEFORE a substantial stock market collapse, and BEFORE revelation of massive corporate corruption that resulted in devastating losses to millions of trusting stockholders.

“Although public outrage resulted in well-intentioned legislation and supposed increases in governmental surveillance, too little attention has been paid to the basic reason corporate corruption and mismanagement occurs — Directors who do not direct.

“Stockholders of publicly-owned companies have been made to believe the cynical and purposefully misleading myth that they ‘elect’ directors. They absolutely do not. Without a choice of candidates, the process described as an “Election of Directors” is simply a farce.

“Directors Who Do Not Direct is the underlying cause of most corporate failures. Show me a business debacle, and I’ll show you a Board with inadequate directors — who could not, or would not, fulfill their moral and legal obligations to stockholders. Proper and continual surveillance and input by capable and honest Directors who are well-qualified to serve on a particular board is a company’s first line of defense against corruption and incompetence.

“Delaware Law basically requires Director nominees to be selected by incumbent directors. Delaware pays its bills by successfully courting managements and directors. It is no friend to stockholders of publicly-owned corporations. The process called for by this proposal will enable Citigroup stockholders to begin to counteract the extremely unfair and damaging consequences of Delaware’s self-serving bias.

“This proposal suggests what I believe to be the best remedy currently available to begin to improve a situation that has resulted in damage beyond measure to stockholders.

“Ultimately, corporate owners must be able to both nominate and elect Directors. As long as it can be asked “how independent and objective are Directors chosen by those with whom they serve”, it will be well to remember that dogs rarely bite the hands of those who feed them.

“It is hereby requested that the Board of Directors adopt promptly a resolution requiring that the Nomination and Governance Committee nominate two candidates for each directorship to be filled by voting of stockholders at annual meetings. In addition to customary personal background information, Proxy Statements shall include a statement by each candidate as to why he or she believes they should be elected.

“If approved, this proposal will enable Citigroup stockholders to bring about director turnover — and replace any or all directors if they become dissatisfied with the results of their policies and/or company performance. Not a happy prospect even for those able to nominate their successors.

“Please vote FOR this proposal.”

MANAGEMENT COMMENT

Citi has an effective process in place for identifying and electing candidates to the board of Citi. It would be disadvantageous to Citi and its stockholders to change the existing processes as recommended in this proposal.

The board has established a process for identifying and nominating director candidates that has resulted in the election of highly qualified and capable members dedicated in their service to Citi. The nomination and governance committee determines the desired composition and size of the board and carefully considers nominees for directorships from a select group of individuals who are both professionally qualified and legally eligible to serve as directors of Citi. Nominations from stockholders, properly submitted in writing to our Corporate

Secretary, are referred to the committee for its consideration. The committee makes its recommendations to the board based on its judgment as to which of these candidates will best serve the interests of our stockholders.

The proposal calls for the committee to nominate twice as many candidates as there are positions to be filled. This would inappropriately politicize the process of electing our board and potentially alienate many talented candidates who would choose not to be nominees in this type of election. Moreover, the divisiveness created by competing slates of nominees, some of whom would be supported by the committee and some of whom would not have the benefit of such support, would potentially undermine the effectiveness of the board that is ultimately elected.

The proposal would likely impair the Board’s ability to achieve the balance required to effectively carry out its duties because the proposal would create a contested election every year, therefore the board recommends that you vote against this proposal 6.

Proposal 7

The Free Enterprise Action Fund, 12309 Briarbush Lane, Potomac, MD 20854, owner of 2,607 shares, has submitted the following proposal for consideration at the annual meeting:

Equator Principles Report

Resolved: The shareholders request that the Company prepare by October 2008, at reasonable expense and omitting proprietary information, an Equator Principles Report. The report should describe and discuss how Citigroup’s implementation of the Equator Principles has led to improved environmental and social outcomes in its project finance transactions.

Supporting Statement:

Citigroup uses the Equator Principles — guidelines developed to manage environmental and social issues — in making project finance decisions.

In its Citizenship Report 2006, Citigroup disclosed that 86 transactions were subjected to review under the Equator Principles. Only 20 projects worth $34.2 billion were ultimately funded. More than 75 percent of proposed projects have not yet been funded.

Citigroup acknowledged in the report that one of its biggest challenges is demonstrating that compliance with the Equator Principles leads to improved environmental and social outcomes.

Citigroup only attempted to provide two examples of how its application of the Equator Principles may have improved environmental and social outcomes. Citigroup’s report omitted description of the environmental and social outcomes in 18 (90%) of the funded project finance transactions.

Such partial disclosure is not disclosure.

Moreover, it’s not at all clear from the two examples described by Citigroup that any significant environmental and social improvements actually occurred in the funded projects. If these two vague examples are the best that Citigroup can provide, then it’s quite possible that the Equator Principles may have little or no beneficial impact on environmental and social outcomes.

Shareholders applaud Citigroup’s desire to improve environmental and social conditions as part of its project finance transactions. However, shareholders want to see that Citigroup’s highly touted implementation of the Equator Principles actually produces real and significant improvements.

MANAGEMENT COMMENT

The Equator Principles are embedded in the framework for making core credit decisions for project finance transactions. These principles are designed to assess, mitigate, document and monitor the very real environmental and social risks impacting local communities, as well as economic and reputational risks to the Company’s business, which may arise from such transactions. The extent to which the Equator Principles apply to any given project finance transaction is determined in accordance with the established framework for such reviews. A description of this framework is publicly available on the Company’s website in the Citigroup Corporate Citizenship Report.

There is no regulatory requirement to produce either a Citizenship Report or an Equator Principles Report. Decisions to prepare or not prepare such reports must take into account the allocation of funds and resources that would need to be devoted to such efforts, as well as the propriety of making such disclosures. The Company, in compliance with regulatory requirements, and voluntarily with respect to the Corporate Citizenship Report, provides reports in a manner and to the degree deemed appropriate by management. Further disclosure of the type requested in the proposal would not, in the Company’s opinion, be appropriate.

Because Citi discloses information regarding the Equator Principles in its Corporate Citizenship Report, the board recommends that you vote against this proposal 7.

Proposal 8

American Federation of Labor and Congress of Industrial Organizations, 815 Sixteenth Street, N.W., Washington, DC 20006, beneficial owner of 3,200 shares, has submitted the following proposal for consideration at the annual meeting:

Adopt Responsible Employment Principles

Resolved, that the shareholders of Citigroup Inc. (the “Company”) request the Board of Directors (the “Board”) to adopt the following set of principles as it relates to the employment of any named executive officer (“NEO”):

1)	If the company enters into an employment agreement (the “Agreement”) with a NEO, the
Agreement must have a specified termination date, not to exceed three years, and should not contain an “evergreen” clause which provides for automatic renewal without shareholder approval.

2)	The Company should not permit the accelerated vesting of stock options, restricted stock, and other equity-based awards.

3)	The Company should not provide for excise tax gross-ups or any other kind of similar make-whole arrangements.

These principles should be implemented so as not to violate any current contractual obligations.

For purposes of this resolution, “employment agreement” shall be defined as any agreements or arrangements that provide for payments or awards in connection with a NEO’s employment with or departure from the Company.

“Excise tax gross-up” is defined as any payment to or on behalf of a NEO whose amount is calculated by reference to an actual or estimated tax liability of the executive resulting from employment.

Supporting Statement

We believe the adoption of this resolution will ensure that when the Company employs a NEO, whether by entering into an employment contract, or in absence of one, the terms of employment will contain provisions that protect the interests of long-term investors.

Employment contracts set the terms of an executive’s salary, bonus, benefits, and stock awards, and define payouts. We believe executive contracts and other agreements frequently favor the executive and run counter to the interests of shareholders.

As a result, many corporate governance experts now increasingly question the efficacy of employment agreements for executive officers. The Council of Institutional Investors (CII) has recommended that employment contracts should have a specified termination date and should not “roll” on an open-ended basis. CII also recommends companies should not compensate executives for any taxes payable upon receipt of severance, change-in-control or similar payments. Institutional Shareholder Services (ISS) recommends that employment contracts by companies expire after a short period of time.

In addition to employment contracts, poorly designed equity plans may provide extraordinary payments to departing executive officers. All too often, executive-friendly employment contracts and poorly designed and administered equity plans provide excessive payouts even when an executive fails and are almost always the primary culprits of massive “golden-goodbyes” or “pay-for-failures”.

We feel the adoption of this resolution will ensure that the company’s employment agreements and equity plans are designed so as to avoid rewarding poorly performing departing executives with generous compensation packages. Finally, we believe the adoption of this set of responsible employment principles will focus the Board’s attention on the importance of succession planning and limit the need for the Company to conduct outside searches to fill future senior executive positions at the company.

MANAGEMENT COMMENT

Executive compensation at Citi is overseen by the board through the personnel and compensation committee. The personnel and compensation committee consists exclusively of independent directors who make decisions they believe are in the best long-term interests of Citi and our shareholders. The board believes that the personnel and compensation committee should retain the flexibility to make compensation decisions based on a review of all relevant information in order to be in the best position to attract, motivate and retain talented executives in the highly competitive market in which we compete for talent.

The proposal requests that the board adopt three compensation principles relating to Citi’s named executive officers regarding (i) employment agreements; (ii) accelerated vesting of equity awards and (iii) tax gross-ups or make-whole provisions.

In October 2006, Citi’s board approved the Senior Executive Compensation Guidelines providing more detailed information about the factors considered when determining executive compensation. The guidelines are posted on Citi’s website at www.citigroup.com/citigroup/corporategovernance/index.htm. As stated in the guidelines, generally Citi does not enter into employment agreements with our executive officers and key employees. If an employment agreement is entered into with an executive officer, the guidelines require that the agreement have the shortest term possible. Citi believes that our guidelines address any concerns raised by the proponent’s first principle relating to employment agreements.

The proposal’s second principle requests that Citi prohibit accelerated vesting of stock options, restricted stock and other equity-based awards of Citi’s named executive officers. As described in the Compensation Discussion and Analysis section of this proxy statement, Citi’s broad-based equity program provides for accelerated vesting of all or a portion of a participant’s award upon certain types of termination of employment, including death, disability, or involuntary termination, other than for gross misconduct, for participants who do not meet certain age and service rules. If a participant resigns or is involuntarily terminated, other than for gross misconduct, and meets certain age and years of service rules, all or a portion of the participant’s CAP awards will continue to vest on schedule. The terms and conditions of CAP awards, including the vesting periods and provisions regarding termination of employment, are the same for senior executives as for other eligible employees.

The proponent also requests that the Company adopt a principle that prohibits “tax gross-ups or other make-whole arrangements” to Citi’s named executive officers. As indicated in the chart relating to personal benefits of named executive officers on page 50 of this proxy statement, Citi did not provide tax gross-up payments to any named executive officers in 2007 or 2006. Citi believes that the concerns raised by this proposal have been addressed by our Senior Executive Compensation Guidelines and our current practices. The board believes that it is to the benefit of Citi to retain flexibility with respect to executive compensation rather than to commit in advance to arbitrary principles that could place the Citi at a competitive disadvantage in recruiting and retaining top talent.

Citi’s Senior Executive Compensation Guidelines and our current practices effectively address the primary concerns of the proposal and the board recommends that you vote against this proposal 8.

Proposal 9

Boston Common Asset Management, LLC, 84 State Street, Suite 1000, Boston, MA 02109, beneficial owner of 25,127 shares; Catholic Healthcare West, 185 Berry Street, Suite 300, San Francisco, CA 94107-1739, beneficial owner of 266,400 shares; and Pleroma Inc., c/o Claude Pepin, 99 Wabena Way, Putney, VT 05346, beneficial owner of 1,990 shares; have submitted the following proposal for consideration at the annual meeting:

Whereas: Citigroup is a diversified financial services company providing banking, investment, investment banking, credit card and consumer finance services, with a stated commitment to environmental and social sustainability as a matter of good business practice:

“We analyze the potential impacts of our business activities and take action to reduce environmental risk and impact.”

http://www.citigroup.com/citigroup/environment/index.htm

Citigroup’s Position Statement on Climate Change acknowledges

“Climate change poses significant risks to the global economy that require urgent action. The burning of fossil fuels to meet energy needs, loss of forests, and other activities are increasing the concentration of greenhouse gases (GHG) and contributing to climate change.”

http://www.citigroup.com/citigroup/environment/climateposition.htm

Citigroup has invested in and financed alternative energy, and calls for “early and aggressive actions,” starting now, “to avert increasingly costly and irreversible impacts” of climate change and “to account for long-term energy sector investment cycles.”

Citigroup also set a goal of reducing greenhouse gas (GHG) emissions from its facilities and its real estate portfolio by 10%, by 2011. However, Citi has not adopted GHG reduction goals for its energy or utility portfolio, as has its competitor, Bank of America.

Citigroup’s greatest impact on climate change and the environment arises from its financing of businesses and activities, such as electric power from coal-burning plants, that emit substantial greenhouse gases (e.g., carbon dioxide) and other pollutants.

Citigroup provides financing for companies engaged in mountain top removal (MTR) coal mining and for coal-fired electric power, which in addition to having serious adverse impacts on communities, the environment, and public health, will increase long-term GHG emissions over the life of the investment.

MTR devastates the environment. Trees are clear- cut, the top of mountains blasted away to reveal coal seams and the rubble dumped in the valleys below, filling streams and destroying water resources. Between 1992 and 2012, the EPA estimates MTR will have destroyed approximately 7% of Appalachian forests in coal mining regions studied. http://www.epa.gov/Region3/mtntop/pdf/mtm-vf fpeis full-document.pdf

Deforestation is the second leading source of GHG emissions worldwide. http://www.gsfc.nasa.gov/gsfc/service/gallery/fact sheets/earthsci/green.htm Scientists estimate carbon sequestered in Appalachian forests exceeds 2.75 billion metric tons. (Forest Ecology and Management, Vol. 222, Issues 1-3, pp 191-201.) The carbon in forests destroyed by MTR each year is roughly equivalent to the annual emissions from two 800 mega-watt coal-fired power plants.

Coal-burning plants, which supply nearly half of U.S. electric power, emit 80% of the nation’s GHG emissions from this sector. They also release most of the sulfur dioxide, nitrogen oxide, particulate matter and mercury, which harms reproductive health and children’s mental development. http://www.ucsusa.org/clean energy/coalvswind/c02c.html

Dr. James Hanson, a leading climate scientist at NASA’s Goddard Space Center, has urged an immediate moratorium on the construction of new coal fired power plants in the U.S. as a priority to avoid triggering dangerous destabilization of the Earth’s climate systems. http://www.columbia.edu/~jeh1/dots feb2007.ppt

Resolved: Shareholders request Citigroup’s board of directors amend its GHG emissions policies to cease all financing, investment and any further involvement in activities that support MTR coal mining or the construction of new coal-burning power plants that emit carbon dioxide.

MANAGEMENT COMMENT

Citi recognizes climate change as one of the most important issues facing the company, our clients, the communities we serve, our shareholders, our employees and other stakeholders. This is reflected today in the wide range and intensity of efforts across all of Citi’s business units and operations. Citi also recognizes the complexity and all-encompassing scope of the issue of climate change, given its implications with respect to global economic activity and the extent to which fossil fuels have negatively contributed to climate change while also helping to raise hundreds of millions of people out of poverty.

The proposal requests Citi to cease all involvement in new coal-fired power generation. Coal provides power at an affordable price in many parts of the world; in the United States, it is the source of approximately 50% of all electricity. Based on the vast reserves available in the United States, coal is also closely linked with the issue of energy independence. The extraction and combustion of coal are heavily regulated operations and are currently under careful consideration for additional regulation as evidenced by numerous state and regional initiatives, as well as the recent conclusions of the United Nations Framework Convention on Climate Change (UNFCCC) in Bali.

Citi’s ability to engage with clients on important issues, such as climate change, is based primarily on shared credibility and trust. Disengagement from sectors, as the proposal recommends, and from the clients that comprise these sectors, would undermine Citi’s position, limit our ability to lead the sector, and cede control of our business and influence to competitor institutions. For these reasons, Citi remains committed to working with all of its clients, in all sectors, to fully understand the risks associated with climate change and to help them develop and implement effective solutions. In fact, we have created a model to evaluate potential climate-related risks for our clients that incorporates a range of carbon prices and policy scenarios.

Citi’s focus on climate change began in 2002 with efforts to understand and manage greenhouse gas (“GHG”) emissions from our own facilities, which led to a goal of 10% reduction of our own emissions. This effort has broadened significantly under the leadership of senior management and review by the Environmental and Social Policy Review Committee. In February 2007, Citi released a climate change position statement affirming our support for national and global market-based regulatory frameworks that reduce GHG emissions, drive innovation and opportunity, and bring clarity and certainty to markets. In May 2007, Citi announced that we will target $50 billion over ten years to address climate change through investments in and financing of alternative energy and clean technology within our businesses and operations. This target includes $10 billion of existing commitments, and is promoting new ideas and initiatives needed to help transition entire economies to lower GHG-intensive forms of energy and production. In September 2007, Citi was recognized as best in class among global banks for its climate change disclosure in a report by the Carbon Disclosure Project, which is a coalition of 315 global investors with over $41 trillion in assets. In January 2008, Citi was ranked 6th among 40 global banks and 1st among US-based banks in the Ceres report, Corporate Governance and Climate Change: The Banking Sector.

In February 2008, Citi announced its release of and commitment to the Carbon Principles, an intensive effort to create an approach to evaluating and addressing carbon risks in the financing of electric power projects. These principles were developed over nine months of intensive engagement by Citi, JPMorgan Chase and Morgan Stanley, in consultation with leading power companies American Electric Power, CMS Energy, DTE Energy, NRG Energy, PSEG, Sempra and Southern Company. Environmental Defense and the Natural Resources Defense Council, environmental non-governmental organizations, advised on the creation of the principles. The principles recognize the benefits of a portfolio approach to meeting the power needs of consumers, without prescribing how power companies should act to meet these needs. In circumstances where power companies seek financing for high carbon dioxide-emitting technologies, Citi has agreed to follow the Enhanced Diligence process and factor these risks and potential mitigants into the final financing decision.

Given coal’s dominant role as a source of affordable electricity, its abundance in the United States, the all-encompassing scope of the issue of climate change, the extent to which the regulation of carbon is rapidly evolving, and Citi’s demonstrated commitment to engage with its clients on the issue of fossil fuels and advancing solutions to climate change, ceasing Citi’s involvement in coal-related industries would not be in the best interests of Citi’s stockholders, and adoption of this proposal could undermine Citi’s numerous initiatives.

Because of Citi’s commitment to advance solutions to climate change, the board recommends that you vote against this proposal 9.

Proposal 10

Amnesty International USA, 5 Penn Plaza, 16th Floor, New York, NY 10001-1810, beneficial owner of 90 shares; Northstar Asset Management Inc., P.O. Box 301840, Boston, Massachusetts 02130, beneficial owner of 5,000 shares; Office of the State Treasurer, State of Vermont, 109 State Street, Montpelier, Vermont 05609, beneficial owner of 3,900 shares; The Marianists Province of the United States, Marianist Community, 144 Beach 111th Street, Rockaway Park, NY 11694, beneficial owner of 23,200 shares have submitted the following proposal for consideration at the annual meeting:

HUMAN RIGHTS AND OUR INVESTMENT PORTFOLIO

The issue of human rights increasingly impacts investors and companies alike. Company reputations are affected by both direct and indirect involvement in human rights violations. Operating in countries with clear patterns of violations, such as Sudan and Burma, may heighten reputational and financial risk. Furthermore, companies can face risks when they or their suppliers are found to use forced labor or discriminate against employees, among other abuses. In our company’s Statement on Human Rights, human rights responsibilities are acknowledged in relation to our operations, supply chain and clients, but not our investments.

Proponents believe that institutional investors, including asset management firms such as Citigroup, bear fiduciary and moral responsibilities as owners of stock in companies that may be connected to human rights violations. Thus we encourage our company to report on policies and guidelines that address these issues. This report can address how Citigroup as a shareholder can most effectively respond to these human rights issues, including strategies for shareowner engagement with the companies and/or divestment of stock as appropriate.

RESOLVED

Shareowners request that the Board of Directors authorize and prepare a report to shareowners which discusses how policies address or could address human rights issues, at reasonable cost and excluding proprietary information, by October 2008.

Such a report should review the current investment policies of the company with a view toward adding appropriate policies and procedures to apply when a company in which we are invested, or its subsidiaries or affiliates, is identified as contributing to human rights violations through their businesses or operations in a country with a clear pattern of mass atrocities or genocide.

SUPPORTING STATEMENT

Proponents believe one example clearly demonstrating the need for this report concerns the ongoing atrocities in Darfur, Sudan, and how certain types of foreign investment contribute to the conflict.

Darfur continues to experience human rights abuses on an unimaginable scale, including systematic and widespread murder, torture, rape, abduction, looting and forced displacement. Since February 2003, hundreds of thousands of civilians have been killed by both deliberate and indiscriminate attacks, and 2.5 million civilians in the region have been displaced.

Much of the revenue fueling this conflict is generated by Sudan’s oil industry, as the majority of these revenues are funneled into military expenditures.

With little capital or expertise to efficiently extract its own oil, Sudan relies almost entirely on foreign companies for both. The oil industry in Sudan is dominated by four companies: China National Petroleum Corporation of China, Petronas of Malaysia, Oil and Natural Gas Corporation of India, and Sinopec of China.

Over 20 US states and 50 colleges have adopted Sudan investment policies, including engagement,

screening and divestment, regarding these and other foreign companies operating in certain sectors in Sudan. A 1997 presidential executive order generally bars American companies and citizens from conducting business in Sudan. In 2007, President Bush reinforced that order.

Proponents believe that our company, as an investor, has a responsibility to address this internationally condemned conflict in the Sudan.

MANAGEMENT COMMENT

Citi is keenly aware of and concerned about the humanitarian crisis in Sudan, and supports U.N. Security Council Resolution 1769 calling for the deployment of a peace keeping force. As a U.S. financial institution, Citi complies with the U.S. Department of Treasury’s rules and regulations which prohibit us from doing business in Sudan or from financing clients’ business operations in that country.

The issue of human rights and its relevance to our operations, products and services is one that we have studied closely. Citi supports the protection and preservation of human rights around the world, and is guided by fundamental principles of human rights, such as those in the United Nations Universal Declaration of Human Rights and the International Labour Organisation (ILO) Core Conventions. Under the leadership of senior management and review by the Public Affairs Committee of the board of directors, Citi published a Statement on Human Rights in January 2007, and reflects these core principles in our policies and practices. Citi is one of the few leading financial institutions to adopt a statement on human rights, and to publicly commit to these principles and values.

In addition, under the leadership of senior managers on the Environmental and Social Policy Review Committee, Citi has a comprehensive strategy for addressing environmental and social issues related to our business activities, which includes evaluating and recommending policies, overseeing training programs, and reviewing processes in each of our businesses. These internal efforts are complemented by long-standing relationships and consultation with leading organizations and socially responsible investors focused on environmental and social policy issues.

Citi believes it has implemented best practices regarding human rights through client engagement. Citi seeks to lead by example wherever we do business, and in doing so, to elevate the principles in those markets. We actively engage on human rights issues with clients, peers, and employees, including the bankers who manage our client relationships.

Given that Citi is minimally engaged in asset management, does not engage in and does not finance business activity in Sudan, has explicitly examined and discussed this human rights concern within our business units, shares best practices through client engagement, has taken a leadership position within the financial services industry through our Statement on Human Rights, and will continue to evaluate and assess future policies and strategies to maintain our position on these issues, adoption of this proposal is unnecessary.

Because Citi has implemented best practices regarding human rights, a report concerning the company’s investment policies with respect to human rights issues would provide no meaningful benefit to stockholders and therefore, the board recommends that you vote against this proposal 10.

Proposal 11

Ray T. Chevedden and Veronica G, Chevedden Family Trust, 5965 S. Citrus Ave, Los Angeles, CA 90043, beneficial owner of 384 shares, has submitted the following proposal for consideration at the annual meeting:

Independent Board Chairman

RESOLVED: Shareholders request that our Board establish a rule (specified in our charter or bylaws unless absolutely impossible) of separating the roles of our CEO and Chairman, so that an independent director who has not served as an executive officer of our Company, serve as our Chairman whenever possible.

This proposal gives our company an opportunity to follow SEC Staff Legal Bulletin 14C to cure a Chairman’s non-independence. This proposal shall not apply to the extent that compliance would necessarily breach any contractual obligations in effect at the time of our shareholder meeting.

The primary purpose of our Chairman and Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including our CEO. Separating the roles of CEO and Chairman can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO. The Council of Institutional Investors www.cii.org recommends adoption of this proposal topic.

The advantage of adopting this proposal should also be considered in the context of our company’s overall corporate governance. For instance in 2007 the following governance status was reported (and certain concerns are noted):

•	The Corporate Library http://www.thecorporatelibrary.com, an independent research firm rated our company:

“D” in Overall Board Effectiveness.

“High Governance Risk Assessment”

“High Concern” in executive pay.

• Two directors held 4 or 5 director seats each – Over-extension concern:

Mr. Deutch

Mr. Ryan

• Two directors had 20 or 37 years tenure each – Independence concern:

Mr. Derr

Mr. Thomas

Additionally:

•	We had two “Problem Directors” according to TCL:

1) Mr. Thomas due to the loss of significant shareholder value that occurred at Lucent Technologies during his director tenure.

2) Mr. Parsons because he chaired the committee that set executive pay at Citigroup, a committee with a track record of overcompensation under his leadership.

•

Our following directors were “Accelerated Vesting” directors. This was due to a director’s involvement with a board that accelerated the vesting of stock options in order to avoid recognizing the related expense:

Mr. Thomas

Mr. Belda

Mr. Armstrong

Ms. Mulcahy

Ms. Rodin

•	We had no shareholder right to:

1) Cumulative voting.

2) To act by written consent.

3) To call a special meeting.

The above concerns shows there is room for improvement and reinforces the reason to take one step forward now and encourage our board to respond positively to this proposal:

Independent Board Chairman

Yes on 11

MANAGEMENT COMMENT

Citi’s governance structure includes a Chair, a CEO and an independent Lead Director with enumerated responsibilities. The roles of Chair and CEO are not combined.

Citi believes that the decision whether to separate the roles of Chairman and CEO or to have an independent or executive Chairman should be made by its board, based on what is in the best interests of Citi at a given point in time, taking into account, among other things, the composition of the board, the role of the lead director, the existence of good governance practices, the CEO’s working relationship with the board, and the issues facing Citi. The proposal would deny the board the flexibility to consider these and other relevant factors and determine what structure is in the best interests of Citi.

Since April 2004, Citi has had a lead director with the following formal duties and powers, which are set out in our by-laws: (1) presides at all meetings of the board at which the Chairman is not present, including executive sessions; (2) serves as liaison between the Chairman and independent directors; (3) approves information sent to the board; (4) approves meeting agendas for the board; (5) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; (6) has the authority to call meetings of the full board and executive sessions; and (7) if requested by major shareholders, ensures that he or she is available for consultation and direct communication.

In December 2007, Citi separated the roles of Chairman and CEO by appointing Sir Winfried Bischoff as Chairman and Vikram Pandit as CEO. Sir Winfried is a senior executive at Citi in addition to serving as chairman of the board. Under these circumstances, having a Lead Director, a role held by a director who is independent, as is our current Lead Director, Alain Belda, is particularly appropriate. The Citi board believes that the current structure is the best for Citi at this time.

Each of Sir Winfried and Mr. Belda provides input on agendas, schedules, materials sent to the board, among other matters, informed by their separate perspectives – one as a company executive and one as an independent director.

In addition, Citi has adopted a series of corporate governance initiatives relevant to the points made in support of this proposal. Citi’s non-management directors meet in executive session at every board meeting. More than seventy-three percent of Citi’s board members are “independent” under NYSE and Citi’s guidelines. The audit and risk management committee, the personnel and compensation committee, and the nomination and governance committee, are each comprised solely of independent directors and generally meet in executive session at each committee meeting. Citi has also eliminated interlocking directorships between Citi executive officers and companies affiliated with Citi directors. The board conducts annual self-evaluations of its effectiveness and that of each of its committees. Citi’s by-laws include a majority vote standard for uncontested director elections with a director resignation procedure embedded therein. In contested elections, a plurality vote standard will apply.

In 2007, Citi adopted a by-law amendment permitting the holders of at least 25% of its outstanding common stock to call a special meeting and adopted a Political Contributions Policy under which it now compiles and publishes a list of its political contributions. In 2006, Citi, with stockholder approval, eliminated the super-majority provisions contained in its charter. In addition, Citi has adopted a policy on recouping unearned compensation and adopted confidential voting. In light of Citi’s superior corporate governance, there is no need, and it would be unwise, to deny the Board flexibility to determine whether to separate or combine the CEO and Chairman positions.

Because Citi has a Lead Director and has separated the roles of Chairman and CEO making the proposal unnecessary and because the proposal would deny the board the flexibility to determine what the best management structure is for Citi based on facts and circumstances at any given time, the proposal is not in the best interests of stockholders and the board recommends that you vote against this proposal 11.

Proposal 12

American Federation of State, County and Municipal Employees, 1625 L Street, N.W., Washington DC 20036, beneficial owner of 107,155 shares; The Needmor Fund, 312 N. 63rd Street, Seattle, WA 98103, beneficial owner of 1,700 shares; Trillum Asset Management Corporation, c/o Richard Shorter, 711 Atlantic Avenue, Boston, MA 02111, beneficial owner of 1,500 shares; Linda R. Southers, Ph.D., 3216 Rustic River Cove, Austin, TX 78746, beneficial owner of 146 shares; Catholic Healthcare Partners, 615 Elsinore Place, Cincinnati, OH 45202, beneficial owner of 146,900 shares; State of Connecticut, Office of the Treasurer, 55 Elm Street, Hartford, Connecticut, 06106-1773 beneficial owner of 2,732,783 shares; Benedictine Sisters of Virginia, 9535 Linton Hall Road, Bristow, Virginia 20136, beneficial owner of 2,000 shares; Monasterio Pan de Vida, Apdo. Postal 105-3, Torreón, Coahuila. C.P. 27003, MEXICO, beneficial owner of 500 shares; Mount St. Scholastica, Benedictine Sisters, 801 S. 8th Street, Atchison, KS 66002, beneficial owner of 2985 shares; and Convent Academy of the Incarnate Word, 2930 South Alameda, Corpus Christi, TX 78404, beneficial owner of 70 shares have submitted the following proposal for consideration at the annual meeting:

RESOLVED, that stockholders of Citigroup Inc. (“Citigroup”) request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to stockholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

In our view, senior executive compensation at Citigroup has not always been structured in ways that best serve stockholders’ interests. For example, in 2006 all five named executive officers were paid more than $78 million in total compensation. Additionally, Robert Rubin’s previous contract guaranteed him a bonus for the years 1999 to 2005.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide stockholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practice, in the United Kingdom, public companies allow stockholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation. A recent study of executive compensation in the U.K. before and after the adoption of the shareholder advisory vote there found that CEO cash and total compensation became more sensitive to negative operating performance after the vote’s adoption. (Sudhakar Balachandran et al., “Solving the Executive Compensation Problem through Shareholder Votes? Evidence from the U.K.” (Oct. 2007).)

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Citigroup’s board to allow stockholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide Citigroup with useful information about stockholders’ views on the company’s senior executive compensation, as reported each year, and would facilitate constructive dialogue between stockholders and the board.

We urge stockholders to vote for this proposal.

MANAGEMENT COMMENT

Citi has in place a comprehensive, performance-based executive compensation program. Citi’s executive compensation program, described in the Compensation, Discussion and Analysis section of this Proxy Statement and in the Senior Executive Compensation Guidelines, emphasizes pay for performance in a competitive marketplace. The personnel and compensation committee, which is composed entirely of independent directors, none of whom has an interest in the compensation decisions the committee makes, oversees Citi’s executive compensation. Citi and the personnel and compensation committee continually monitor the executive compensation program and adopt changes to reflect the dynamic, global marketplace in which Citi competes for talent. Citi will continue to emphasize pay-for-performance and equity-based incentive programs that reward executives for results that are consistent with stockholder interests and require them to retain ownership of the vast majority of Citi stock they receive as compensation.

In conformance with SEC rules, the CD&A supplements Citi’s compensation disclosures by setting forth Citi’s approach and philosophy with respect to executive compensation. The CD&A, along with the Senior Executive Compensation Guidelines, fully and fairly disclose the relevant details of Citi’s executive compensation, so stockholders can evaluate Citi’s approach to rewarding its executives. Stockholders can and do communicate their views about Citi’s compensation decisions directly to the personnel and compensation committee by letters and emails and at the Annual Meeting, in addition to communication through meetings that management holds with investors.

Accordingly, the proposal is unnecessary and the vote would be ineffective as a way to communicate shareholder concerns about compensation. The advisory vote on compensation would be held at the Annual Meeting, which necessarily takes place months after the compensation decisions respecting senior executives have been made. The timing of these compensation decisions cannot be changed because of constraints imposed by the tax laws and the competitive marketplace. Certainly no one would suggest that the compensation decisions Citi made and communicated to its senior executives be changed retroactively; and there would in any event be significant legal and competitive issues with trying to do so. And a shareholder advisory vote at the Annual Meeting about the prior year’s compensation would provide no reliable guidance to the board about the decisions it has to make for the current year.

Indeed, an advisory vote on compensation would not provide any meaningful guidance at all to the board about any of the compensation decisions it has to make, for any year. No one could tell whether an advisory vote disapproving the compensation decisions, should that occur, reflected shareholder concerns about one or a few named executive officers, or all of them; whether the vote represented dissatisfaction with one element of compensation — salary, bonus or equity awards — or all of them, and if so in what way; or whether the vote reflected shareholder desire for changes in certain aspects of the compensation system or a desire for an entirely different approach to compensation, and if so, what that approach should be. Citi has two million shareholders. It is virtually inevitable that these shareholders will have differing views on all of these and other compensation issues. That is why these compensation decisions are properly left to the independent directors on the board’s personnel and compensation committee, with full disclosure to the stockholders of the results and the principles that were followed. This is a particularly compelling point for a company, like Citi, that has adopted majority voting for the election of directors, providing full accountability for the board to the stockholders. In addition, the proposal could well result in the shifting of decision-making authority regarding compensation from the board members — who have fiduciary duties to the stockholders, and who the stockholders can vote for or against every year — to people who owe no such duties to the stockholders and whom the stockholders cannot vote of out office — namely, the proxy committees at a few large institutions and the proxy advisory firms. The fact that the vote is advisory in form does not negate this point: the adverse impact of a “no” vote on compensation could lead companies to clear proposed compensation in advance with these entities, as is apparently the case in other countries that are the model for this proposal.

The proponent urges adoption of the advisory vote proposal based on its asserted success in the United Kingdom. However the advisory vote process in both the UK and Australia is mandated by law and applies to all public companies. The vast majority of U.S. companies do not have an advisory vote on compensation. Therefore, the proposal would subject Citi to an advisory vote requirement without any assurance that other public companies, particularly our industry peers, would be subject to a similar requirement. The proposal, if adopted by Citi, but not widely applied to all U.S. public companies, could significantly hinder Citi’s ability to attract and/or retain top talent because the advisory vote requirement could result in putting their compensation at Citi at risk in a way that it would not be at risk at other companies. Adoption of the proposal could therefore put Citi at a competitive disadvantage vis-à-vis our competitors whose compensation reports are not subject to an advisory vote and negatively affect stockholder value.

If it were desirable to have stockholders vote in an advisory capacity on executive compensation, it should be done within a legal and regulatory framework that is developed after full analysis of the public policy and economic issues involved, and on a uniform basis for all public companies, as in the UK and Australia. A uniform legal and regulatory framework would reduce the chance that any company would be at a competitive disadvantage. Legislation to accomplish this result is pending in the US Congress. The development of that legal and regulatory framework would provide an opportunity to deal with such questions as the international competitive impact of adopting an advisory vote requirement, whether the advisory vote process would work in the United States where shareholding is more dispersed than in other countries, how companies would be expected to assess the meaning of the vote given the number of topics covered in the CD&A (see the CD&A on page 36 of this proxy statement) the practical and legal issues around discussing compensation decisions with stockholders in advance of annual meetings and many other significant issues.

Citi makes every effort to be responsive to concerns expressed by our stockholders by engaging in dialogues, participating in issuer/investor work groups and adopting polices or initiatives responsive to stockholder concerns when we felt it was in the best interest of all stockholders. In fact, in the past year Citi adopted a

by-law amendment allowing stockholders holding at least 25% of Citi’s outstanding common stock to call a special meeting and agreed to post its political giving on its website in response to stockholder proposals. Last year Citi eliminated the super-majority provisions contained in its charter, adopted a confidential voting policy and adopted a policy on recouping unearned compensation all in response to proposals submitted by stockholders. Citi also actively participated in a joint effort involving trade union pension funds and public companies to explore majority voting for directors and with another such group to explore various issues relating to executive compensation. We encourage our stockholders to communicate with management and the board of directors. Any stockholder wishing to communicate with management, the board of directors or an individual director should send a request to the Corporate Secretary as described in this proxy statement.

Because the proposal is unnecessary, will not accomplish its asserted goals, could put Citi at a competitive disadvantage, and at best is premature, and because Citi’s existing compensation and corporate governance policies and programs meet the objectives on which the proposal is based, the board recommends that you vote against this proposal 12.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal at the next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the Corporate Secretary of Citi at the address on the cover of this proxy statement. The proposal must be received no later than November 13, 2008.

Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the next annual meeting must notify Citi in writing of the information required by the provisions of Citi’s by-laws dealing with stockholder proposals. The notice must be delivered to Citi’s Corporate Secretary between December 24, 2008 and January 23, 2009. You can obtain a copy of Citi’s by-laws by writing to the Corporate Secretary at the address shown on the cover of this proxy statement.

Cost of Annual Meeting and Proxy Solicitation

Citi pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Citi may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of Citi will be specially compensated for these activities. Citi also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay the brokers, banks and other nominees certain expenses they incur for such activities. Citi has retained Morrow & Co. Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $25,000 plus reimbursement of certain out-of-pocket expenses.

Householding

Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2008 or in the future, he or she may telephone toll-free 1-800-542-1061 or write to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are record holders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Citi’s officers and directors, and persons who own more than ten percent of a registered class of Citi’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish Citi with copies of the forms. Based on its review of the forms it received, or written representations from reporting persons, Citi believes that, during 2007, each of its officers and directors complied with all such filing requirements. Citi does not have any greater than ten percent stockholders.

ANNEX A

CITIGROUP INC.

CORPORATE GOVERNANCE GUIDELINES

As of February 28, 2008

Corporate Governance Mission

Citigroup Inc. (the “Company”) aspires to the highest standards of ethical conduct: doing what we say; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Company’s businesses.

Board of Directors

The Board of Directors’ primary responsibility is to provide effective governance over the Company’s affairs for the benefit of its stockholders, and to balance the interests of its diverse constituencies around the world, including its customers, employees, suppliers and local communities. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of the Company. In discharging that obligation, Directors may rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors.

Number and Selection of Board Members

The Board has the authority under the by-laws to set the number of Directors, which should be in the range of 13 to 19, with the flexibility to increase the number of members in order to accommodate the availability of an outstanding candidate or the Board’s changing needs and circumstances. The Board may also appoint honorary directors. Honorary directors are invited to Board meetings, but do not vote on issues presented to the Board. Candidates for the Board shall be selected by the Nomination and Governance Committee, and recommended to the Board of Directors for approval, in accordance with the qualifications approved by the Board and set forth below, taking into consideration the overall composition and diversity of the Board and areas of expertise that new Board members might be able to offer. Directors are elected by the stockholders at each Annual Meeting, to serve for a one-year term, which expires on the date of the next Annual Meeting. Between Annual Meetings, the Board may elect additional Directors by majority vote to serve until the next Annual Meeting. The Nomination and Governance Committee shall nominate annually one of the members of the Board to serve as Chairman of the Board.

Confidential Voting Policy

It is the Company’s policy that every stockholder shall have the right to require the Company to keep his or her vote confidential, whether submitted by proxy ballot, internet voting, telephone voting or otherwise. If a stockholder elects, in connection with any decision to be voted on by stockholders at any Annual or Special Meeting, to keep his or her vote confidential, such vote shall be kept permanently confidential and shall not be disclosed to the Company, to its affiliates, Directors, officers and employees or to any third parties except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. Employee stockholders in the Citigroup Common

Stock Fund under the 401(k) plan or one of the Company’s retirement, savings or employee stock ownership plans already enjoy confidential treatment as required by law and, without the need for any action on their parts, will continue to vote their shares confidentially.

Director Independence

At least two-thirds of the members of the Board should be independent. The Board has adopted the Director Independence Standards set forth in the attached Exhibit “A” to assist the Board in making the independence determination. The Director Independence Standards are intended to comply with the New York Stock Exchange (“NYSE”) corporate governance rules and all other applicable laws, rules and regulations regarding director independence in effect from time to time. A Director shall qualify as independent for purposes of service on the Board of the Company and its Committees if the Board has determined that the Director has no material relationship with the Company, as defined in the Director Independence Standards.

Qualifications for Director Candidates

One of the of the Board’s most important responsibilities is identifying, evaluating and selecting candidates for the Board of Directors. The Nomination and Governance Committee reviews the qualifications of potential director candidates and makes recommendations to the whole Board. The factors considered by the Committee and the Board in its review of potential candidates include:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards and Our Shared Responsibilities.

•

Whether the candidate has had business, governmental, non-profit or professional experience at the Chairman, Chief Executive Officer, Chief Operating Officer or equivalent policy-making and operational level of a large organization with significant international activities that indicates that the candidate will be able to make a meaningful and immediate contribution to the Board’s discussion of and decision-making on the array of complex issues facing a large financial services business that operates on a global scale.

•

Whether the candidate has special skills, expertise and background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which the Company operates.

•	Whether the candidate has the financial expertise required to provide effective oversight of a diversified financial services business that operates on a global scale.

•

Whether the candidate has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make.

•

Whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of the Company’s stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency.

•	Whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a Director.

Application of these factors involves the exercise of judgment by the Board.

Lead Director

The Board may appoint a Lead Director. The Lead Director shall: (i) preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors; (ii) serve as liaison between the Chairman and the independent Directors; (iii) approve information sent to the Board; (iv) approve meeting agendas for the Board; (v) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) have the authority to call meetings of the independent Directors; and (vii) if requested by major shareholders, ensure that he or she is available for consultation and direct communication.

Additional Board Service

The number of other public company boards on which a Director may serve shall be subject to a case-by-case review by the Nomination and Governance Committee, in order to ensure that each Director is able to devote sufficient time to perform his or her duties as a Director.

Members of the Audit and Risk Management Committee may not serve on more than three public company audit committees, including the Audit and Risk Management Committee of the Company.

Interlocking Directorates

No inside Director or Executive Officer of Citigroup shall serve as a director of a company where a Citigroup outside Director is an Executive Officer.

Stock Ownership Commitment

The Board, the Citigroup Management Committee, and Citigroup Senior Managers are subject to a Stock Ownership Commitment (“SOC”), which requires these individuals to maintain a minimum ownership level of Citigroup stock. The Board and Management Committee, who are subject to the Senior Executive SOC, must hold 75% of the net shares delivered to them pursuant to awards granted under the Company’s equity programs, subject to the provisions contained in the commitment. The holding requirement is reset at age 65. In 2005, the Company introduced the Senior Manager SOC, with a 25% holding requirement that applies prospectively. “Senior Managers” generally means those employees who report directly to a member of the Management Committee and those employees one level below them. Exceptions to the SOC may include estate-planning transactions and certain other circumstances.

Retirement from the Board/Term Limits

Directors may serve on the Board until the Annual Meeting of the Company next following their 72nd birthday, and may not be reelected after reaching age 72, unless this requirement has been waived by the Board for a valid reason. The Company has not adopted term limits for Directors.

Change in Status or Responsibilities

If a Director has a substantial change in professional responsibilities, occupation or business association he or she should notify the Nomination and Governance Committee and offer his or her resignation from the Board. The Nomination and Governance Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request that the Director continue to serve on the Board.

If a Director assumes a significant role in a not-for-profit entity he or she should notify the Nomination and Governance Committee.

Board Committees

The standing committees of the Board are the Executive Committee, the Audit and Risk Management Committee, the Personnel and Compensation Committee, the Nomination and Governance Committee and the Public Affairs Committee. All members of the Audit and Risk Management Committee, the Personnel and Compensation Committee and the Nomination and Governance Committee shall meet the independence criteria, as determined by the Board, set forth in the NYSE corporate governance rules, and all other applicable laws, rules or regulations regarding director independence. Committee members shall be appointed by the Board upon recommendation of the Nomination and Governance Committee, after consultation with the individual Directors. Committee chairs and members shall be rotated at the recommendation of the Nomination and Governance Committee.

Each committee shall have its own written charter which shall comply with the applicable NYSE corporate governance rules, and other applicable laws, rules and regulations. The charters shall set forth the mission and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and reporting to the Board.

The Chair of each committee, in consultation with the committee members, shall determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chair of each committee, in consultation with the appropriate members of the committee and senior management, shall develop the committee’s agenda. At the beginning of the year, each committee shall establish a schedule of major topics to be discussed during the year (to the degree these can be foreseen). The agenda for each committee meeting shall be furnished to all Directors in advance of the meeting, and each independent Director may attend any meeting of any committee, whether or not he or she is a member of that committee.

The Board and each committee shall have the power to hire and fire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of senior management of the Company in advance.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Evaluation of Board Performance

The Nomination and Governance Committee shall conduct an annual review of Board performance, in accordance with guidelines recommended by the Committee and approved by the Board. This review shall include an overview of the talent base of the Board as a whole as well as an individual assessment of each outside Director’s qualification as independent under the NYSE corporate governance rules and all other applicable laws, rules and regulations regarding director independence; consideration of any changes in a Director’s responsibilities that may have occurred since the Director was first elected to the Board; and such other factors as may be determined by the Committee to be appropriate for review. Each of the standing committees (except the Executive Committee) shall conduct an annual evaluation of its own performance as provided in its charter. The results of the Board and committee evaluations shall be summarized and presented to the Board.

Attendance at Meetings

Directors are expected to attend the Company’s Annual Meeting of Stockholders, Board meetings and meetings of committees and subcommittees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and materials that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should be distributed to the Directors prior to the meeting, in order to provide time for review. The Chairman should establish a calendar of standard agenda items to be discussed at each meeting scheduled to be held over the course of the ensuing year, and, together with the Lead Director, shall establish the agenda for each Board meeting. Each Board member is free to suggest items for inclusion on the agenda or to raise subjects that are not on the agenda for that meeting. The non-management Directors shall meet in executive session at each Board meeting. The Lead Director shall preside at the executive sessions.

Annual Strategic Review

The Board shall review the Company’s long-term strategic plans and the principal issues that it expects the Company may face in the future during at least one Board meeting each year.

Communications

The Board believes that senior management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, at the request of the Board or senior management.

Director Access to Senior Management

Directors shall have full and free access to senior management and other employees of the Company. Any meetings or contacts that a Director wishes to initiate may be arranged through the CEO or the Secretary or directly by the Director. The Board welcomes regular attendance at each Board meeting by senior management of the Company. If the CEO wishes to have additional Company personnel attendees on a regular basis, this suggestion should be brought to the Board for approval.

Director Compensation

The form and amount of director compensation is determined by the Board based upon the recommendation of the Nomination and Governance Committee. The Nomination and Governance Committee shall conduct an annual review of director compensation. Directors who are employees of the Company shall not receive any compensation for their services as Directors. Directors who are not employees of the Company may not enter into any consulting arrangements with the Company without the prior approval of the Nomination and Governance Committee. Directors who serve on the Audit and Risk Management Committee shall not directly or indirectly provide or receive compensation for providing accounting, consulting, legal, investment banking or financial advisory services to the Company.

Charitable Contributions

If a Director, or an Immediate Family Member of a Director (see page Exhibit A-3 for definition) who shares the Director’s household, serves as a director, trustee or executive officer of a foundation, university or other non-profit organization (“Charitable Organization”) and such Charitable Organization receives contributions from the Company and/or the Citigroup Foundation, such contributions will be reported to the Nomination and Governance Committee at least annually.

Director Orientation and Continuing Education

The Company shall provide an orientation program for new Directors which shall include presentations by senior management on the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Conduct, its management structure and Executive Officers and its internal and independent auditors. The orientation program may also include visits to certain of the Company’s significant facilities, to the extent practical. The Company shall also make available continuing education programs for all members of the Board. All Directors are invited to participate in the orientation and continuing education programs.

Chairman and CEO Performance

The Personnel and Compensation Committee shall conduct an annual review of the Chairman’s and the CEO’s performance (unless the Chairman is a non-executive chairman), as set forth in its charter. The Board of Directors shall review the Personnel and Compensation Committee’s report in order to ensure that the Chairman and the CEO are providing the best leadership for the Company in the long and short term.

Succession Planning

The Nomination and Governance Committee, or a subcommittee thereof, shall make an annual report to the Board on succession planning. The entire Board shall work with the Nomination and Governance Committee, or a subcommittee thereof, to nominate and evaluate potential successors to the CEO. The CEO shall meet periodically with the Nomination and Governance Committee in order to make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Code of Conduct and Code of Ethics for Financial Professionals

The Company has adopted a Code of Conduct and other internal policies and guidelines designed to support the mission statement set forth above and to comply with the laws, rules and regulations that govern the Company’s business operations. The Code of Conduct applies to all employees of the Company and its subsidiaries, as well as to Directors, temporary workers and other independent contractors and consultants when engaged by or otherwise representing the Company and its interests. In addition, the Company has adopted a Code of Ethics for Financial Professionals, which applies to the principal executive officers of the Company and its reporting subsidiaries and all professionals worldwide serving in a finance, accounting, treasury, tax or investor relations role. The Nomination and Governance Committee shall monitor compliance with the Code of Conduct, the Code of Ethics for Financial Professionals and other internal policies and guidelines.

Recoupment of Unearned Compensation

If the Board learns of any misconduct by an Executive Officer that contributed to the Company having to restate all or a portion of its financial statements, it shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, punish the wrongdoer in a manner it deems appropriate. In determining what remedies to pursue, the Board shall take into account all relevant factors, including whether the restatement was the result of negligent, intentional or gross misconduct. The Board will, to the full extent permitted by governing law, in all appropriate cases, require reimbursement of any bonus or incentive compensation awarded to an Executive Officer or effect the cancellation of unvested restricted or deferred stock awards previously granted to the Executive Officer if: a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board could dismiss the Executive Officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the executive’s obligations to Citigroup as may fit the facts surrounding the particular case. The Board may, in determining the appropriate punishment factor take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The Board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such entities.

For the purposes of this Guideline, “Executive Officer” means any officer who has been designated an executive officer by the Board.

Insider Transactions

The Company does not generally purchase Company common stock from employees (except in connection with the routine administration of employee stock option and other equity compensation programs). Directors and Executive Officers may not trade shares of Company common stock during an administrative “blackout” period affecting the Company’s 401(k) plan or pension plan pursuant to which a majority of the Company’s employees are restricted from trading shares of Company common stock or transferring funds into or out of the Company common stock fund, subject to any legal or regulatory restrictions and the terms of the Company’s Personal Trading Policy.

Stock Options

The Company prohibits the repricing of stock options. All new equity compensation plans and material revisions to such plans shall be submitted to stockholders for approval.

Financial Services

To the extent ordinary course services, including brokerage services, banking services, loans, insurance services and other financial services, provided by the Company to any Director or Immediate Family Member of a Director, are not otherwise specifically prohibited under these Corporate Governance Guidelines or other policies of the Company, or by law or regulation, such services shall be provided on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates.

Personal Loans

Personal loans may be made or maintained by the Company to a Director, an Executive Officer (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934), or a member of the Operating Committee, or an Immediate Family Member who shares such person’s household, only if the loan: (a) is made in the ordinary course of business of the Company or one of its subsidiaries, is of a type that is generally made available to the public, and is on market terms, or terms that are no more favorable than those offered to the general public; (b) complies with applicable law, including the Sarbanes-Oxley Act of 2002 and Regulation O of the Board of Governors of the Federal Reserve; (c) when made does not involve more than the normal risk of collectibility or present other unfavorable features; and (d) is not classified by the Company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency (OCC) in its “Rating Credit Risk” Comptroller’s Handbook.

Investments/Transactions

All Related Party Transactions (see page Exhibit A-3 for definition) shall comply with the procedures outlined in the Company’s Policy on Related Party Transactions. Transactions (i) involving a Director (or an Immediate Family Member of a Director) or, (ii) if equal to or in excess of $50 million and involving an Executive Officer (or an Immediate Family Member of an Executive Officer) shall require the approval of the Nomination and Governance Committee of the Board. Transactions involving an Executive Officer (or an Immediate Family Member of an Executive Officer) valued at less than $50 million shall require the approval of the Transaction Review Committee.

The Company, its Executive Officers and any Immediate Family Member who shares an Executive Officer’s household, individually or in combination, shall not make any investment in a partnership or other privately held entity in which a Director is a principal or in a publicly traded company in which a Director owns or controls more than a 10% interest.

Except as otherwise provided by this section, a Director or Immediate Family Member of a Director may participate in ordinary course investment opportunities or partnerships offered or sponsored by the Company only on substantially similar terms as those for comparable transactions with similarly situated non-affiliated persons.

Executive Officers and Immediate Family Members who share an Executive Officer’s household may not invest in partnerships or other investment opportunities sponsored, or otherwise made available, by the Company unless their participation is approved in accordance with these Guidelines. Such approval shall not be required if the investment opportunity: (i) is offered to qualified employees and investment by Executive Officers is approved by the Personnel and Compensation Committee; (ii) is made available to an Executive Officer actively involved in a business unit, the principal activity of which is to make such investments on behalf of the Company, and is offered pursuant to a co-investment plan approved by the Personnel and Compensation Committee; or (iii) is offered to Executive Officers on the same terms as those offered to qualified persons who are not employees of the Company.

Except with the approval of the Nomination and Governance Committee, no Director or Executive Officer may invest in a third-party entity if the investment opportunity is made available to him or her as a result of such individual’s status as, respectively, a Director or an Executive Officer of the Company.

No Director or Immediate Family Member who shares a Director’s household shall receive an IPO allocation from a broker/dealer, including broker/dealers not affiliated with the Company.

Indemnification

The Company provides reasonable directors’ and officers’ liability insurance for the Directors and shall indemnify the Directors to the fullest extent permitted by law and the Company’s certificate of incorporation and by-laws.

Amendments

The Board may amend these Corporate Governance Guidelines, or grant waivers in exceptional circumstances, provided that any such modification or waiver may not be a violation of any applicable law, rule or regulation and further provided that any such modification or waiver is appropriately disclosed.

Exhibit “A” To Corporate Governance Guidelines

Director Independence Standards

A Director shall qualify as independent for purposes of service on the Board of the Company and its committees if the Board has determined that the Director has no material relationship with the Company, either directly or as an officer, partner or employee of an organization that has a relationship with the Company. A Director shall be deemed to have no material relationship with the Company and will qualify as independent provided that (a) the Director meets the Director Independence Standards and (b) if there exists any relationship or transaction of a type not specifically mentioned in the Director Independence Standards, the Board, taking into account all relevant facts and circumstances, determines that the existence of such other relationship or transaction is not material and would not impair the Director’s exercise of independent judgment.

These Director Independence Standards have been drafted to incorporate the independence requirements contained in the NYSE corporate governance rules and all other applicable laws, rules and regulations in effect from time to time and are intended to supplement the provisions contained in the Corporate Governance Guidelines. A fundamental premise of the Director Independence Standards is that any permitted transactions between the Company (including its subsidiaries and affiliates) and a Director, any Immediate Family Member of a Director or their respective Primary Business Affiliations (see page Exhibit A-3 for definition) shall be on arms-length, market terms.

Advisory, Consulting and Employment Arrangements

During any 12 month period within the last three years, neither a Director nor any Immediate Family Member of a Director shall have received from the Company, directly or indirectly, any compensation, fees or benefits in an amount greater than $100,000, other than amounts paid (a) pursuant to the Company’s Amended and Restated Compensation Plan for Non-Employee Directors or (b) to an Immediate Family Member of a Director who is a non-executive employee of the Company or another entity.

In addition, no member of the Audit and Risk Management Committee, nor any Immediate Family Member who shares such individual’s household, nor any entity in which an Audit and Risk Management Committee member is a partner, member or Executive Officer shall, within the last three years, have received any payment for accounting, consulting, legal, investment banking or financial advisory services provided to the Company.

Business Relationships

All business relationships, lending relationships, deposit and other banking relationships between the Company and a Director’s Primary Business Affiliation or the Primary Business Affiliation of an Immediate Family Member of a Director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

In addition, the aggregate amount of payments in any of the last three fiscal years by the Company to, and to the Company from, any company of which a Director is an Executive Officer or employee or where an Immediate Family Member of a Director is an Executive Officer, must not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues in any single fiscal year.

Loans may be made or maintained by the Company to a Director’s Primary Business Affiliation or the Primary Business Affiliation of an Immediate Family Member of a Director, only if the loan: (a) is made in

Exhibit A-1

the ordinary course of business of the Company or one of its subsidiaries, is of a type that is generally made available to other customers, and is on market terms, or terms that are no more favorable than those offered to other customers; (b) complies with applicable law, including the Sarbanes-Oxley Act of 2002, Regulation O of the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation (FDIC) Guidelines; (c) when made does not involve more than the normal risk of collectibility or present other unfavorable features; and (d) is not classified by the Company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency (OCC) in its “Rating Credit Risk” Comptroller’s Handbook.

Charitable Contributions

Annual contributions in any of the last three calendar years from the Company and/or the Citigroup Foundation to a foundation, university, or other non-profit organization (“Charitable Organization”) of which a Director, or an Immediate Family Member who shares the Director’s household, serves as a director, trustee or executive officer (other than the Citigroup Foundation and other Charitable Organizations sponsored by the Company) may not exceed the greater of $250,000 or 10% of the Charitable Organization’s annual consolidated gross revenue.

Employment/Affiliations

An outside Director shall not:

(i) be or have been an employee of the Company within the last three years;

(ii) be part of, or within the past three years have been part of, an interlocking directorate in which an Executive Officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed the Director as an Executive Officer; or

(iii) be or have been affiliated with or employed by a present or former outside auditor of the Company within the five-year period following the auditing relationship.

An outside Director may not have an Immediate Family Member who:

(i) is an Executive Officer of the Company or has been within the last three years;

(ii) is, or within the past three years has been, part of an interlocking directorate in which an Executive Officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed such Immediate Family Member as an Executive Officer; or

(iii) (A) is a current partner of the Company’s outside auditor, or a current employee of the Company’s outside auditor who participates in the auditor’s audit, assurance or tax compliance practice, or (B) was within the last three years (but is no longer) a partner of or employed by the Company’s outside auditor and personally worked on the Company’s audit within that time.

Immaterial Relationships and Transactions

The Board may determine that a Director is independent notwithstanding the existence of an immaterial relationship or transaction between the Company and (i) the Director, (ii) an Immediate Family Member of the Director or (iii) the Director’s or Immediate Family Member’s business or charitable affiliations, provided the Company’s Proxy Statement includes a specific description of such relationship as well as the basis for the Board’s determination that such relationship does not preclude a determination that the Director is independent. Relationships or transactions between the Company and (i) the Director, (ii) an Immediate Family Member of the Director or (iii) the Director’s or Immediate Family Member’s business or

Exhibit A-2

charitable affiliations that comply with the Corporate Governance Guidelines, including but not limited to the Director Independence Standards that are part of the Corporate Governance Guidelines and the sections titled Financial Services, Personal Loans and Investments/Transactions, are deemed to be categorically immaterial and do not require disclosure in the Proxy Statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

Definitions

For purposes of these Corporate Governance Guidelines, (i) the term “Immediate Family Member” means a Director’s or Executive Officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934) spouse, parents, step-parents, children, step-children, siblings, mother- and father-in law, sons- and daughters-in-law, and brothers and sisters-in-law and any person (other than a tenant or domestic employee) who shares the Director’s household; (ii) the term “Primary Business Affiliation” means an entity of which the Director or Executive Officer, or an Immediate Family Member of such a person, is an officer, partner or employee or in which the Director, Executive Officer or Immediate Family Member owns directly or indirectly at least a 5% equity interest; and (iii) the term “Related Party Transaction” means any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is a participant, and (c) any Related Person (any Director, any Executive Officer of the Company, any nominee for director, any shareholder owning in excess of 5% of the total equity of the Company, and any Immediate Family Member of any such person) has or will have a direct or indirect material interest.

Exhibit A-3

ANNEX B

CITIGROUP INC.

AUDIT AND RISK MANAGEMENT COMMITTEE CHARTER

as of February 28, 2008

Mission

The Audit and Risk Management Committee (“Committee”) of Citigroup Inc. (“Citigroup”) is a standing committee of the Board of Directors (“Board”). The purpose of the Committee is to assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of Citigroup’s financial statements and financial reporting process and Citigroup’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function — Audit and Risk Review (ARR); (iii) the annual independent integrated audit of Citigroup’s consolidated financial statements and internal control over financial reporting, the engagement of the independent registered public accounting firm (“independent auditors”) and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) policy standards and guidelines for risk assessment and risk management; (v) the compliance by Citigroup with legal and regulatory requirements, including Citigroup’s disclosure controls and procedures; and (vi) the fulfillment of the other responsibilities set out herein. The report of the Committee required by the rules of the Securities and Exchange Commission shall be included in Citigroup’s annual proxy statement.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that Citigroup’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Membership

The Committee shall be comprised of at least three members of the Board, and the members shall meet the independence, experience, and expertise requirements of the New York Stock Exchange and other applicable laws and regulations (including the Sarbanes-Oxley Act of 2002).

At least one member of the Committee will qualify as an audit committee financial expert as defined by the Securities and Exchange Commission. The members of the Committee and the Committee Chair shall be appointed by, and may be removed by, the Board on the recommendation of the Nomination and Governance Committee. Committee membership shall be rotated periodically, and the Committee Chair shall be rotated periodically, at the recommendation of the Nomination and Governance Committee.

Authority

The Committee shall have the sole authority to select, evaluate, appoint, and replace the independent auditors (subject to stockholder ratification) and shall approve in advance all audit engagement fees and terms and all audit-related, tax and other engagements with the independent auditors. The Committee shall consult with management, but shall not delegate these responsibilities. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Committee. Citigroup shall provide funding, as determined by the Committee, for payment of compensation to the independent auditors, any advisors employed by the Committee and ordinary administrative expenses of the Committee. The Committee may form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate. Each subcommittee shall have the full power and authority of the Committee.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

Meetings and Access

•	Meet as often as it determines, but not less frequently than quarterly.

•	Meet separately, periodically, with management, ARR, Risk Management and independent auditors.

•	Regularly report to the Board on the Committee’s activities.

•	Annually review and report to the Board on its own performance.

•	Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Financial Statement, Disclosure and Risk Management Matters

•

Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (MD&A), and recommend to the Board whether the audited financial statements should be included in Citigroup’s Form 10-K.

•

Review and discuss with management and the independent auditors the quarterly financial statements, including disclosures made in MD&A and the results of the independent auditors’ reviews of the quarterly financial statements, prior to the filing of Citigroup’s Form 10-Q.

•

Discuss generally Citigroup’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which Citigroup may provide earnings guidance.

•

Receive a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the 10-K and 10-Q’s about (1) any significant deficiencies and material weaknesses in design or operation of internal controls over financial reporting and (2) any fraud, whether or not material, involving management or other employees who have a significant role in Citigroup’s internal controls.

•	Review and discuss periodically reports from the independent auditors on, among other things, certain:

➢	Critical accounting policies and practices to be used;

➢	Alternative treatments of financial information within generally accepted accounting principles;

➢	Other material written communications between the independent auditors and management, such as any management letter and Citigroup’s response to such letter or schedule of unadjusted differences; and

➢

Difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and communications between the audit team and the audit firm’s national office with respect to difficult auditing or accounting issues presented by the engagement.

•	Review and discuss with management and the independent auditors, at least annually:

➢	Developments and issues with respect to reserves;

➢	Regulatory and accounting initiatives, as well as off-balance sheet structures, and their effect on Citigroup’s financial statements; and

➢

Accounting policies used in the preparation of Citigroup’s financial statements (specifically those policies for which management is required to exercise discretion or judgment regarding the implementation thereof).

•

Review with management its evaluation of Citigroup’s internal control structure and procedures for financial reporting and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such internal controls and procedures, including any significant deficiencies or material weaknesses in such controls and procedures.

•

Annually review and discuss with management and the independent Auditors (1) Management’s assessment of the effectiveness of Citigroup’s internal control structure and procedures for financial reporting and (2) the independent auditors’ report on the effectiveness of Citigroup’s internal control over financial reporting related to Section 404 of the Sarbanes-Oxley Act of 2002.

•	Annually review and approve management’s evaluation of the effectiveness of the bank’s advanced systems for the calculation of risk-based capital requirements.

•

Discuss with management Citigroup’s major credit, market, liquidity and operational risk exposures and the steps management has taken to monitor and control such exposures, including Citigroup’s risk assessment and risk management policies.

•

Establish procedures for the receipt, retention, and treatment of complaints received by Citigroup regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of Citigroup of concerns regarding questionable accounting or auditing matters.

Oversight of Citigroup’s Relationship with the Independent Auditors

•	Receive and discuss a report from the independent auditors at least annually regarding:

➢	The independent auditors’ internal quality-control procedures;

➢

Any material issues raised by the most recent quality-control review, or peer review (if applicable), of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors;

➢	Any steps taken to deal with any such issues;

➢	All relationships between the independent auditors and Citigroup, in order to assess the independent auditors’ independence; and

➢	Key staffing and lead audit partner rotation plans.

•

Approve guidelines for the retention of the independent auditors for any non-audit services and determine procedures for the approval of audit, audit-related, tax and other services in advance. In accordance with such procedures, the Committee shall approve in advance any audit, audit-related, tax, and other services provided to Citigroup by the independent auditors. Pre-approval authority may be delegated to one or more members of the Committee.

•	Review and discuss the scope and plan of the independent audit.

•

Evaluate the qualifications, performance and independence of the independent auditors, including whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and ARR. This shall include a review and discussion of the annual communication as to independence delivered by the independent auditors (Independence Standards Board Standard No. 1 — “Independence Discussions with Audit Committees”). The Committee shall present its conclusions to the Board, and if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditors.

•	Recommend to the Board policies for Citigroup’s hiring of employees or former employees of the independent auditors.

Oversight of Audit and Risk Review

•	Review and approve the appointment and replacement of the Chief Auditor who shall report directly to the Committee.

•	Review and discuss the ARR findings that have been reported to management, management’s responses, and the progress of the related corrective action plans.

•

Review and evaluate the adequacy of the work performed by the Chief Auditor and ARR, and ensure that ARR is independent and has adequate resources to fulfill its duties, including implementation of the annual audit plan.

Compliance Oversight Responsibilities

•

Review periodically with management, including the Citigroup chief risk officer, the chief compliance officer and the general counsel, and the independent auditors, any correspondence with, or other action by, regulators or governmental agencies, any material legal affairs of Citigroup and Citigroup’s compliance with applicable law and listing standards.

•	Review and discuss the report of the Chief Auditor regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of Citigroup’s senior management.

•

Receive and discuss reports from management on an annual and/or as needed basis relating to: compliance at Citigroup (including anti-money laundering, regulatory and fiduciary compliance); significant reported ethics violations; compliance with regulatory internal control and compliance reporting requirements; compliance with OCC Bulletin 97-23 (business resumption and contingency planning); tax developments and issues; fraud and operating losses; technology and information security; and Citigroup and subsidiaries’ insurance.

ANNEX C

CITIGROUP INC.

NOMINATION AND GOVERNANCE COMMITTEE CHARTER

as of February 28, 2008

Mission

The Nomination and Governance Committee (the “Committee”) takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines applicable to the Company and monitoring Company compliance with said policies and Guidelines.

The Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders. It leads the Board in its annual review of the Board’s performance and recommends to the Board director candidates for each committee for appointment by the Board.

Membership

The members of the Committee shall (a) meet the independence requirements of the New York Stock Exchange corporate governance rules and all other applicable laws, rules and regulations governing director independence, as determined by the Board; (b) qualify as “non-employee directors” as defined under Section 16 of the Securities Exchange Act; and (c) qualify as “outside directors” under Section 162(m) of the Internal Revenue Code. Members of the Committee and the Committee Chair shall be appointed by and may be removed by the Board on the recommendation of the Committee.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

•

Review and assess the adequacy of the Company’s policies and practices on corporate governance including the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

•

Review and assess the adequacy of the Company’s Code of Conduct, the Code of Ethics for Financial Professionals and other internal policies and guidelines and monitor that the principles described therein are being incorporated into the Company’s culture and business practices.

•	Review requests for any waiver of the Company’s Code of Conduct and recommend to the Board whether a particular waiver should be granted.

•

Review the Company’s business practices, particularly as they relate to preserving the good reputation of the Company. The Company’s internal Business Practices Committee shall provide reports to the Committee or to the Board at least annually. The Chair of the Business Practices Committee shall be invited to attend meetings of the Committee, at the request of the Chair of the Committee.

•

Review the appropriateness of the size of the Board relative to its various responsibilities. Review the overall composition of the Board, taking into consideration such factors as business experience and specific areas of expertise of each Board member, and make recommendations to the Board as necessary.

C-1

•

In consultation with the Board and the CEO, either the Committee as a whole or a subcommittee thereof shall, as part of its executive succession planning process, evaluate and nominate potential successors to the CEO. The Committee will also provide an annual report to the Board on CEO succession.

•	Develop appropriate criteria and make recommendations to the Board regarding the independence of directors and nominees.

•

Recommend to the Board the number, identity and responsibilities of Board committees and the Chair and members of each committee. This shall include advising the Board on committee appointments and removal from committees or from the Board, rotation of committee members and Chairs and committee structure and operations.

•	Review the adequacy of the charters adopted by each committee of the Board, and recommend changes as necessary.

•

Assist the Board in developing criteria for identifying and selecting qualified individuals who may be nominated for election to the Board, which shall reflect at a minimum all applicable laws, rules, regulations and listing standards.

•	Recommend to the Board the slate of nominees for election to the Board at the Company’s annual meeting of stockholders.

•	As the need arises to fill vacancies, actively seek individuals qualified to become Board members for recommendation to the Board.

•	Consider nominations for Board membership recommended by security holders.

•	Periodically review and recommend to the Board the compensation structure for non-employee directors for Board and committee service.

•	Periodically assess the effectiveness of the Board of Directors in meeting its responsibilities, representing the long-term interests of stockholders.

•	Report annually to the Board with an assessment of the Board’s performance.

•	Review adherence by directors to corporate guidelines regarding transactions with the Company and insure that the Transaction Review Committee reports to the Committee on any transaction it reviews.

•	Monitor the orientation and continuing education programs for directors.

•	Conduct an annual review of the Committee’s performance and report the results to the Board, periodically assess the adequacy of its charter and recommend changes to the Board as needed.

•	Regularly report to the Board on the Committee’s activities.

•

Obtain advice and assistance, as needed, from internal or external legal counsel, accounting firms, search firms or other advisors, with the sole authority to retain, terminate and negotiate the terms and conditions of the assignment.

•	Delegate responsibility to subcommittees of the Committee as necessary or appropriate.

•	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

C-2

ANNEX D

CITIGROUP INC.

PERSONNEL AND COMPENSATION COMMITTEE CHARTER

as of February 28, 2008

Mission

The Personnel and Compensation Committee (the “Committee”) is responsible for determining the compensation for the Office of the Chairman and the Chief Executive Officer and approving the compensation structure for senior management, including members of the business planning groups, the most senior managers of corporate staff and other highly paid professionals, in accordance with guidelines established by the Committee from time to time. The Committee will produce an annual report for inclusion in the Company’s proxy statement. Further, the Committee approves broad-based and special compensation plans across the Company.

Additionally, the Committee will regularly review the Company’s management resources, succession planning and development activities, as well as the performance of senior management. The Committee is charged with monitoring the Company’s performance toward meeting its goals on employee diversity.

Membership

The Committee shall consist of at least three members of the Board of Directors, each of whom shall (a) meet the independence requirements of the New York Stock Exchange corporate governance rules and all other applicable laws, rules and regulations governing director independence, as determined by the Board; (b) qualify as “non-employee directors” as defined under Section 16 of the Securities Exchange Act; and (c) qualify as “outside directors” under Section 162(m) of the Internal Revenue Code. Members of the Committee and the Committee Chair shall be appointed by and may be removed by the Board on the recommendation of the Nomination and Governance Committee.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

•

Annually review and approve corporate goals and objectives relevant to the Office of the Chairman and the Chief Executive Officer (“CEO”) compensation, evaluate the Chairman’s and the CEO’s performance in light of these goals and objectives, and provide a report thereon to the Board.

•

Annually review and determine, reflecting the advice of an independent compensation consultant, base salary, incentive compensation and long-term compensation for the Chairman and the CEO, and report the Committee’s determination to the Board. In determining long-term incentive compensation of the Chairman and the CEO, the Committee shall consider, among other factors, the Company’s performance, the individual’s performance, relative stockholder return, the value of similar incentive awards to individuals at these positions at comparable companies and, if appropriate, the awards given to the Chairman and the CEO in past years.

•	Annually review and approve, reflecting the advice of an independent compensation consultant, base salary, incentive compensation and long-term incentive compensation for senior management.

D-1

•

Annually review and discuss the Compensation Discussion and Analysis with management, and, if appropriate, recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s filings with the Securities and Exchange Commission.

•	Prepare an annual report for inclusion in the Company’s proxy statement.

•

Review executive officer compensation for compliance with Section 16 of the Securities Exchange Act and Section 162(m) of the Internal Revenue Code, as each may be amended from time to time, and, if appropriate, any other applicable laws, rules and regulations.

•

In consultation with the CEO, review the talent development process within the Company to ensure it is effectively managed. Senior management will provide a report to the Committee regarding its talent and performance review process for key Operating Committee members and other high potential individuals. The purpose of the performance and talent review is to ensure that there is a sufficient pool of qualified internal candidates to fill senior and leadership positions and to identify opportunities, performance gaps and next steps as part of the Company’s executive succession planning and development process, all of which shall be reviewed with the Committee.

•	Annually review employee compensation strategies, benefits and equity programs.

•	Review and approve employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits.

•	Annually review, in conjunction with the Public Affairs Committee, the Company’s progress in meeting diversity goals with respect to the employee population.

•	Conduct an annual review of the Committee’s performance, periodically assess the adequacy of its charter and recommend changes to the Board as needed.

•	Regularly report to the Board on the Committee’s activities.

•

Obtain advice and assistance, as needed, from internal or external legal counsel, accounting firms, search firms, compensation specialists or other advisors, with the sole authority to retain, terminate and negotiate the terms and conditions of the assignment.

•	Delegate responsibility to subcommittees of the Committee as necessary or appropriate.

•	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

D-2

ANNEX E

CITIGROUP INC.

PUBLIC AFFAIRS COMMITTEE CHARTER

as of February 28, 2008

Mission

The Public Affairs Committee (the “Committee”) is responsible for (i) reviewing the Company’s policies and programs that relate to public issues of significance to the Company and the public at large and (ii) reviewing the Company’s relationships with external constituencies and issues that impact the Company’s reputation.

Membership

The Committee shall consist of three or more non-management members of the Board of Directors. Members of the Committee and the Committee Chair shall be appointed by and may be removed by the Board on the recommendation of the Nomination and Governance Committee.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

•	Review the state of the Company’s relationships with external constituencies, how those constituencies view the Company and the issues raised by them.

•	Review the public policy and reputation issues facing Citi.

•	Review political contributions made by the Company and charitable contributions made by the Company and the Citi Foundation.

•	Review Community Reinvestment Act performance and compliance with fair lending practices.

•	Review shareholder proposals, management responses and other shareholder activism issues.

•	Review the Company’s policies and practices regarding supplier diversity.

•	Review the Company’s sustainability policies and programs, including the environment and human rights.

•	Conduct an annual review of the Committee’s performance and report the results to the Board, periodically assess the adequacy of its charter and recommend changes to the Board as needed.

•	Regularly report to the Board on the Committee’s activities.

•

Obtain advice and assistance, as needed, from internal or external legal counsel, or other advisors, with the sole authority to retain, terminate and negotiate the terms and conditions of the assignment.

•	Delegate responsibility to subcommittees of the Committee as necessary or appropriate.

•	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

E-1

CITIGROUP INC. P.O. BOX 990041 HARTFORD, CT 06199-0041

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Citigroup Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Citigroup Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

To view or print a copy of the Proxy Statement or Annual Report on Form 10-K, go to http://www.citigroup.com/ citigroup/corporategovernance/ar.htm.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CITIG1	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

CITIGROUP INC.	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote
FOR Proposals 1 and 2.			For	Against	Abstain				For	Against	Abstain
1.	Proposal to elect 14 directors
	1a.	C. Michael Armstrong	☐	☐	☐		1i.	Vikram Pandit	☐	☐	☐

	1b.	Alain J.P. Belda	☐	☐	☐		1j.	Richard D. Parsons	☐	☐	☐

	1c.	Sir Winfried Bischoff	☐	☐	☐		1k.	Judith Rodin	☐	☐	☐

	1d.	Kenneth T. Derr	☐	☐	☐		1l.	Robert E. Rubin	☐	☐	☐

	1e.	John M. Deutch	☐	☐	☐		1m.	Robert L. Ryan	☐	☐	☐

	1f.	Roberto Hernández Ramirez	☐	☐	☐		1n.	Franklin A. Thomas	☐	☐	☐

	1g.	Andrew N. Liveris	☐	☐	☐	2.	Proposal to ratify the selection of KPMG LLP as Citigroup’s independent registered public accounting firm for 2008.		☐	☐	☐
	1h.	Anne Mulcahy	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 3 through 12.		For	Against	Abstain			For	Against	Abstain

3.	Stockholder proposal requesting a report on prior governmental service of certain individuals.	☐	☐	☐	8.	Stockholder proposal requesting the adoption of certain employment principles for executive officers.	☐	☐	☐

4.	Stockholder proposal requesting a report on political contributions.	☐	☐	☐	9.	Stockholder proposal requesting that Citi amend its GHG emissions policies.	☐	☐	☐

5.	Stockholder proposal requesting that executive compensation be limited to 100 times the average compensation paid to worldwide employees.	☐	☐	☐	10.	Stockholder proposal requesting a report on how investment policies address or could address human rights issues.	☐	☐	☐

6.	Stockholder proposal requesting that two candidates be nominated for each board position.	☐	☐	☐	11.	Stockholder proposal requesting an independent board chairman.	☐	☐	☐

7.	Stockholder proposal requesting a report on the Equator Principles.	☐	☐	☐	12.	Stockholder proposal requesting an advisory vote to ratify executive compensation.	☐	☐	☐

	Yes	No
Please indicate if you would like to keep your vote confidential under the current policy	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

2008 Annual Meeting of Stockholders

April 22, 2008 at 10:00 a.m. at

The Hilton New York, 1335 Avenue of the Americas, New York, New York

The entrance to the Hilton is on Avenue of the Americas (6th Ave.) between West 53rd Street and West 54th Street.

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you submit your proxy by telephone or Internet, do not return your proxy card.

Thank you for your proxy submission.

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CITIGROUP INC.
Proxy Solicited on Behalf of the Board of Directors
of Citigroup Inc. for the Annual Meeting, April 22, 2008

The undersigned hereby constitutes and appoints Sir Winfried Bischoff, Vikram Pandit and Michael S. Helfer, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Citigroup Inc. (“Citigroup”) to be held at the Hilton New York, 1335 Avenue of the Americas, New York, New York, on Tuesday, April 22, 2008, at 10:00 a.m. local time and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

If shares of Citigroup Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Citigroup Common Stock in the undersigned’s name and/or account under such Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and AGAINST Proposals 3-12 and will be voted in the discretion of the proxies (or, in the case of a Voting Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Annual Meeting.

The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof. NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE